The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

           The information in this preliminary prospectus supplement may be amended or completed, Dated December 13, 2005

          PRELIMINARY PROSPECTUS SUPPLEMENT dated December [__], 2005
                    (to Prospectus dated September 26, 2005)

    Filed pursuant to Rule 433(d) - Registration Statement No. 333-127352-01

                           $834,435,000 (Approximate)

                        SOUNDVIEW HOME LOAN TRUST 2005-4
                    ASSET-BACKED CERTIFICATES, SERIES 2005-4

                        FINANCIAL ASSET SECURITIES CORP.
                                    Depositor
                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                       COUNTRYWIDE HOME LOANS SERVICING LP
                     NATIONAL CITY HOME LOAN SERVICES, INC.
                                    Servicers

----------------------------------------

Consider   carefully  the  risk  factors
beginning   on   page   S-14   in   this
prospectus supplement and on page 6 in the prospectus.

The certificates  represent  obligations
of the trust  only and do not  represent
an   interest   in  or   obligation   of
Financial   Asset   Securities    Corp.,
JPMorgan     Chase    Bank,     National
Association,  National  City  Home  Loan
Services,  Inc.,  Countrywide Home Loans
Servicing LP, NovaStar  Mortgage,  Inc.,
First    Franklin    Financial    Corp.,
Countrywide Home Loans,  Inc.,  Meritage
Mortgage Corporation, WMC Mortgage Corp.
Accredited   Home   Lenders,   Inc.  and
Decision One Mortgage Company LLC, or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

----------------------------------------

      Only the fifteen classes of certificates identified below are being offered by this prospectus supplement and the accompanying prospectus.

      The Offered Certificates

o Represent ownership interests in a trust consisting of a pool of first and second lien, fixed-rate and adjustable-rate residential mortgage loans. The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances at origination that conform to Fannie Mae and Freddie Mac loan limits and one consisting of mortgage loans with principal balances at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits.

o The offered certificates will accrue interest at a rate equal to one-month LIBOR plus the related fixed margin, subject to certain limitations described in this prospectus supplement.

      Credit Enhancement

o     Subordination   as  described   in  this   prospectus   supplement   under
      "Description of the Certificates Subordination."

o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

o     Excess  Interest  as  described  in  this  prospectus   supplement   under
      "Description of the Certificates--Overcollateralization Provisions."

o An interest rate swap agreement as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account"


                             Original Certificate       Pass-Through
          Class              Principal Balance(1)         Rate(2)
      --------------        ----------------------     --------------
        Class I-A1              $331,971,000              Variable
       Class II-A1              $166,699,000              Variable
       Class II-A2              $ 46,020,000              Variable
       Class II-A3              $ 75,247,000              Variable
       Class II-A4              $ 36,572,000              Variable
        Class M-1A              $ 26,784,000              Variable
        Class M-1B              $ 13,392,000              Variable
        Class M-2               $ 32,671,000              Variable
        Class M-3               $ 20,309,000              Variable
        Class M-4               $ 18,102,000              Variable
        Class M-5               $ 17,219,000              Variable
        Class M-6               $ 15,011,000              Variable
        Class M-7               $ 12,362,000              Variable
        Class M-8               $ 11,921,000              Variable
        Class M-9               $ 10,155,000              Variable

----------
(1) Approximate. The original certificate principal balances are subject to a variance of plus or minus 5%.
(2)   Determined     as     described     under      "Description     of     the
      Certificates--Pass-Through Rates" in this prospectus supplement and subject to limitation or increase under certain circumstances.

Greenwich Capital Markets, Inc. and Countrywide Securities Corporation (the "Underwriters") will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the offered certificates, before deducting expenses and underwriting fees, will be approximately $[__]. The Underwriters' commission will be any positive difference between the price they pay to the Depositor for the offered certificates and the amount they receive from the sale of such certificates to the public. See "Method of Distribution" in this prospectus supplement.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System, on or about December 21, 2005.


RBS Greenwich Capital                         Countrywide Securities Corporation

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                            ----

SUMMARY OF TERMS.............................................................S-4

RISK FACTORS................................................................S-14

THE MORTGAGE POOL...........................................................S-25

THE ORIGINATORS.............................................................S-54

THE SELLER..................................................................S-66

THE POOLING AGREEMENT.......................................................S-66

DESCRIPTION OF THE CERTIFICATES.............................................S-79

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..............................S-107

USE OF PROCEEDS............................................................S-127

FEDERAL INCOME TAX CONSEQUENCES............................................S-127

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS..................................S-130

LEGAL INVESTMENT CONSIDERATIONS............................................S-132

METHOD OF DISTRIBUTION.....................................................S-132

LEGAL MATTERS..............................................................S-133

RATINGS....................................................................S-133

ANNEX I......................................................................I-1

ANNEX II....................................................................II-1

ANNEX III..................................................................III-1

--------------------------------------------------------------------------------

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each
Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.


                                      S-3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Offered Certificates

On the Closing Date, Soundview Home Loan Trust 2005-4 will issue twenty-one classes of certificates, fifteen of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist of a pool of fixed-rate and adjustable-rate, first and second lien mortgage loans having the characteristics described in this prospectus supplement. The Class I-A1 Certificates, Class II-A1 Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates, the Class II-A4 Certificates, the Class M-1A Certificates, the Class M-1B Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates are the only classes of offered certificates.

The offered certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $25,000; provided that offered certificates must be purchased in minimum total investments of $100,000 per class.

Other Certificates

The trust will issue six additional classes of certificates. These certificates will be designated as the Class M-10 Certificates, the Class M-11 Certificates, the Class C Certificates, the Class P Certificates, the Class R Certificates and the Class R-X Certificates and are not being offered to the public by this prospectus supplement and the prospectus.

The Class M-10 Certificates and the Class M-11 Certificates are subordinate to the Offered Certificates. The Class M-10 Certificates have an initial certificate principal balance of $7,505,000. The Class M-11 Certificates have an initial certificate principal balance of $8,830,000. The Class M-10 and Class M-11 Certificates will be sold by the Depositor to Greenwich Capital Markets, Inc. on the closing date.

The Class C Certificates will have an initial certificate principal balance of approximately $32,229,900, which is approximately equal to the initial overcollateralization required by the pooling agreement. The Class C Certificates initially evidence an interest of approximately 3.65% in the trust. The Class C Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

The Class P Certificates will have an original certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

The Class R Certificates and the Class R-X Certificates will not have original certificate principal balances and are the classes of certificates representing the residual interests in the trust. The Class R Certificates and the Class R-X Certificates will be sold to Greenwich Capital Markets, Inc. on the closing date.

We refer you to "Description of the Certificates-- General," "--Book-Entry Certificates" and "The Mortgage Pool" in this prospectus supplement.


                                      S-4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cut-off Date

November 1, 2005. The Additional Mortgage Loans will have a cut-off date of December 1, 2005.

Subsequent Cut-off Date

For mortgage loans to be purchased by the Trustee on behalf of the trust after the Closing Date, the later of the first day of the month in which such purchase will take place and the origination date of such mortgage loan.

Closing Date

On or about December 21, 2005.

The Depositor

Financial Asset Securities Corp., a Delaware corporation and an affiliate of Greenwich Capital Markets, Inc. We refer you to "The Depositor" in the prospectus for additional information.

Servicers

Countrywide Home Loans Servicing LP, a Texas limited partnership ("Countrywide Servicing"), JPMorgan Chase Bank, National Association, a national banking association ("JPMorgan") and National City Home Loan Services, Inc., a Delaware corporation ("NCHLS"). Countrywide Servicing will service the mortgage loans originated by Countrywide Home Loans, Inc., NCHLS will service certain mortgage loans originated by First Franklin Financial Corporation and JPMorgan will service the remaining mortgage loans. Any obligation specified to be performed by the master servicer in the prospectus is an obligation to be performed by the related Servicer with respect to the Mortgage Loans serviced by it. We refer you to "The Pooling Agreement--The Servicers" in this prospectus supplement for additional information.

Originators

Accredited Home Lenders, Inc., Countrywide Home Loans, Inc., Decision One Mortgage Company LLC, First Franklin Financial Corp., a division of National City Bank of Indiana, Meritage Mortgage Corporation, NovaStar Mortgage, Inc. and WMC Mortgage Corp. originated or acquired the mortgage loans. We refer you to "The Originators" in this prospectus supplement for additional information.

Seller

Greenwich Capital Financial Products, Inc., a Delaware corporation. We refer you to "The Seller" in this prospectus supplement for additional information.

Trustee

Deutsche Bank National Trust Company, a national banking association. We refer you to "The Pooling Agreement--The Trustee and the Custodians" in this prospectus supplement for additional information.

Custodians

The Bank of New York, a New York banking corporation, Deutsche Bank National Trust Company, a national banking association and Wells Fargo Bank, N.A., a national banking association. We refer you to "The Pooling Agreement--The Trustee and the Custodians" in this prospectus supplement for additional information.

Credit Risk Manager

Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company, a Colorado corporation. We refer you to "The Pooling Agreement--The Credit Risk Manager" in this prospectus supplement for additional information.

NIMS Insurer

One or more insurance companies (together, the "NIMS Insurer") may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class C Certificates and the Class P Certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders. We refer you to "Risk Factors--Rights of NIMS Insurer" in this prospectus supplement for additional information.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.


                                      S-5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o     Offered Certificates

            Class A Certificates and Mezzanine Certificates (other than Class M-10 Certificates and Class M-11 Certificates).

      o     Class A Certificates

            Class I-A1 Certificates, Class II-A1 Certificates, Class II-A2 Certificates, Class II-A3 and Class II-A-4 Certificates.

      o     Mezzanine Certificates

            Class M-1A Certificates, Class M-1B Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

      o     Class M-1 Certificates

            Class M-1A Certificates and Class M-1B Certificates.

      o     Subordinate Certificates

            Mezzanine Certificates and Class C Certificates.

      o     Floating Rate Certificates

            Class A Certificates and Mezzanine Certificates.

      o     Group I Certificates

            Class I-A1 Certificates. Except under the circumstances described under "Description of the Certificates--Allocation of Available
            Funds," the Group I Certificates will receive their distributions from Loan Group I.

      o     Group II Certificates

            Class II-A1 Certificates, Class II-A2 Certificates, Class II-A3 Certificates and Class II-A4 Certificates. Except under the circumstances described under "Description of the
            Certificates--Allocation of Available Funds", the Group II Certificates will receive their distributions from Loan Group II.

      o     Residual Certificates

            Class R Certificates and Class R-X Certificates.

Mortgage Loans

On the Closing Date the trust will acquire a pool of first and second lien, fixed-rate and adjustable-rate mortgage loans that will be divided into two loan groups, Loan Group I and Loan Group II (each, a "Loan Group"). Loan Group I will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conform to Fannie Mae and Freddie Mac loan limits and Loan Group II will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits. In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from Loan Group I because they did not meet Fannie Mae or Freddie Mac criteria (including published guidelines) for factors other than principal balance.

The mortgage loans in the trust as of the Closing Date will consist of approximately 3,287 mortgage loans described in this prospectus supplement and having an aggregate principal balance as of the Cut-off Date of approximately $600,301,230 (the "Initial Mortgage Loans").

The Group I Mortgage Loans will consist of approximately 2,127 initial mortgage loans described in this prospectus supplement having an aggregate principal balance as of the Cut-off Date of approximately $283,159,882 (the "Initial Group I Mortgage Loans"), additional first and second lien, fixed-rate and adjustable-rate mortgage loans that have principal balances that conform to Freddie Mac loan limits at origination that will be included in Loan Group I on the Closing Date (the "Additional Group I Mortgage Loans") and any subsequent first and second lien, fixed-rate and adjustable-rate mortgage loans that have principal balances that conform to Freddie Mac loan limits at origination that will be included in Loan Group I after the Closing Date (the "Subsequent Group I Mortgage Loans"; and together with the Initial Group I Mortgage Loans and the Additional Group I Mortgage Loans, the "Group I Mortgage Loans").


                                      S-6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Group II Mortgage Loans will consist of approximately 1,160 initial mortgage loans described in this prospectus supplement having an aggregate principal balance as of the Cut-off Date of approximately $317,141,347 (the "Initial Group II Mortgage Loans"), additional first and second lien, fixed-rate and adjustable-rate mortgage loans that have principal balances that may or may not conform to Freddie Mac loan limits at origination that will be included in Loan Group II on the Closing Date (the "Additional Group II Mortgage Loans"; together with the Additional Group I Mortgage Loans, the "Additional Mortgage Loans"; and together with the Initial Mortgage Loans, the "Closing Date" Mortgage Loans) and any subsequent first and second lien, fixed-rate and adjustable-rate mortgage loans that have principal balances that may or may not conform to Freddie Mac loan limits at origination that will be included in Loan Group II after the Closing Date (the "Subsequent Group II Mortgage Loans"; together with the Initial Group II Mortgage Loans and the Additional Group II Mortgage Loans, the "Group II Mortgage Loans"; and together with the Group I Mortgage Loans, the "Mortgage Loans").

The statistical information in this prospectus supplement reflects the characteristics of the Initial Mortgage Loans as of the Cut-off Date. After the date of this prospectus supplement and on or prior to the Closing Date, Additional Mortgage Loans will be added to the Mortgage Pool and some Initial Mortgage Loans may be removed from the mortgage pool, as described under "The Mortgage Pool" in this prospectus supplement. The statistical information as of the Closing Date for the actual pool of Mortgage Loans may therefore vary somewhat from the statistical information for the Initial Mortgage Loans presented in this prospectus supplement. Any statistic presented on a weighted average basis or any statistic based on a particular loan group or all of the mortgage loans is subject to a variance of plus or minus 5%.

The Initial Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Mortgage Loans with Prepayment Charges:            71.47%

Fixed-Rate Mortgage Loans:                         17.02%

Adjustable-Rate Mortgage Loans:                    82.98%

Interest Only Mortgage Loans:                      41.06%


Range of Remaining Term to Stated                  114 months to
Maturities:                                        357 months

Weighted Average Remaining Term to
Stated Maturity:                                   347 months

                                                   $11,650 to
Range of Original Principal Balances:              $1,120,000


Average Original Principal Balance:                $183,146

                                                   $11,620 to
Range of Outstanding Principal Balances:           $1,120,000

Average Outstanding Principal Balance:             $182,629

Range of Current Mortgage Rates:                   4.320% to 13.000%

Weighted Average Current Mortgage Rate:            7.059%

Weighted Average Gross Margin of the
Adjustable-Rate Mortgage Loans:                    5.874%

Weighted Average Maximum Mortgage Rate
of the Adjustable-Rate Mortgage Loans:             13.659%

Weighted Average Minimum Mortgage Rate
of the Adjustable-Rate Mortgage Loans:             6.971%

Weighted Average Initial Rate
Adjustment  Cap of  the  Adjustable-Rate
Mortgage Loans:                                    2.623%

Weighted Average Periodic Rate
Adjustment Cap of the Adjustable-Rate
Mortgage Loans:                                    1.125%

Weighted Average Time Until Next
Adjustment Date for the Adjustable-Rate
Mortgage Loans:                                    22 months

Geographic Concentration in Excess of 5%:

         California                                32.04%
         Florida                                   9.35%
         New York                                  6.90%

The Initial Group I Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Group I Mortgage Loans with Prepayment             69.95%
Charges:

Fixed-Rate Group I Mortgage Loans:                 20.30%

Adjustable-Rate Group I Mortgage Loans:            79.70%

Interest Only Group I Mortgage Loans:              24.10%


Range of Remaining Term                            114 months to
to Stated Maturities:                              357 months

Weighted Average Remaining Term to
Stated Maturity:                                   348 months

                                                   $13,980 to
Range of Original Principal Balances:              $640,000

Average Original Principal Balance:                $133,614

Range of Outstanding Principal                     $13,938 to
Balances:                                          $640,000

Average Outstanding Principal Balance:             $133,126

                                                   4.320% to
Range of Current Mortgage Rates:                   12.990%

Weighted Average Current Mortgage Rate:            7.298%


                                      S-7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Weighted Average Gross Margin of the
Adjustable-Rate Group I Mortgage Loans:            5.939%

Weighted Average Maximum Mortgage Rate
of the Adjustable-Rate Group I
Mortgage Loans:                                    14.077%

Weighted Average Minimum Mortgage Rate
of the Adjustable-Rate Group I
Mortgage Loans:                                    7.277%

Weighted Average Initial Rate
Adjustment Cap of the Adjustable-Rate
Group I Mortgage Loans:                            2.683%

Weighted Average Periodic Rate
Adjustment Cap of the Adjustable-Rate
Group I Mortgage Loans:                            1.108%

Weighted Average Time Until Next
Adjustment Date for the
Adjustable-Rate Group I Mortgage Loans:            22 months

Geographic Concentration in Excess of 5%:
         California                                16.47%
         Florida                                   9.32%
         New York                                  8.05%
         Ohio                                      6.66%
         Illinois                                  5.97%

The Initial Group II Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Group II Mortgage Loans with Prepayment
Charges:                                           72.82%

Fixed-Rate Group II Mortgage Loans:                14.10%

Adjustable-Rate Group II Mortgage Loans:           85.90%

Interest Only Group II Mortgage Loans:             56.20%

Range of Remaining Term                            173 months
to Stated Maturities:                              to 357 months

Weighted Average Remaining Term to
Stated Maturity:                                   347 months

                                                   $11,650 to
Range of Original Principal Balances:              $1,120,000

Average Original Principal Balance:                $273,968

                                                   $11,620 to
Range of Outstanding Principal Balances:           $1,120,000

Average Outstanding Principal Balance:             $273,398

                                                   4.400% to
Range of Current Mortgage Rates:                   13.000%

Weighted Average Current Mortgage Rate:            6.845%

Weighted Average Gross Margin of the
Adjustable-Rate Group II Mortgage Loans:           5.820%

Weighted Average Maximum Mortgage Rate
of the Adjustable-Rate Group II
Mortgage Loans:                                    13.313%

Weighted Average Minimum Mortgage Rate
of the Adjustable-Rate Group II
Mortgage Loans:                                    6.718%

Weighted Average Initial Rate
Adjustment Cap of the Adjustable-Rate
Group II Mortgage Loans:                           2.573%

Weighted Average Periodic Rate
Adjustment Cap of the Adjustable-Rate
Group II Mortgage Loans:                           1.140%

Weighted Average Time Until Next
Adjustment Date for the Adjustable-Rate
Group II Mortgage Loans:                           23 months

Geographic Concentration in Excess of 5%:
         California                                45.95%
         Florida                                   9.37%
         New York                                  5.88%

Distribution Dates

The Trustee will make distributions on the certificates on the 25th day of each calendar month beginning in December 2005 (each, a "Distribution Date") (i) to the holder of record of the certificates as of the business day preceding such date of distribution, in the case of the certificates held in book-entry form or
(ii) to the holder of record of the certificates as of the last business day of the month immediately preceding the month in which the distribution occurs, in the case of the certificates held in registered, certificated form. If the 25th day of a month is not a business day, then the distribution will be made on the next business day.

Distributions on the Certificates

Interest Distributions

The initial pass-through rate for the Floating Rate Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin as set forth below, subject to the limitations set forth in this prospectus supplement.

                                Margin
                      ---------------------------
      Class             (1)                (2)
     -------          -------             -------
       I-A1            [__]%               [__]%
       II-A1           [__]%               [__]%
       II-A2           [__]%               [__]%
       II-A3           [__]%               [__]%
       II-A4           [__]%               [__]%
       M-1A            [__]%               [__]%
       M-1B            [__]%               [__]%
        M-2            [__]%               [__]%
        M-3            [__]%               [__]%
        M-4            [__]%               [__]%
        M-5            [__]%               [__]%
        M-6            [__]%               [__]%
        M-7            [__]%               [__]%
        M-8            [__]%               [__]%
        M-9            [__]%               [__]%
       M-10            [__]%               [__]%
       M-11            [__]%               [__]%

----------

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(1)   For each  Distribution  Date up to and including the Optional  Termination
      Date, as defined in this prospectus supplement under "The Pooling Agreement--Termination."

(2)   On each Distribution Date after the Optional Termination Date.

We refer you to "Description of the Certificates--Pass-Through Rates" in this prospectus supplement for additional information.

Interest distributable on the certificates accrues during an accrual period. The accrual period for the Floating Rate Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first accrual period, from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Floating Rate Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Floating Rate Certificates will accrue interest on their certificate principal balances outstanding immediately prior to each Distribution Date.

The Class C Certificates will accrue interest as provided in the pooling agreement. The Class P Certificates and the Residual Certificates will not accrue interest.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

Principal Distributions

Principal will be distributed to the holders of each class of Floating Rate Certificates on each Distribution Date in the amounts described herein under "Description of the Certificates--Allocation of Available Funds."

Distribution Priorities

Group I Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans will be distributed as follows:

Interest Distributions

to distribute interest on the Group I Certificates; and

Principal Distributions

to distribute principal on the Group I Certificates, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Group II Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group II Mortgage Loans will be distributed as follows:

Interest Distributions

to distribute interest on the Group II Certificates, on a pro rata basis based on the entitlement of each such class; and

Principal Distributions

to distribute principal on the Group II Certificates, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Mezzanine Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans, after the distributions on the Class A Certificates described above will be distributed as follows:

Interest Distributions

to distribute interest on the Mezzanine Certificates, but only in the order of priority, amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement; and

Principal Distributions

to distribute principal on the Mezzanine Certificates, but only in the order of priority, amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

We refer you to "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement for additional information.

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Limited Cross-Collateralization

In certain circumstances, payments on the Group I Mortgage Loans may be used to make certain distributions to the holders of the Group II Certificates and payments on the Group II Mortgage Loans may be used to make certain distributions to the holders of the Group I Certificates.

We refer you to "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement for additional information.

Advances

Each Servicer will make cash advances to cover delinquent payments of principal and interest on a Mortgage Loan serviced by it to the extent it reasonably believes that the cash advances are recoverable from future payments on such Mortgage Loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to "The Pooling Agreement--Advances" in this prospectus supplement and "Description of the Securities--Advances" in the prospectus for additional information.

Pre-Funding Accounts

On or before March 20, 2006, the Depositor may sell and the Trustee will be obligated to purchase, on behalf of the trust, Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans to be included in the mortgage pool.

On the Closing Date, the Depositor will pay to the Trustee (i) an amount equal to approximately $61,108,180, which will be held by the Trustee in a pre-funding account (the "Group I Pre-Funding Account") and (ii) an amount equal to approximately $38,522,288, which will be held by the Trustee in a pre-funding account (the "Group II Pre-Funding Account"; and together with the Group I Pre-Funding Account, the "Pre-Funding Accounts"). The amount on deposit in the Pre-Funding Accounts will be reduced by the amount thereof used to purchase Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans during the period from the Closing Date up to and including March 20, 2006. Any amounts remaining in the Pre-Funding Accounts after March 20, 2006 will be distributed as principal on the next Distribution Date to the holders of the related class or classes of Class A Certificates.

We refer you to "The Mortgage Pool--Conveyance of Additional Mortgage Loans and Subsequent Mortgage Loans and the Pre-Funding Accounts" and "Description of the Certificates--Mandatory Principal Distributions on Class A Certificates" in this prospectus supplement for additional information.

Interest Coverage Accounts

On the Closing Date, the Depositor may pay to the Trustee, for deposit in one or more interest coverage accounts, amounts as specified in the pooling agreement. Funds on deposit in the interest coverage accounts, if any, will be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the trust attributable to the pre-funding feature during the funding period. See "Description of the Certificates--Interest Coverage Accounts" in this prospectus supplement.

Optional Termination

Any Servicer may purchase all of the Mortgage Loans and any REO properties and retire the certificates when the aggregate current principal balance of the Mortgage Loans and REO properties is equal to or less than 10% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date and the aggregate amount on deposit in the Pre-Funding Accounts on the Closing Date.

We refer you to "The Pooling Agreement --Termination" and "Description of the Certificates--Pass-Through Rates" in this prospectus supplement and "The Agreements--Termination; Optional Termination" in the prospectus for additional information.

Credit Enhancement

1.    Subordination

The  rights  of  the  holders  of  the   Subordinate   Certificates  to  receive
distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations and the

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

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rights of the holders of the Class C Certificates to receive  distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

We refer you to "Description of the Certificates--Subordination" in this prospectus supplement for additional information.

2.    Overcollateralization

As of the Closing Date, the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date and the amounts on deposit in the Pre-Funding Accounts will exceed the aggregate certificate principal balance of the Floating Rate Certificates and the Class P Certificates by approximately $32,229,900, which is approximately equal to the initial certificate principal balance of the Class C Certificates. Such amount represents approximately 3.65% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date and the amounts on deposit in the Pre-Funding Accounts as of the Closing Date, and is the approximate amount of initial overcollateralization that will be required to be provided under the pooling agreement. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

We  refer  you  to  "Description   of  the   Certificates--Overcollateralization
Provisions" in this prospectus supplement for additional information.

3.    Excess Interest

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Floating Rate Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels as described in the pooling agreement.

We refer you to "Description of the Certificates--Allocation of Available Funds" and "--Overcollateralization" in this prospectus supplement for additional information.

4.    Interest Rate Swap Agreement

The Trustee (in its capacity as trustee on behalf of the supplemental interest trust created under the pooling agreement), will enter into an Interest Rate Swap Agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc., as swap provider (the "Swap Provider"). Under the Interest Rate Swap Agreement, on each Distribution Date, the trust will be obligated to make fixed payments as specified in this prospectus supplement and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement),
(y) the Base Calculation Amount (as defined herein) for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a Net Swap Payment for deposit into a segregated trust account established on the Closing Date (the "Swap Account"), as more fully described in this prospectus supplement.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders. See "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Account" in this prospectus supplement for additional information.

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

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Net Swap  Payments and Swap  Termination  Payments  payable by the trust will be deducted from available funds (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

5.    Allocation of Losses

If,  on any  Distribution  Date,  there is not  sufficient  excess  interest  or overcollateralization to absorb realized losses on the Mortgage Loans as described under "Description of the Certificates-- Overcollateralization Provisions" or Net Swap Payments received under the Interest Rate Swap Agreement in this prospectus supplement, then realized losses on the Mortgage Loans in excess of such amounts will be allocated, to the Mezzanine Certificates, in reverse numerical order, until the certificate principal balances thereof have been reduced to zero. The pooling agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates, the Class P Certificates or the Residual Certificates; however investors in the Class A Certificates should realize that under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which such certificates are then entitled.

If realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates, as described above, may be distributed to the holders of these certificates according to the priorities set forth under "Description of the Certificates-- Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

We refer you to "Description of the Certificates --Allocation of Losses" in this prospectus supplement for additional information.

Cap Contract

The Floating Rate Certificates will have the benefit of a cap contract to pay amounts in respect of basis risk shortfalls on such classes of certificates. The cap contract requires the counterparty to make a payment to the extent one-month LIBOR for any interest accrual period exceeds the rate set forth in the related cap contract, up to a maximum one-month LIBOR of 10.500%, multiplied by the lesser of (i) the notional amount set forth in the cap contract and (ii) the aggregate certificate principal balance of the Floating Rate Certificates and adjusted for the actual number of days in the related accrual period. Cap payments, if any, made by the counterparty will be deposited in the Net WAC Rate Carryover Reserve Account and will be available for distribution in respect of basis risk shortfall amounts on the Floating Rate Certificates as set forth in this prospectus supplement.

We refer you to "Description of the Certificates--The Cap Contract" in this prospectus supplement for additional information.

Ratings

It is a condition of the issuance of the Offered Certificates that they be assigned the following ratings by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch"):

                       Moody's     S&P    Fitch
                      ---------   -----  -------

       I-A1.......       Aaa       AAA     AAA
       II-A1......       Aaa       AAA     AAA
       II-A2......       Aaa       AAA     AAA
       II-A3......       Aaa       AAA     AAA
       II-A4......       Aaa       AAA     AAA
       M-1A.......       Aa1       AA+     AA+
       M-1B.......       Aa1       AA+     AA+
       M-2........       Aa2       AA      AA+
       M-3........       Aa3       AA       AA
       M-4........        A1       A+      AA-
       M-5........        A2       A+       A+
       M-6........        A3        A       A
       M-7........       Baa1      A-       A-
       M-8........       Baa2     BBB+     BBB+
       M-9........       Baa3      BBB     BBB

A security rating is not a recommendation to buy, sell or hold securities. The ratings on the Offered Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount, the receipt of any payments under the cap contract or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

We refer you to "Ratings" in this prospectus supplement and "Rating" in the prospectus for additional information.

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Tax Status

One or more elections will be made to treat designated portions of the trust (exclusive of the Pre-Funding Accounts, the Net WAC Rate Carryover Reserve Account, the Interest Coverage Accounts, if any, the cap contract, the Interest Rate Swap Agreement, the Swap Account, any Subsequent Mortgage Loan Interest, the Supplemental Interest Trust and any Servicer Prepayment Charge Payment Amounts, as described more fully herein or in the pooling agreement) as real estate mortgage investment conduits for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Certain Material Federal Income Tax Considerations" in the prospectus for additional information.

Considerations for Benefit Plan Investors

The Offered Certificates may be purchased by a pension or other employee benefit plan or arrangement (each, a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") so long as certain conditions are met. Prior to termination of the supplemental interest trust, such a plan which meets the requirements of an investor-based class exemption may purchase the Offered Certificates. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to  "Considerations  for Benefit Plan Investors" in this prospectus
supplement  and  "ERISA   Considerations"   in  the  prospectus  for  additional
information.

Legal Investment

The Floating Rate Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.

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

                                  RISK FACTORS

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Unpredictability of Prepayments and Effect on Yields

      Mortgagors may prepay their Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Mortgage Loans. A prepayment of a Mortgage Loan generally will result in a prepayment on the certificates.

      o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

      o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

      o The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate Mortgage Loans, the Mortgage Loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the Mortgage Loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in each Loan Group may increase the difficulty in analyzing possible prepayment rates.

      o Approximately 69.95% of the Initial Group I Mortgage Loans and approximately 72.82% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 71.47% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to five years after the Mortgage Loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

      o The Seller or the related Originator, as applicable, may be required to purchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, each Servicer has the option to purchase Mortgage Loans serviced by it that become 90 days or more delinquent. These purchases will have the same effect on the holders of the Floating Rate Certificates as a prepayment of the Mortgage Loans.

      o Each Servicer may purchase all of the Mortgage Loans and any REO properties when the aggregate principal balance of the Mortgage Loans and REO properties is equal to or less than 10% of the sum of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date and the amounts on deposit in the Pre-Funding Accounts on the Closing Date.

      o If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

      o As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement as described herein, liquidations of defaulted Mortgage Loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Floating Rate Certificates and will influence the yield on the Floating Rate Certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yield on the Floating Rate Certificates.

      o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Floating Rate Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated between the Group I Certificates and the Group II
            Certificates on a pro rata basis based on the amount of principal actually received on the Mortgage Loans in the related Loan Group for the related Distribution Date. This, as well as the relative sizes of the Loan Groups, may magnify the prepayment effect on the Group I Certificates or Group II Certificates, as applicable, caused by the relative rates of prepayments and defaults experienced by the Loan Groups.

      o     See  "Yield,   Prepayment  and  Maturity   Considerations"  in  this
            prospectus   supplement  for  a  description  of  factors  that  may
            influence the rate and timing of prepayments on the mortgage loans.

Payment Status of the Initial Mortgage Loans

      Approximately 3.53% of the Initial Group I Mortgage Loans and approximately 2.44% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 2.96% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date) are 30-59 days delinquent as of November 30, 2005. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent Mortgage Loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Floating Rate Certificates

      The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, the political tensions and military operations in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standards set forth in the pooling agreement, each Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of the related Mortgage Loans to borrowers affected in some way by past and possible future events.

      In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the "Relief Act") or state laws providing for similar relief. See "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act" in the prospectus. Shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by any Servicer or any subservicer.

Second Lien Loan Risk

      Approximately 2.44% of the Initial Group I Mortgage Loans and approximately 4.16% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 3.35% of the Initial Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. There may not be enough proceeds to pay both the first lien and second lien. If the net proceeds from a mortgaged property available after satisfaction of the first lien fail to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the available credit enhancement is insufficient to cover the loss.

      In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

Balloon Loan Risk

      Approximately 2.26% of the Initial Group I Mortgage Loans and approximately 3.69% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 3.02% of the Initial Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) are balloon loans. Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the Servicer will not be obligated under the pooling agreement to advance such lump sum payment and you may suffer a loss.

Interest Only Mortgage Loans

      Approximately 24.10% of the Initial Group I Mortgage Loans and approximately 56.20% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 41.06% of the Initial Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) require the borrowers to make monthly payments only of accrued interest, for a period ranging from two years to ten years following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made on such Mortgage Loans for a period ranging from two years to ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Floating Rate Certificates that are purchased at a discount.

Potential Inadequacy of Credit Enhancement for the Floating Rate Certificates

      The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, none of the Servicers or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

      If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

      The Mortgage Loans are expected to generate more interest than is needed to distribute interest owed on the Floating Rate Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the Mortgage Loans or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

      o Every time a Mortgage Loan is prepaid in full, liquidated or written off, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

      o If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Floating Rate Certificates.

      o The fixed-rate Mortgage Loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate Mortgage Loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Floating Rate Certificates. In addition, (i) the first adjustment of the rates for approximately 75.52% of the adjustable-rate Initial Group I Mortgage Loans and approximately 71.90% of the adjustable-rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Initial Mortgage Loans in the related Loan Group as of the Cut-off
            Date) and approximately 73.54% of the adjustable-rate Initial Mortgage Loans (by aggregate principal balance of the adjustable-rate Initial Mortgage Loans as of the Cut-off Date), will not occur until two years after the date of origination, (ii) the first adjustment of the rates for approximately 22.69% of the adjustable-rate Initial Group I Mortgage Loans and approximately 26.11% of the adjustable-rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Initial Mortgage Loans in the related Loan Group as of the Cut-off
            Date) and approximately 24.56% of the adjustable rate Initial Mortgage Loans (by aggregate principal balance of the adjustable rate Initial Mortgage Loans as of the Cut-off Date), will not occur until three years after the date of origination and (iii) the first adjustment of the rates for approximately 1.46% of the adjustable-rate Initial Group I Mortgage Loans and approximately 1.55% of the adjustable-rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Initial Mortgage Loans in the related Loan Group as of the Cut-off
            Date) and approximately 1.51% of the adjustable-rate Initial Mortgage Loans (by aggregate principal balance of the adjustable-rate Initial Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination. As a result, the pass-through rate on the Floating Rate Certificates may increase relative to the mortgage rates on the Mortgage Loans, or may remain constant as the mortgage rates on the adjustable-rate Mortgage Loans decline. In either case, increases in the pass-through rates on the Floating Rate Certificates would require that more of the interest generated by the Mortgage Loans be applied to cover interest on the Floating Rate Certificates.

      o If prepayments, defaults and liquidations occur more rapidly on Mortgage Loans with relatively higher mortgage rates than on Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Floating Rate Certificates

      The Floating Rate Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for such Certificates is based on the interest received on the Mortgage Loans net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event).

      The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable-rate Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates, and substantially all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates generally two years, three years or five years after the origination thereof. The fixed-rate Mortgage Loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Floating Rate Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

      A variety of factors could limit the pass-through rates on the Floating Rate Certificates. Some of these factors are described below:

      o The pass-through rates for the Floating Rate Certificates adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust. Furthermore, substantially all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates generally two years, three years or five years following their origination. Consequently, the limit on the pass-through rates on the Floating Rate Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

      o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rates on the Floating Rate Certificates are more likely to be limited.

      o With respect to the Floating Rate Certificates, the index used to determine the mortgage rates on the adjustable-rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Floating Rate Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the pass-through rates on the Floating Rate Certificates may both decline or increase during the same period, but that the pass-through rates on such Floating Rate Certificates may decline more slowly or increase more rapidly.

      If the pass-through rates on the Floating Rate Certificates are limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such Distribution Date or future
Distribution Dates to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Floating Rate Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event).

Risks Associated with the Mezzanine Certificates

      The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates, in increasing order of their numerical class designations will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans in both Loan Groups are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related Distribution Date and any Net Swap Payment received under the Interest Rate Swap Agreement, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

      Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least December 2008 or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the Mortgage Loans.

      In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, Net Swap Payments received under the Interest Rate Swap Agreement or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

      When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Distribution Date. Each Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments on Mortgage Loans serviced by it, but only up to the amount of such Servicer's servicing fee. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by any Servicer.

      On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the interest distribution amount with respect to the Floating Rate Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

      The holders of the Floating Rate Certificates will not be entitled to reimbursement for any interest shortfalls resulting from the application of the Relief Act or any state law providing for similar relief or any Prepayment Interest Shortfalls. If these shortfalls are allocated to the Floating Rate Certificates, such shortfalls will be allocated on a pro rata basis, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

      Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

      Approximatley 49.23% of the Initial Group I Mortgage Loans and approximately 37.07% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 42.81% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date), at the time of origination had loan-to-value ratios in excess of 80%, but no more than 100%. Mortgage Loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.
Additionally, the Originators' determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties. As used in this prospectus supplement, the loan-to-value ratio of any second lien Mortgage Loan is calculated based on the sum of the principal balance of such Mortgage Loan and the principal balance of the related senior lien mortgage loan divided by the applicable valuation of the related mortgaged property. See "The Originators" in this prospectus supplement.

Simultaneous Second Lien Risk

      With respect to approximately 24.36% of the Initial Group I Mortgage Loans and approximately 50.45% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately 38.15% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date), at the time of origination of such first lien Mortgage Loan, the related Originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average original loan-to-value ratio of such Initial Mortgage Loans is approximately 80.08% (with respect to such Initial Group I Mortgage Loans), approximately 79.58% (with respect to such Initial Group II Mortgage Loans) and approximately 79.73% (with respect to such Initial Mortgage Loans), and the original weighted average combined loan-to-value ratio of such Initial Mortgage Loans (including the related simultaneous second lien) is approximately 98.54% (with respect to such Initial Group I Mortgage Loans), approximately 97.66% (with respect to such Initial Group II Mortgage Loans) and approximately 97.93% (with respect to such Initial Mortgage Loans). With respect to such Initial Mortgage Loans, foreclosure frequency may be increased relative to Initial Mortgage Loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related Originator or from any other lender.

Geographic Concentration

      The chart presented under "Summary of Terms--Mortgage Loans" lists the states with the highest concentrations of Mortgage Loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

      In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

      o Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

      o Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

      o Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Hurricanes May Pose Special Risks

      At the end of August 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The related Originator or the Seller, as applicable, will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the related Originator or the Seller, as applicable, will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Floating Rate Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the trust occurring after the Closing Date as a result of any other casualty event occurring after the Closing Date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

      The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the Mortgage Loans. Any impact of these events on the performance of the Mortgage Loans may increase the amount of losses borne by the holders of the Floating Rate Certificates or impact the weighted average lives of the Floating Rate Certificates.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

      Applicable state laws generally regulate interest rates (where rate exportation is not used) and other charges, require certain disclosures, and require licensing of the related Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

      The Mortgage Loans are also subject to federal laws, including:

      o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      Violations of certain provisions of these federal laws may limit the ability of the Servicers to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

      The Seller or the related Originator, as applicable, will represent that as of the Closing Date, each Mortgage Loan originated by such Originator is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the Seller or the related Originator, as applicable, will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described under "The Pooling Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

      The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to the related Originator or related Servicer and were to have a material adverse effect on its financial condition, the ability of the related Servicer to service the Mortgage Loans in accordance with the pooling agreement, or the ability of the related Originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

High Cost Loans

      None of the Closing Date Mortgage Loans are and none of the Subsequent Mortgage Loans will be "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act") or any similar applicable state or local law or regulation. See "Material Legal Aspects of the Loans--Home Ownership Act and Similar State Laws" in the prospectus.

      In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The related Originator's failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

      Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Seller will be required to purchase such Mortgage Loan from the trust.

      See "Material Legal Aspects of the Loans--Home Ownership Act and Similar State Laws" in the prospectus.

The Floating Rate Certificates Are Obligations of the Trust Only

      The Floating Rate Certificates will not represent an interest in or obligation of the Depositor, the Servicers, the Originators, the Seller, the Trustee, the Underwriters or any of their respective affiliates. None of the Floating Rate Certificates or the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicers, the Trustee, the Underwriters or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Account will be the sole source of distributions on the Floating Rate Certificates, and there will be no recourse to the Depositor, the Servicers, the Originators, the Seller, the Trustee, the Underwriters or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Floating Rate Certificates.

The Interest Rate Swap Agreement and the Swap Provider

      Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds 4.936%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Floating Rate Certificates. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

      Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Subordinate Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Subordinate Certificates may suffer a loss as a result of such payment.

      To the extent that distributions on the Floating Rate Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. The credit ratings of the Swap Provider as of the date of this prospectus supplement may be lower than the ratings assigned to the Class A Certificates. See "Description of the Certificates--The Swap Provider" in this prospectus supplement.

Lack of Liquidity

      Greenwich Capital Markets, Inc. and Countrywide Securities Corporation (the "Underwriters") intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Nature of the Mortgage Loans

      Substantially all of the Mortgage Loans in the trust are loans that do not meet the customary credit standards of Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these Mortgage Loans than with mortgage loans that satisfy such credit standards. In the event the Mortgage Loans do become delinquent or subject to liquidation, you may face delays in receiving distributions and losses if the credit enhancement features of the trust are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

      Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No rating agency is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Floating Rate Certificates as Investments

      The  Floating  Rate  Certificates  are not  suitable  investments  for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The Floating Rate Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

The Cap Contract is Subject to Counterparty Risk

      The assets of the trust include the cap contract, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Floating Rate Certificates. To the extent that distributions on such certificates depend in part on payments to be received by the Trustee under the cap contract, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the counterparty to the cap contract. Although there is a mechanism in place to facilitate replacement of the cap contract upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the Trustee to obtain suitable replacement cap contract.

There May Be Variations in Additional Mortgage Loans and Subsequent Mortgage Loans from the Initial Mortgage Loans

      Each Additional Mortgage Loan and Subsequent Mortgage Loan generally will satisfy the eligibility criteria described in this prospectus supplement at the time of its sale to the trust. The characteristics of the Additional Mortgage Loans and the Subsequent Mortgage Loans, however, may vary from the specific characteristics reflected in the statistical information relating to the Initial Mortgage Loans presented in this prospectus supplement, although the extent of such variance is not expected to be material.

Mandatory Principal Distribution

      The Class A Certificates will receive a principal distribution on the Distribution Date immediately following the end of the Funding Period to the extent of any amounts remaining on deposit in either Pre-Funding Account on such Distribution Date. Although no assurance can be given, the Depositor intends that the principal amount of Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans sold to the Trustee will require the application of substantially all amounts on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account and that there will be no material principal distribution to the holders of any Class A Certificates on such Distribution Date resulting from unused pre-funding amounts.

Transfer of Servicing May Result in Higher Delinquencies and Defaults

      JPMorgan Chase Bank, National Association, Countrywide Home Loans Servicing LP and National City Home Loans Services, Inc., will be the Servicers under the pooling agreement. However, certain Originators serviced the Mortgage Loans prior to the related Cut-off Date. The servicing transfer has recently been completed; however, all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults are likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the Floating Rate Certificates.

Rights of the NIMS Insurer

      Pursuant to the terms of the pooling agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a "NIMS Insurer Default"), such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Floating Rate Certificates, without the consent of such holders, and the holders of the Floating Rate Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the related Servicer under the pooling agreement in the event of a default by a Servicer; (ii) the right to remove the Trustee or any co-trustee or custodian pursuant to the pooling agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the pooling agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of a Servicer, any successor servicer or the Trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling agreement.

Investors in the Floating Rate Certificates should note that:

o any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the Floating Rate Certificates;

o     the rights to be granted to the NIMS Insurer, if any, are extensive;

o the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the Floating Rate Certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the Floating Rate Certificates in connection with the exercise or nonexercise of such NIMS Insurer's rights;

o such NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the Floating Rate Certificates and the existence of such NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the Floating Rate Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

o there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

                                THE MORTGAGE POOL

      The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by each Originator at the time it sold the Mortgage Loans.

      The statistical information presented in this prospectus supplement relates to the Initial Mortgage Loans and related Mortgaged Properties in the aggregate and in each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Additional Mortgage Loans will be included in the Mortgage Pool at or prior to the issuance of the Certificates unless including such Mortgage Loans would materially alter the characteristics of the Initial Mortgage Loans as described herein. Prior to the issuance of the Certificates, Mortgage Loans may be removed from one or both Loan Groups as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans in the aggregate and in each Loan Group will be representative of the characteristics of the Mortgage Pool and each such Loan Group as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Initial Mortgage Loans in the Mortgage Pool or in a Loan Group may vary. Any statistic presented on a weighted average basis or any statistic based on a particular loan group or all of the Mortgage Loans is subject to a variance of plus or minus 5%.

      Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the Initial Mortgage Loans in the related Loan Group or in the aggregate as of the Cut-off Date (the "Cut-off Date Principal Balance") and do not include the Additional Mortgage Loans or the Subsequent Mortgage Loans. Additional Mortgage Loans and Subsequent Mortgage Loans will be selected using the same criteria used to select the Initial Mortgage Loans, and the same representations and warranties will be made with respect to the Additional Mortgage Loans and Subsequent Mortgage Loans. The "Principal Balance" of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan, whether received or advanced. The "Pool Balance" as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups.

General

      Soundview Home Loan Trust 2005-4 (the "Trust") will consist of a pool of residential mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") which will consist of a group of fixed-rate and adjustable-rate, first and second lien mortgage loans with Principal Balances at origination that conform to Fannie Mae and Freddie Mac loan limits (the "Group I Mortgage Loans") and a group of fixed-rate and adjustable-rate, first and second lien mortgage loans with Principal Balances at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits (the "Group II Mortgage Loans"). In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from Loan Group I because they did not meet Fannie Mae or Freddie Mac criteria (including published guidelines) for factors other than principal balance.

      The Group I Mortgage Loans will include initial Mortgage Loans described in this prospectus supplement (the "Initial Group I Mortgage Loans") additional mortgage loans delivered on or prior to the Closing Date (the "Additional Group I Mortgage Loans") and subsequent mortgage loans delivered after the Closing Date (the "Subsequent Group I Mortgage Loans"). The Group II Mortgage Loans will include initial Mortgage Loans described in this prospectus supplement (the "Initial Group II Mortgage Loans"; and together with the Initial Group I Mortgage Loans, the "Initial Mortgage Loans") additional mortgage loans delivered on or prior to the Closing Date (the "Additional Group II Mortgage Loans"; together with the Additional Group I Mortgage Loans, the "Additional Mortgage Loans"; and together with the Initial Mortgage Loans, the "Closing Date Mortgage Loans") and subsequent mortgage loans delivered after the Closing Date (the "Subsequent Group II Mortgage Loans"; together with the Subsequent Group I Mortgage Loans, the "Subsequent Mortgage Loans").

      The Initial Mortgage Loans consist of approximately 3,287 Mortgage Loans with a Cut-off Date Principal Balance of approximately $600,301,230. The Initial Group I Mortgage Loans consist of approximately 2,127 Mortgage Loans with a Cut-off Date Principal Balance of approximately $283,159,882. The Initial Group II Mortgage Loans consist of approximately 1,160 Mortgage Loans with a Cut-off Date Principal Balance of approximately $317,141,347.

      All of the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a "Mortgage"). The Mortgages create first and second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units, planned unit developments and individual condominium units (each, a "Mortgaged Property").

      The Seller previously purchased the Mortgage Loans from each Originator pursuant to various Master Mortgage Loan Purchase and Interim Servicing Agreements (the "Master Agreements"), between the Seller and the related Originator. The Depositor will purchase certain Mortgage Loans and acquire the Seller's rights against certain Originators under the related Master Agreement from the Seller pursuant to the related Assignment and Recognition Agreements, each dated December 21, 2005 (the "Assignment Agreements"), among the related Originator, the Seller and the Depositor. The Depositor will also purchase certain Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement, dated as of December 21, 2005 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2005 (the "Pooling Agreement"), among the Depositor, the

Servicers and the Trustee, the Depositor will cause the Mortgage Loans and the Depositor's rights under the Master Agreements, the Assignment Agreements and the Mortgage Loan Purchase Agreement to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling Agreement" herein and "The Agreements" in the prospectus.

      The Additional Mortgage Loans, originated prior to the Closing Date will be included in the assets of the Trust on the Closing Date. Subsequent Mortgage Loans are intended to be purchased by the Trustee, on behalf of the Trust, from the Depositor from time to time on or before March 20, 2006 from funds on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account. The Pooling Agreement will provide that each Subsequent Mortgage Loan must conform to certain specified characteristics and, following the conveyance of the Subsequent Mortgage Loans, the Mortgage Pool must conform to certain specified characteristics as described below under "--Conveyance of Additional Mortgage Loans, Subsequent Mortgage Loans and the Pre-Funding Accounts."

      Each of the Mortgage Loans was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were originated by the Originators or acquired by the Originators in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by each Originator in accordance with its respective underwriting standards as described under "The Originators" in this prospectus supplement.

      Under the Master Agreements, certain representations and warranties regarding the Mortgage Loans have been made by the Originators. Pursuant to the Assignment Agreements, the Seller has assigned its rights with respect to each Master Agreement, including remedies with respect to breaches of representations and warranties, to the Depositor (who will further assign such rights to the Trustee on behalf of the Trust) and made certain additional representations and warranties regarding the Mortgage Loans. Pursuant to the Mortgage Loan Purchase Agreement, the Seller will make certain representations and warranties regarding certain Mortgage Loans to the Depositor. To the extent set forth under "The Pooling Agreement--Assignment of the Mortgage Loans," the Trustee will enforce the obligations of the related Originator under the related Master Agreement (as assigned to the Trustee pursuant to the related Assignment Agreement) or the Seller under the Mortgage Loan Purchase Agreement to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists uncured deficient documentation or an uncured breach of any such representation or warranty, if such breach or deficiency materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller, other than in connection with certain limited representations and warranties as described above. Certain Originators will have no obligation with respect to the Certificates in their capacity as an Originator, and other Originators will have certain obligations in connection with representations and warranties made by them under the related Master Agreement and assigned to the Trustee as described above.

      The Mortgage Loans are subject to the "due-on-sale" provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

      Each Mortgage Loan will accrue interest at the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note (each such rate, a "Mortgage Rate"). Approximately 79.70% of the Initial Group I Mortgage Loans are adjustable-rate mortgage loans (the "Adjustable-Rate Initial Group I Mortgage Loans") and approximately 20.30% of the Initial Group I Mortgage Loans are fixed-rate mortgage loans (the "Fixed-Rate Initial Group I Mortgage Loans"). Approximately 85.90% of the Initial Group II Mortgage Loans are adjustable-rate mortgage loans (the "Adjustable-Rate Initial Group II Mortgage Loans") and approximately 14.10% of the Initial Group II Mortgage Loans are fixed-rate mortgage loans (the "Fixed-Rate Initial Group II Mortgage Loans"). Approximately 82.98% of the Initial Mortgage Loans are adjustable-rate mortgage loans (the "Adjustable-Rate Initial Mortgage Loans") and approximately 17.02% of the Initial Mortgage Loans are fixed-rate mortgage loans (the "Fixed-Rate Initial Mortgage Loans").

      Each fixed-rate mortgage loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

      Substantially all of the adjustable-rate Mortgage Loans accrue interest at a Mortgage Rate that is adjustable following an initial period of two years, three years or five years following origination. Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, that (i) the first adjustment of the rates for approximately 75.52% of the Adjustable-Rate Initial Group I Mortgage Loans and approximately 71.90% of the Adjustable-Rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the Adjustable-Rate Initial
Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 73.54% of the Adjustable-Rate Initial Mortgage Loans (by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans as of the Cut-off Date) will not occur until two years after the date of origination, (ii) the first adjustment of the rates for approximately 22.69% of the Adjustable-Rate Initial Group I Mortgage Loans and approximately 26.11% of the
Adjustable-Rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans in the related
Loan Group as of the Cut-off Date) and approximately 24.56% of the Adjustable-Rate Initial Mortgage Loans (by aggregate principal balance of the Adjustable Rate Initial Mortgage Loans as of the Cut-off Date), will not occur until three years after the date of origination and (iii) the first adjustment of the rates for approximately 1.46% of the Adjustable-Rate Initial Group I
Mortgage Loans and approximately 1.55% of the Adjustable-Rate Initial Group II Mortgage Loans by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 1.51% of the Adjustable Rate Initial Mortgage Loans (by aggregate principal balance of the Adjustable Rate Initial Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination (each such adjustable-rate Mortgage Loan, a "Delayed First Adjustment Mortgage Loan"). On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR and a fixed percentage amount (the "Gross Margin"). The Mortgage Rate on any adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than a stated percentage (up to 7.000% per annum, as specified in the related mortgage note) on the first related Adjustment Date (the "Initial Periodic Rate Cap") and will not increase or decrease by more than a stated percentage (up to 1.500% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter (the "Periodic Rate Cap"). The Adjustable-Rate Initial Group I Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.683% per annum and a weighted average Periodic Rate Cap of approximately 1.108% per annum thereafter. The Adjustable Rate Initial Group II Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.573% per annum and a weighted average Periodic Rate Cap of approximately 1.140% per annum thereafter. The Adjustable-Rate Initial Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.623% per annum and a weighted average Periodic Rate Cap of approximately 1.125% per annum thereafter. Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Mortgage Rate"). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related adjustable-rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted, unless such Mortgage Loan is an interest only Mortgage Loan which is still in its interest only period. Due to the application of the Initial Periodic Rate Caps, the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the adjustable-rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

      Approximately 24.10% of the Initial Group I Mortgage Loans, and approximately 56.20% of the Initial Group II Mortgage Loans and approximately 41.06% of the Initial Mortgage Loans (the "Interest Only Mortgage Loans"), provide that for a period ranging from two years to ten years after origination, the required monthly payments are limited to accrued interest (each, an "Interest Only Period"). At the end of the Interest Only Period, the monthly payments on each such Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.

      Approximately 69.95% of the Initial Group I Mortgage Loans, approximately 72.82% of the Initial Group II Mortgage Loans and approximately 71.47% of the Initial Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between one year and five years from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and with respect to approximately 80.08% of the Initial Mortgage Loans that have a prepayment charge, the prepayment charge is equal to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, the related Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of some originators to impose prepayment charges, was amended. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the Servicers with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. However, the Office of Thrift Supervision's ruling does not retroactively affect loans originated before July 1, 2003. See "Material Legal Aspects of Mortgage Loans--Prepayment Charge; Late Fees" in the prospectus.

      The Index. The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of The Wall Street Journal ("Six-Month LIBOR" or the "Index"). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Mortgage Loan Statistics for all Initial Mortgage Loans

      The following statistical information, unless otherwise specified, is based upon percentages of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans.

      Approximately 42.81% of the Initial Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Initial Mortgage Loan had a loan-to-value ratio at origination in excess of 100.00%. The weighted average loan-to-value ratio of the Initial Mortgage Loans at origination was approximately 83.23%. There can be no assurance that the loan-to-value ratio of any Initial Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the related Originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

      Substantially all of the Mortgage Loans have a scheduled payment due each month (the "Due Date") on the first day of the month.

      The weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 347 months as of the Cut-off Date. None of the Initial Mortgage Loans had a first Due Date prior to October 2002 or after September 2005, or has a remaining term to maturity of less than 114 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Initial Mortgage Loan is August 2035.

      The average Principal Balance of the Initial Mortgage Loans at origination was approximately $183,146. The average Cut-off Date Principal Balance of the Initial Mortgage Loans was approximately $182,629. No Initial Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $1,120,000 or less than approximately $11,620.

      As of the Cut-off Date, the Initial Mortgage Loans had Mortgage Rates of not less than 4.320% per annum and not more than 13.000% per annum and the weighted average Mortgage Rate of the Initial Mortgage Loans was approximately 7.059% per annum. As of the Cut-off Date, the Adjustable-Rate Initial Mortgage Loans had Gross Margins ranging from 3.800% per annum to 10.300% per annum, Minimum Mortgage Rates ranging from 4.320% per annum to 12.300% per annum and Maximum Mortgage Rates ranging from 7.000% per annum to 19.300% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Initial Mortgage Loans was approximately 5.874% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Mortgage Loans was approximately 6.971% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Mortgage Loans was approximately 13.659% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Initial Mortgage Loan occurs in June 2010 and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Initial Mortgage Loans is approximately 22 months.

      The  Initial   Mortgage   Loans  are   expected  to  have  the   following
characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

        Cut-off Date Principal Balances of the Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
          Principal Balance ($)              Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Less than or equal to 100,000 ..........         1,360             $ 81,987,312.63                13.66%
100,001 - 125,000 ......................           266               29,943,878.15                 4.99
125,001 - 150,000 ......................           208               28,496,277.23                 4.75
150,001 - 175,000 ......................           181               29,320,201.41                 4.88
175,001 - 200,000 ......................           156               29,348,240.07                 4.89
200,001 - 225,000 ......................           116               24,616,893.31                 4.10
225,001 - 250,000 ......................           111               26,422,762.75                 4.40
250,001 - 275,000 ......................           131               34,261,727.18                 5.71
275,001 - 300,000 ......................            98               28,160,610.48                 4.69
300,001 - 350,000 ......................           180               58,579,702.10                 9.76
350,001 - 400,000 ......................           154               57,612,456.75                 9.60
400,001 - 450,000 ......................            92               38,992,545.35                 6.50
450,001 - 500,000 ......................            75               35,707,456.23                 5.95
500,001 - 600,000 ......................           104               56,755,880.02                 9.45
600,001 - 700,000 ......................            31               19,930,703.45                 3.32
700,001 -1,000,000 .....................            21               16,931,001.48                 2.82
More than 1,000,000 ....................             3                3,233,580.96                 0.54
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1) The average Cut-off Date Principal Balance of the Initial Mortgage Loans was approximately $182,629.

                 Credit Scores for the Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
              Credit Score                   Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
491- 500 ...............................             2             $    463,266.22                 0.08%
501- 525 ...............................           108               15,515,126.39                 2.58
526- 550 ...............................           281               39,123,040.50                 6.52
551- 575 ...............................           341               51,248,086.98                 8.54
576- 600 ...............................           325               61,216,139.81                10.20
601- 625 ...............................           498               97,069,795.34                16.17
626- 650 ...............................           707              129,286,220.43                21.54
651- 675 ...............................           543              106,322,463.93                17.71
676- 700 ...............................           243               47,169,966.42                 7.86
701- 725 ...............................           127               28,028,280.01                 4.67
726- 750 ...............................            65               14,583,546.50                 2.43
751- 775 ...............................            30                6,727,599.66                 1.12
776- 800 ...............................            16                3,339,007.58                 0.56
801- 803 ...............................             1                  208,689.78                 0.03
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average credit score of the Initial Mortgage Loans that had credit scores was approximately 629.

           Original Terms to Maturity of the Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
         Original Term (months)              Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
120 ....................................             2             $     90,998.04                 0.02%
180 ....................................           457               24,460,853.81                 4.07
240 ....................................             8                  950,382.11                 0.16
300 ....................................             1                   75,321.57                 0.01
360 ....................................         2,819              574,723,674.02                95.74
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average original term to maturity of the Initial Mortgage Loans was approximately 352 months.

          Remaining Terms to Maturity of the Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
        Remaining Term (months)              Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
114- 114 ...............................             1             $     48,359.31                 0.01%
115- 117 ...............................             1                   42,638.73                 0.01
169- 171 ...............................             1                  256,460.46                 0.04
172- 174 ...............................           247               12,789,118.56                 2.13
175- 177 ...............................           209               11,415,274.79                 1.90
202- 204 ...............................             1                   33,622.83                 0.01
232- 234 ...............................             3                  269,850.18                 0.04
235- 237 ...............................             4                  646,909.10                 0.11
295- 297 ...............................             1                   75,321.57                 0.01
328- 330 ...............................             1                   59,127.68                 0.01
334- 336 ...............................             1                   94,854.65                 0.02
346- 348 ...............................             2                  494,862.80                 0.08
349- 350 ...............................             1                  105,307.66                 0.02
351- 351 ...............................             4                1,226,590.88                 0.20
352- 352 ...............................             9                1,830,886.92                 0.30
353- 353 ...............................           206               32,354,862.37                 5.39
354- 354 ...............................           726              126,749,647.93                21.11
355- 355 ...............................         1,230              263,644,319.77                43.92
356- 356 ...............................           633              146,634,278.36                24.43
357- 357 ...............................             6                1,528,935.00                 0.25
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 347 months.

                  Property Types of the Initial Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
             Property Type                   Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Single Family ..........................         2,526             $426,207,073.61                71.00%
PUD(1) .................................           404               99,525,615.45                16.58
Two-to-Four Family .....................           171               38,068,006.90                 6.34
Condominium ............................           186               36,500,533.59                 6.08
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1)   PUD refers to a home or "unit" in a Planned Unit Development.

                Occupancy Status of the Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
            Occupancy Status                 Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Primary ................................         3,043             $567,647,279.27                94.56%
Investor ...............................           209               24,603,197.28                 4.10
Second Home ............................            35                8,050,753.00                 1.34
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1)   Occupancy as represented by the mortgagor at the time of origination.

                      Purpose of the Initial Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
                Purpose                      Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Cash Out Refinance......................         1,747             $322,682,514.76                53.75%
Purchase ...............................         1,347              248,865,968.17                41.46
Rate/Term Refinance ....................           193               28,752,746.62                 4.79
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

        Original Loan-to-Value Ratios of the Initial Mortgage Loans(1)(2)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
    Original Loan-to-Value Ratio (%)         Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Less than or equal to 50.00 ............            25             $  4,339,135.65                 0.72%
50.01 -55.00 ...........................            17                3,204,742.74                 0.53
55.01 -60.00 ...........................            30                6,825,713.77                 1.14
60.01 -65.00 ...........................            40                8,605,095.96                 1.43
65.01 -70.00 ...........................            79               18,711,918.63                 3.12
70.01 -75.00 ...........................           137               28,800,022.93                 4.80
75.01 -80.00 ...........................         1,206              272,853,735.66                45.45
80.01 -85.00 ...........................           340               61,966,464.05                10.32
85.01 -90.00 ...........................           538               96,489,820.12                16.07
90.01 -95.00 ...........................           253               40,648,397.83                 6.77
95.01 -100.00 ..........................           622               57,856,182.21                 9.64
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average original loan-to-value ratio of the Initial Mortgage Loans as of the Cut-off Date was approximately 83.23%.

(2) For a description of the determination of loan-to-value ratio by the related Originator see "The Originators" in this prospectus supplement.

         Geographic Distribution of the Mortgaged Properties related to the Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
                Location                     Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Alabama ................................            21             $  1,315,255.76                 0.22%
Alaska .................................             1                   59,151.29                 0.01
Arizona ................................            70               15,007,243.46                 2.50
Arkansas ...............................            27                1,669,552.03                 0.28
California .............................           608              192,348,321.83                32.04
Colorado ...............................            86               13,591,410.76                 2.26
Connecticut ............................            17                4,902,725.12                 0.82
Delaware ...............................            16                2,676,105.29                 0.45
District of Columbia ...................             2                  270,186.77                 0.05
Florida ................................           316               56,103,020.12                 9.35
Georgia ................................            78               11,573,948.81                 1.93
Hawaii .................................             2                  587,500.00                 0.10
Idaho ..................................            12                1,122,508.00                 0.19
Illinois ...............................           150               26,643,267.22                 4.44
Indiana ................................            67                8,112,891.64                 1.35
Iowa ...................................             7                  582,278.73                 0.10
Kansas .................................            24                1,853,107.00                 0.31
Kentucky ...............................            18                1,472,679.61                 0.25
Louisiana ..............................            60                6,403,428.45                 1.07
Maine ..................................            24                3,554,469.85                 0.59
Maryland ...............................            58               14,904,650.02                 2.48
Massachusetts ..........................            52               14,034,520.20                 2.34
Michigan ...............................           149               17,129,234.12                 2.85
Minnesota ..............................            27                4,541,652.67                 0.76
Mississippi ............................            34                2,727,363.67                 0.45
Missouri ...............................            89                8,874,558.41                 1.48
Montana ................................             3                  197,594.71                 0.03
Nebraska ...............................             7                  956,367.51                 0.16
Nevada .................................            36                8,500,081.20                 1.42
New Hampshire ..........................             8                1,473,877.45                 0.25
New Jersey .............................            78               18,206,426.91                 3.03
New Mexico .............................            13                1,391,448.94                 0.23
New York ...............................           188               41,445,993.91                 6.90
North Carolina .........................            75                7,433,893.43                 1.24
North Dakota ...........................             1                  165,469.23                 0.03
Ohio ...................................           245               25,130,117.12                 4.19
Oklahoma ...............................            48                4,126,466.55                 0.69
Oregon .................................            31                4,755,215.11                 0.79
Pennsylvania ...........................           119               11,922,628.56                 1.99
Rhode Island ...........................             4                  694,056.91                 0.12
South Carolina .........................            38                4,454,552.94                 0.74
South Dakota ...........................             3                  299,204.01                 0.05
Tennessee ..............................            81                6,883,847.63                 1.15
Texas ..................................           115               14,458,353.64                 2.41
Utah ...................................            23                3,479,582.88                 0.58
Vermont ................................             5                  859,121.07                 0.14
Virginia ...............................            58               14,919,552.66                 2.49
Washington .............................            55               12,315,162.28                 2.05
West Virginia ..........................             7                  507,328.65                 0.08
Wisconsin ..............................            26                3,220,516.58                 0.54
Wyoming ................................             5                  443,338.84                 0.07
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1) The greatest ZIP Code geographic concentration of Initial Mortgage Loans was approximately 0.36% in the 92563 ZIP Code.

              Documentation Levels of the Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
          Documentation Level                Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Full Documentation .....................         1,717             $300,199,891.17                50.01%
Stated Documentation ...................           973              173,072,051.32                28.83
No Income Verification .................           425               99,936,633.88                16.65
No Documentation .......................            98               14,745,799.97                 2.46
Limited Documentation ..................            73               12,222,653.21                 2.04
Blended Access .........................             1                  124,200.00                 0.02
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1) For a description of each Documentation Level, see "The Originators" in this prospectus supplement.

             Current Mortgage Rates of the Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                                Number of       Outstanding as of the    Balance Outstanding as of
       Current Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
4.320 - 5.000 ..........................            24             $  5,189,540.27                 0.86%
5.001 - 6.000 ..........................           447              128,959,064.74                21.48
6.001 - 7.000 ..........................           911              226,789,186.30                37.78
7.001 - 8.000 ..........................           727              135,567,939.05                22.58
8.001 - 9.000 ..........................           500               59,083,182.69                 9.84
9.001 -10.000 ..........................           370               29,649,383.04                 4.94
10.001 -11.000 .........................           157                8,802,179.08                 1.47
11.001 -12.000 .........................            88                4,163,339.97                 0.69
12.001 -13.000 .........................            63                2,097,414.41                 0.35
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average current Mortgage Rate of the Initial Mortgage Loans as of the Cut-off Date was approximately 7.059% per annum.

         Gross Margins of the Adjustable-Rate Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                                Number of       Outstanding as of the    Balance Outstanding as of
            Gross Margin (%)                 Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
3.800 -4.000 ...........................            12             $  2,589,594.42                 0.52%
4.001 -5.000 ...........................           383               98,920,210.74                19.86
5.001 -6.000 ...........................           886              204,825,705.33                41.12
6.001 -7.000 ...........................           889              149,612,635.73                30.03
7.001 -8.000 ...........................           161               33,961,756.09                 6.82
8.001 -9.000 ...........................            42                6,777,667.99                 1.36
9.001 -10.000 ..........................             7                1,292,096.25                 0.26
10.001 -10.300 .........................             1                  151,744.49                 0.03
                                                 -----             ---------------               ------
     Total .............................         2,381             $498,131,411.04               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average Gross Margin of the Adjustable-Rate Initial Mortgage Loans as of the Cut-off Date was approximately 5.874% per annum.

 Month of Next Rate Adjustment for the Adjustable-Rate Initial Mortgage Loans(1)

                                                                  Principal Balance       % of Aggregate Principal
                                                Number of       Outstanding as of the    Balance Outstanding as of
     Month of Next Rate Adjustment           Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
January 2006 ...........................            10             $  1,700,742.08                 0.34%
April 2006 .............................             2                  299,664.01                 0.06
October 2006 ...........................             2                  337,854.65                 0.07
December 2006 ..........................             1                  105,307.66                 0.02
March 2007 .............................             4                  873,164.41                 0.18
April 2007 .............................           164               24,658,280.40                 4.95
May 2007 ...............................           579               99,395,761.26                19.95
June 2007 ..............................           937              201,080,597.29                40.37
July 2007 ..............................           137               38,632,280.84                 7.76
August 2007 ............................             4                1,337,058.79                 0.27
April 2008 .............................             5                1,056,457.19                 0.21
May 2008 ...............................            23                6,410,905.11                 1.29
June 2008 ..............................           104               26,443,594.64                 5.31
July 2008 ..............................           380               88,089,732.77                17.68
August 2008 ............................             2                  191,876.21                 0.04
April 2010 .............................             1                  194,601.43                 0.04
May 2010 ...............................             6                1,647,580.04                 0.33
June 2010 ..............................            20                5,675,952.26                 1.14
                                                 -----             ---------------               ------
     Total .............................         2,381             $498,131,411.04               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average time until the next Adjustment Date for the Adjustable-Rate Initial Mortgage Loans as of the Cut-off Date was approximately 22 months.

     Maximum Mortgage Rates of the Adjustable-Rate Initial Mortgage Loans(1)

                                                                 Principal Balance       % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
       Maximum Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
7.000 -7.000 ...........................             1             $    147,264.47                 0.03%
10.001 -11.000 .........................             6                1,413,064.90                 0.28
11.001 -12.000 .........................           152               51,495,362.37                10.34
12.001 -13.000 .........................           480              132,302,821.89                26.56
13.001 -14.000 .........................           619              147,486,099.59                29.61
14.001 -15.000 .........................           490               92,367,367.04                18.54
15.001 -16.000 .........................           349               46,225,782.38                 9.28
16.001 -17.000 .........................           214               20,868,555.27                 4.19
17.001 -18.000 .........................            57                4,565,851.05                 0.92
18.001 -19.000 .........................            12                1,215,813.75                 0.24
19.001 -19.300 .........................             1                   43,428.33                 0.01
                                                 -----             ---------------               ------
     Total .............................         2,381             $498,131,411.04               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Mortgage Loans as of the Cut-off Date was approximately 13.659% per annum.

     Minimum Mortgage Rates of the Adjustable-Rate Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                                Number of       Outstanding as of the    Balance Outstanding as of
       Minimum Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
4.320 - 5.000 ..........................            23             $  4,960,389.31                 1.00%
5.001 - 6.000 ..........................           361              107,389,856.16                21.56
6.001 - 7.000 ..........................           754              192,369,270.28                38.62
7.001 - 8.000 ..........................           591              116,594,526.00                23.41
8.001 - 9.000 ..........................           366               49,867,656.07                10.01
9.001 -10.000 ..........................           216               21,124,620.09                 4.24
10.001 -11.000 .........................            57                4,565,851.05                 0.92
11.001 -12.000 .........................            12                1,215,813.75                 0.24
12.001 -12.300 .........................             1                   43,428.33                 0.01
                                                 -----             ---------------               ------
     Total .............................         2,381             $498,131,411.04               100.00%
                                                 =====             ===============               ======

-------------------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Mortgage Loans as of the Cut-off Date was approximately 6.971% per annum.

   Initial Periodic Rate Caps of the Adjustable-Rate Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                                Number of       Outstanding as of the    Balance Outstanding as of
     Initial Periodic Rate Cap (%)           Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
1.000 ..................................            14             $  2,354,356.94                 0.47%
1.500 ..................................           503              123,625,292.28                24.82
2.000 ..................................             2                  366,536.33                 0.07
3.000 ..................................         1,859              370,984,747.73                74.48
6.000 ..................................             2                  561,277.76                 0.11
7.000 ..................................             1                  239,200.00                 0.05
                                                 -----             ---------------               ------
     Total .............................         2,381             $498,131,411.04               100.00%
                                                 =====             ===============               ======

-------------------
(1)   Relates solely to initial rate adjustments.

 Subsequent Periodic Rate Caps of the Adjustable-Rate Initial Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                                Number of       Outstanding as of the    Balance Outstanding as of
         Periodic Rate Cap (%)               Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
1.000 ..................................         1,872             $373,319,593.17                74.94%
1.500 ..................................           509              124,811,817.87                25.06
                                                 -----             ---------------               ------
     Total .............................         2,381             $498,131,411.04               100.00%
                                                 =====             ===============               ======

-------------------
(1)   Relates to all rate adjustments subsequent to initial rate adjustments.

                    Originator of the Initial Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                                Number of       Outstanding as of the    Balance Outstanding as of
               Originator                    Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Novastar ...............................         2,044             $287,813,032.22                47.94%
First Franklin .........................           589              161,156,976.80                26.85
Countrywide ............................           649              150,577,067.74                25.08
WMC ....................................             1                  251,862.80                 0.04
Accredited .............................             1                  243,000.00                 0.04
Meritage ...............................             2                  153,982.33                 0.03
Decision One ...........................             1                  105,307.66                 0.02
                                                 -----             ---------------               ------
     Total .............................         3,287             $600,301,229.55               100.00%
                                                 =====             ===============               ======

Initial Group I Mortgage Loan Statistics

      The following statistical information, unless otherwise specified, is based upon percentages of the aggregate Cut-off Date Principal Balance of the Initial Group I Mortgage Loans.

      Approximately 49.23% of the Initial Group I Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Initial Group I Mortgage Loan had a loan-to-value ratio at origination in excess of 100.00%. The weighted average loan-to-value ratio of the Initial Group I Mortgage Loans at origination was approximately 82.84%. There can be no assurance that the loan-to-value ratio of any Initial Group I Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the related Originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Group I Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

      Substantially all of the Initial Group I Mortgage Loans have a Due Date on the first day of the month.

      The weighted average remaining term to maturity of the Initial Group I Mortgage Loans was approximately 348 months as of the Cut-off Date. None of the Initial Group I Mortgage Loans had a first Due Date prior to December 2004 or after September 2005, or has a remaining term to maturity of less than 114 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Initial Group I Mortgage Loan is August 2035.

      The average Principal Balance of the Initial Group I Mortgage Loans at origination was approximately $133,614. The average Cut-off Date Principal Balance of the Initial Group I Mortgage Loans was approximately $133,126. No Initial Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $640,000 or less than approximately $13,938.

      As of the Cut-off Date, the Initial Group I Mortgage Loans had Mortgage Rates of not less than 4.320% per annum and not more than 12.990% per annum and the weighted average Mortgage Rate of the Initial Group I Mortgage Loans was approximately 7.298% per annum. As of the Cut-off Date, the Adjustable-Rate Initial Group I Mortgage Loans had Gross Margins ranging from 3.800% per annum to 7.990% per annum, Minimum Mortgage Rates ranging from 4.320% per annum to 12.300% per annum and Maximum Mortgage Rates ranging from 7.000% per annum to 19.300% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Initial Group I Mortgage Loans was approximately 5.939% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Group I Mortgage Loans was approximately 7.277% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Group I Mortgage Loans was approximately 14.077% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Initial Group I Mortgage Loan occurs in June 2010 and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Initial Group I Mortgage Loans is approximately 22 months.

      The Initial Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

    Cut-off Date Principal Balances of the Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
         Principal Balance ($)               Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
 Less than or equal to 100,000 .........         1,025             $ 62,991,406.88                22.25%
100,001 - 125,000 ......................           212               23,890,550.33                 8.44
125,001 - 150,000 ......................           164               22,454,116.32                 7.93
150,001 - 175,000 ......................           143               23,178,309.22                 8.19
175,001 - 200,000 ......................           116               21,790,927.33                 7.70
200,001 - 225,000 ......................            88               18,709,381.46                 6.61
225,001 - 250,000 ......................            76               18,048,118.06                 6.37
250,001 - 275,000 ......................            91               23,778,430.12                 8.40
275,001 - 300,000 ......................            67               19,329,007.05                 6.83
300,001 - 350,000 ......................           120               38,953,306.42                13.76
350,001 - 400,000 ......................            15                5,438,071.13                 1.92
400,001 - 450,000 ......................             6                2,469,977.53                 0.87
450,001 - 500,000 ......................             2                  971,380.60                 0.34
500,001 - 600,000 ......................             1                  516,900.00                 0.18
600,001 - 640,000 ......................             1                  640,000.00                 0.23
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1) The average Cut-off Date Principal Balance of the Initial Group I Mortgage Loans was approximately $133,126.

             Credit Scores for the Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
              Credit Score                   Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
500- 500 ...............................             1             $    249,088.61                 0.09%
501- 525 ...............................            93               11,919,297.76                 4.21
526- 550 ...............................           242               28,555,110.62                10.08
551- 575 ...............................           285               33,483,449.50                11.82
576- 600 ...............................           236               35,222,936.84                12.44
601- 625 ...............................           301               42,998,887.87                15.19
626- 650 ...............................           437               57,713,860.79                20.38
651- 675 ...............................           281               36,928,570.16                13.04
676- 700 ...............................           142               19,019,658.19                 6.72
701- 725 ...............................            57                8,374,593.65                 2.96
726- 750 ...............................            30                5,109,666.90                 1.80
751- 775 ...............................            11                1,539,440.65                 0.54
776- 800 ...............................            11                2,045,320.91                 0.72
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average credit score of the Initial Group I Mortgage Loans that had credit scores was approximately 616.

       Original Terms to Maturity of the Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
         Original Term (months)              Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
120 ....................................             2             $     90,998.04                 0.03%
180 ....................................           223               10,294,086.76                 3.64
240 ....................................             7                  916,759.28                 0.32
300 ....................................             1                   75,321.57                 0.03
360 ....................................         1,894              271,782,716.80                95.98
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average original term to maturity of the Initial Group I Mortgage Loans was approximately 353 months.

      Remaining Terms to Maturity of the Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
        Remaining Term (months)              Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
114- 114 ...............................             1             $     48,359.31                 0.02%
115- 117 ...............................             1                   42,638.73                 0.02
169- 171 ...............................             1                  256,460.46                 0.09
172- 174 ...............................           114                4,982,214.06                 1.76
175- 177 ...............................           108                5,055,412.24                 1.79
232- 234 ...............................             3                  269,850.18                 0.10
235- 237 ...............................             4                  646,909.10                 0.23
295- 297 ...............................             1                   75,321.57                 0.03
346- 348 ...............................             1                  251,862.80                 0.09
351- 351 ...............................             3                  484,398.54                 0.17
352- 352 ...............................             8                1,385,886.92                 0.49
353- 353 ...............................           163               21,085,946.81                 7.45
354- 354 ...............................           558               76,007,336.06                26.84
355- 355 ...............................           831              117,039,246.14                41.33
356- 356 ...............................           328               55,084,039.53                19.45
357- 357 ...............................             2                  444,000.00                 0.16
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average remaining term to maturity of the Initial Group I Mortgage Loans was approximately 348 months.

              Property Types of the Initial Group I Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
             Property Type                   Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Single Family ..........................         1,710             $214,149,482.16                75.63%
PUD(1) .................................           195               33,178,305.40                11.72
Two-to-Four Family .....................           121               22,308,121.86                 7.88
Condominium ............................           101               13,523,973.03                 4.78
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1)   PUD refers to a home or "unit" in a Planned Unit Development.

            Occupancy Status of the Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
            Occupancy Status                 Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Primary ................................         1,908             $260,260,137.76                91.91%
Investor ...............................           196               19,817,133.91                 7.00
Second Home ............................            23                3,082,610.78                 1.09
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1)   Occupancy as represented by the mortgagor at the time of origination.

                  Purpose of the Initial Group I Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
                Purpose                      Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Cash Out Refinance .....................         1,442             $209,551,626.05                74.00%
Purchase ...............................           506               48,861,582.11                17.26
Rate/Term Refinance ....................           179               24,746,674.29                 8.74
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

    Original Loan-to-Value Ratios of the Initial Group I Mortgage Loans(1)(2)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
    Original Loan-to-Value Ratio (%)         Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Less than or equal to 50.00 ............            21             $  2,392,166.45                 0.84%
50.01 -55.00 ...........................            16                2,592,742.74                 0.92
55.01 -60.00 ...........................            28                5,441,234.26                 1.92
60.01 -65.00 ...........................            34                6,286,172.18                 2.22
65.01 -70.00 ...........................            64               11,101,446.17                 3.92
70.01 -75.00 ...........................           111               18,332,022.12                 6.47
75.01 -80.00 ...........................           671               97,610,921.04                34.47
80.01 -85.00 ...........................           272               38,677,268.52                13.66
85.01 -90.00 ...........................           429               55,767,743.19                19.69
90.01 -95.00 ...........................           190               25,390,386.83                 8.97
95.01 -100.00 ..........................           291               19,567,778.95                 6.91
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average original loan-to-value ratio of the Initial Group I Mortgage Loans as of the Cut-off Date was approximately 82.84%.

(2) For a description of the determination of loan-to-value ratio by the related Originator, see "The Originators" in this prospectus supplement.

         Geographic Distribution of the Mortgaged Properties related to the Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
                Location                     Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Alabama ................................            15             $    991,351.40                 0.35%
Alaska .................................             1                   59,151.29                 0.02
Arizona ................................            39                5,669,009.42                 2.00
Arkansas ...............................            20                1,107,203.31                 0.39
California .............................           204               46,632,243.08                16.47
Colorado ...............................            57                7,647,901.02                 2.70
Connecticut ............................             8                1,323,228.37                 0.47
Delaware ...............................            10                1,063,878.26                 0.38
District of Columbia ...................             2                  270,186.77                 0.10
Florida ................................           186               26,385,125.64                 9.32
Georgia ................................            49                6,242,667.86                 2.20
Hawaii .................................             2                  587,500.00                 0.21
Idaho ..................................            10                  892,451.83                 0.32
Illinois ...............................           116               16,909,287.89                 5.97
Indiana ................................            52                4,926,497.82                 1.74
Iowa ...................................             6                  531,676.44                 0.19
Kansas .................................            21                1,676,263.60                 0.59
Kentucky ...............................             8                  524,654.98                 0.19
Louisiana ..............................            47                3,852,014.66                 1.36
Maine ..................................            13                1,827,961.89                 0.65
Maryland ...............................            39                7,102,985.40                 2.51
Massachusetts ..........................            29                6,934,692.28                 2.45
Michigan ...............................           129               13,499,511.44                 4.77
Minnesota ..............................            23                3,402,237.14                 1.20
Mississippi ............................            30                2,222,372.45                 0.78
Missouri ...............................            65                6,028,228.91                 2.13
Montana ................................             2                   69,594.71                 0.02
Nebraska ...............................             4                  338,909.89                 0.12
Nevada .................................            22                4,084,729.19                 1.44
New Hampshire ..........................             7                1,205,977.45                 0.43
New Jersey .............................            51               10,190,318.29                 3.60
New Mexico .............................            11                1,110,410.52                 0.39
New York ...............................           128               22,796,352.90                 8.05
North Carolina .........................            50                4,538,251.63                 1.60
North Dakota ...........................             1                  165,469.23                 0.06
Ohio ...................................           195               18,850,632.01                 6.66
Oklahoma ...............................            39                2,951,304.78                 1.04
Oregon .................................            27                3,538,891.10                 1.25
Pennsylvania ...........................           103                9,835,019.03                 3.47
Rhode Island ...........................             4                  694,056.91                 0.25
South Carolina .........................            21                2,526,382.10                 0.89
South Dakota ...........................             2                  239,851.25                 0.08
Tennessee ..............................            70                5,243,457.68                 1.85
Texas ..................................            84                9,103,969.01                 3.22
Utah ...................................            19                2,529,721.86                 0.89
Vermont ................................             4                  693,740.96                 0.24
Virginia ...............................            33                4,522,865.46                 1.60
Washington .............................            37                6,699,306.27                 2.37
West Virginia ..........................             7                  507,328.65                 0.18
Wisconsin ..............................            21                2,089,108.77                 0.74
Wyoming ................................             4                  323,949.65                 0.11
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1) The greatest ZIP Code geographic concentration of Initial Group I Mortgage Loans was approximately 0.41% in the 90044 ZIP Code.

          Documentation Levels of the Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
          Documentation Level                Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Full Documentation .....................         1,179             $147,168,364.06                51.97%
Stated Documentation ...................           562               75,654,128.86                26.72
No Income Verification .................           260               42,549,694.63                15.03
Limited Documentation ..................            66               10,028,020.94                 3.54
No Documentation .......................            59                7,635,473.96                 2.70
Blended Access .........................             1                  124,200.00                 0.04
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1) For a description of each Documentation Level, see "The Originators" in this prospectus supplement.

         Current Mortgage Rates of the Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
       Current Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
4.320 - 5.000 ..........................            14             $  2,072,930.06                 0.73%
5.001 - 6.000 ..........................           225               45,446,180.91                16.05
6.001 - 7.000 ..........................           543               95,785,603.01                33.83
7.001 - 8.000 ..........................           518               72,764,295.34                25.70
8.001 - 9.000 ..........................           380               39,533,973.61                13.96
9.001 -10.000 ..........................           275               19,285,625.85                 6.81
10.001 -11.000 .........................            99                5,491,756.60                 1.94
11.001 -12.000 .........................            52                2,158,073.72                 0.76
12.001 -12.990 .........................            21                  621,443.35                 0.22
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average current Mortgage Rate of the Initial Group I Mortgage Loans as of the Cut-off Date was approximately 7.298% per annum.

     Gross Margins of the Adjustable-Rate Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
            Gross Margin (%)                 Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
3.800 - 4.000 ..........................            11             $  2,211,546.48                 0.98%
4.001 - 5.000 ..........................           187               32,485,517.55                14.39
5.001 - 6.000 ..........................           560               88,142,103.73                39.05
6.001 - 7.000 ..........................           717               87,877,834.10                38.94
7.001 - 7.990 ..........................            96               14,974,672.77                 6.64
                                                 -----             ---------------               ------
     Total .............................         1,571             $225,691,674.63               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average Gross Margin of the Adjustable-Rate Initial Group I Mortgage Loans as of the Cut-off Date was approximately 5.939% per annum.

              Month of Next Rate Adjustment for the Adjustable-Rate
                        Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
     Month of Next Rate Adjustment           Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
January 2006 ...........................             3             $    508,231.01                 0.23%
April 2006 .............................             1                  240,536.33                 0.11
March 2007 .............................             3                  428,164.41                 0.19
April 2007 .............................           129               15,701,202.06                 6.96
May 2007 ...............................           448               59,134,136.66                26.20
June 2007 ..............................           615               83,630,654.95                37.06
July 2007 ..............................            59               11,217,674.97                 4.97
August 2007 ............................             1                  320,000.00                 0.14
April 2008 .............................             5                1,056,457.19                 0.47
May 2008 ...............................            14                2,940,087.18                 1.30
June 2008 ..............................            59                9,949,057.72                 4.41
July 2008 ..............................           217               37,141,223.77                16.46
August 2008 ............................             1                  124,000.00                 0.05
April 2010 .............................             1                  194,601.43                 0.09
May 2010 ...............................             4                  849,364.69                 0.38
June 2010 ..............................            11                2,256,282.26                 1.00
                                                 -----             ---------------               ------
     Total .............................         1,571             $225,691,674.63               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average time until the next Adjustment Date for the Adjustable-Rate Initial Group I Mortgage Loans as of the Cut-off Date was approximately 22 months.

 Maximum Mortgage Rates of the Adjustable-Rate Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
       Maximum Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
7.000 -7.000 ...........................             1             $    147,264.47                 0.07%
10.001 -11.000 .........................             2                  411,295.44                 0.18
11.001 -12.000 .........................            47                8,983,991.07                 3.98
12.001 -13.000 .........................           253               48,274,833.19                21.39
13.001 -14.000 .........................           384               66,854,033.30                29.62
14.001 -15.000 .........................           351               48,845,892.73                21.64
15.001 -16.000 .........................           286               32,685,886.65                14.48
16.001 -17.000 .........................           187               15,216,851.97                 6.74
17.001 -18.000 .........................            49                3,507,175.18                 1.55
18.001 -19.000 .........................            10                  721,022.30                 0.32
19.001 -19.300 .........................             1                   43,428.33                 0.02
                                                 -----             ---------------               ------
     Total .............................         1,571             $225,691,674.63               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Group I Mortgage Loans as of the Cut-off Date was approximately 14.077% per annum.

 Minimum Mortgage Rates of the Adjustable-Rate Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
       Minimum Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
4.320 - 5.000 ..........................            13             $  1,843,779.10                 0.82%
5.001 - 6.000 ..........................           167               33,827,070.21                14.99
6.001 - 7.000 ..........................           430               76,842,991.01                34.05
7.001 - 8.000 ..........................           414               59,339,206.18                26.29
8.001 - 9.000 ..........................           298               34,094,085.53                15.11
9.001 -10.000 ..........................           189               15,472,916.79                 6.86
10.001 -11.000 .........................            49                3,507,175.18                 1.55
11.001 -12.000 .........................            10                  721,022.30                 0.32
12.001 -12.300 .........................             1                   43,428.33                 0.02
                                                 -----             ---------------               ------
     Total .............................         1,571             $225,691,674.63               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Group I Mortgage Loans as of the Cut-off Date was approximately 7.277% per annum.

               Initial Periodic Rate Caps of the Adjustable-Rate
                       Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
     Initial Periodic Rate Cap (%)           Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
1.000 ..................................             5             $    691,317.99                 0.31%
1.500 ..................................           270               47,557,751.32                21.07
2.000 ..................................             2                  366,536.33                 0.16
3.000 ..................................         1,292              176,648,591.23                78.27
6.000 ..................................             1                  188,277.76                 0.08
7.000 ..................................             1                  239,200.00                 0.11
                                                 -----             ---------------               ------
     Total .............................         1,571             $225,691,674.63               100.00%
                                                 =====             ===============               ======

----------
(1)   Relates solely to initial rate adjustments.

              Subsequent Periodic Rate Caps of the Adjustable-Rate
                        Initial Group I Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
         Periodic Rate Cap (%)               Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
1.000 ..................................         1,297             $177,101,380.05                78.47%
1.500 ..................................           274               48,590,294.58                21.53
                                                 -----             ---------------               ------
     Total .............................         1,571             $225,691,674.63               100.00%
                                                 =====             ===============               ======

----------
(1)   Relates to all rate adjustments subsequent to initial rate adjustments.

                Originator of the Initial Group I Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
               Originator                    Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Novastar ...............................         1,477             $175,144,036.15                61.85%
Countrywide ............................           337               57,148,983.23                20.18
First Franklin .........................           312               50,615,000.27                17.88
WMC ....................................             1                  251,862.80                 0.09
                                                 -----             ---------------               ------
     Total .............................         2,127             $283,159,882.45               100.00%
                                                 =====             ===============               ======

Initial Group II Mortgage Loan Statistics

      The following statistical information, unless otherwise specified, is based upon percentages of the aggregate Cut-off Date Principal Balance of the Initial Group II Mortgage Loans.

      Approximately 37.07% of the Initial Group II Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Initial Group II Mortgage Loan had a loan-to-value ratio at origination in excess of 100.00%. The weighted average loan-to-value ratio of the Initial Group II Mortgage Loans at origination was approximately 83.57%. There can be no assurance that the loan-to-value ratio of any Initial Group II Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the related Originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Group II Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

      Substantially all of the Initial Group II Mortgage Loans have a Due Date on the first day of the month.

      The weighted average remaining term to maturity of the Initial Group II Mortgage Loans was approximately 347 months as of the Cut-off Date. None of the Initial Group II Mortgage Loans had a first Due Date prior to October 2002 or after September 2005, or has a remaining term to maturity of less than 173 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Initial Group II Mortgage Loan is August 2035.

      The average Principal Balance of the Initial Group II Mortgage Loans at origination was approximately $273,968. The average Cut-off Date Principal Balance of the Initial Group II Mortgage Loans was approximately $273,398. No Initial Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $1,120,000 or less than approximately $11,620.

      As of the Cut-off Date, the Initial Group II Mortgage Loans had Mortgage Rates of not less than 4.400% per annum and not more than 13.000% per annum and the weighted average Mortgage Rate of the Initial Group II Mortgage Loans was approximately 6.845% per annum. As of the Cut-off Date, the Adjustable-Rate Initial Group II Mortgage Loans had Gross Margins ranging from 3.950% per annum to 10.300% per annum, Minimum Mortgage Rates ranging from 4.400% per annum to 11.500% per annum and Maximum Mortgage Rates ranging from 10.625% per annum to 18.500% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Initial Group II Mortgage Loans was approximately 5.820% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Group II Mortgage Loans was approximately 6.718% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Group II Mortgage Loans was approximately 13.313% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Initial Group II Mortgage Loan occurs in June 2010 and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Initial Group II Mortgage Loans is approximately 23 months.

      The Initial Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

    Cut-off Date Principal Balances of the Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
         Principal Balance ($)               Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Less than or equal to 100,000 ..........           335             $ 18,995,905.75                 5.99%
100,001 -125,000 .......................            54                6,053,327.82                 1.91
125,001 -150,000 .......................            44                6,042,160.91                 1.91
150,001 -175,000 .......................            38                6,141,892.19                 1.94
175,001 -200,000 .......................            40                7,557,312.74                 2.38
200,001 -225,000 .......................            28                5,907,511.85                 1.86
225,001 -250,000 .......................            35                8,374,644.69                 2.64
250,001 -275,000 .......................            40               10,483,297.06                 3.31
275,001 -300,000 .......................            31                8,831,603.43                 2.78
300,001 -350,000 .......................            60               19,626,395.68                 6.19
350,001 -400,000 .......................           139               52,174,385.62                16.45
400,001 -450,000 .......................            86               36,522,567.82                11.52
450,001 -500,000 .......................            73               34,736,075.63                10.95
500,001 -600,000 .......................           103               56,238,980.02                17.73
600,001 -700,000 .......................            30               19,290,703.45                 6.08
700,001 -1,000,000 .....................            21               16,931,001.48                 5.34
More than 1,000,000 ....................             3                3,233,580.96                 1.02
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1) The average Cut-off Date Principal Balance of the Initial Group II Mortgage Loans was approximately $273,398.

            Credit Scores for the Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
              Credit Score                   Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
491 - 500 ..............................             1             $    214,177.61                 0.07%
501 - 525 ..............................            15                3,595,828.63                 1.13
526 - 550 ..............................            39               10,567,929.88                 3.33
551 - 575 ..............................            56               17,764,637.48                 5.60
576 - 600 ..............................            89               25,993,202.97                 8.20
601 - 625 ..............................           197               54,070,907.47                17.05
626 - 650 ..............................           270               71,572,359.64                22.57
651 - 675 ..............................           262               69,393,893.77                21.88
676 - 700 ..............................           101               28,150,308.23                 8.88
701 - 725 ..............................            70               19,653,686.36                 6.20
726 - 750 ..............................            35                9,473,879.60                 2.99
751 - 775 ..............................            19                5,188,159.01                 1.64
776 - 800 ..............................             5                1,293,686.67                 0.41
801 - 803 ..............................             1                  208,689.78                 0.07
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average credit score of the Initial Group II Mortgage Loans that had credit scores was approximately 641.

      Original Terms to Maturity of the Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
         Original Term (months)              Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
180 ....................................           234             $ 14,166,767.05                 4.47%
240 ....................................             1                   33,622.83                 0.01
360 ....................................           925              302,940,957.22                95.52
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average original term to maturity of the Initial Group II Mortgage Loans was approximately 352 months.

      Remaining Terms to Maturity of the Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
        Remaining Term (months)              Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
173 - 174 ..............................           133             $  7,806,904.50                 2.46%
175 - 177 ..............................           101                6,359,862.55                 2.01
202 - 204 ..............................             1                   33,622.83                 0.01
328 - 330 ..............................             1                   59,127.68                 0.02
334 - 336 ..............................             1                   94,854.65                 0.03
346 - 348 ..............................             1                  243,000.00                 0.08
349 - 350 ..............................             1                  105,307.66                 0.03
351 - 351 ..............................             1                  742,192.34                 0.23
352 - 352 ..............................             1                  445,000.00                 0.14
353 - 353 ..............................            43               11,268,915.56                 3.55
354 - 354 ..............................           168               50,742,311.87                16.00
355 - 355 ..............................           399              146,605,073.63                46.23
356 - 356 ..............................           305               91,550,238.83                28.87
357 - 357 ..............................             4                1,084,935.00                 0.34
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average remaining term to maturity of the Initial Group II Mortgage Loans was approximately 347 months.

              Property Types of the Initial Group II Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
             Property Type                   Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Single Family ..........................           816             $212,057,591.45                66.87%
PUD(1) .................................           209               66,347,310.05                20.92
Condominium ............................            85               22,976,560.56                 7.24
Two-to-Four Family .....................            50               15,759,885.04                 4.97
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1)   PUD refers to a home or "unit" in a Planned Unit Development.

           Occupancy Status of the Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
            Occupancy Status                 Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Primary ................................         1,135             $307,387,141.51                96.92%
Second Home ............................            12                4,968,142.22                 1.57
Investor ...............................            13                4,786,063.37                 1.51
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1)   Occupancy as represented by the mortgagor at the time of origination.

                 Purpose of the Initial Group II Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
                Purpose                      Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Purchase ...............................           841             $200,004,386.06                63.06%
Cash Out Refinance .....................           305              113,130,888.71                35.67
Rate/Term Refinance ....................            14                4,006,072.33                 1.26
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

   Original Loan-to-Value Ratios of the Initial Group II Mortgage Loans(1)(2)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
    Original Loan-to-Value Ratio (%)         Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Less than or equal to 50.00 ............             4             $  1,946,969.20                 0.61%
50.01 - 55.00 ..........................             1                  612,000.00                 0.19
55.01 - 60.00 ..........................             2                1,384,479.51                 0.44
60.01 - 65.00 ..........................             6                2,318,923.78                 0.73
65.01 - 70.00 ..........................            15                7,610,472.46                 2.40
70.01 - 75.00 ..........................            26               10,468,000.81                 3.30
75.01 - 80.00 ..........................           535              175,242,814.62                55.26
80.01 - 85.00 ..........................            68               23,289,195.53                 7.34
85.01 - 90.00 ..........................           109               40,722,076.93                12.84
90.01 - 95.00 ..........................            63               15,258,011.00                 4.81
95.01 - 100.00 .........................           331               38,288,403.26                12.07
                                                 -----             ---------------               ------
    Total ..............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average original loan-to-value ratio of the Initial Group II Mortgage Loans as of the Cut-off Date was approximately 83.57%.

(2) For a description of the determination of loan-to-value ratio by the related Originator see "The Originators" in this prospectus supplement.

       Geographic Distribution of the Mortgaged Properties related to the
                       Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
                Location                     Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Alabama ................................             6             $    323,904.36                 0.10%
Arizona ................................            31                9,338,234.04                 2.94
Arkansas ...............................             7                  562,348.72                 0.18
California .............................           404              145,716,078.75                45.95
Colorado ...............................            29                5,943,509.74                 1.87
Connecticut ............................             9                3,579,496.75                 1.13
Delaware ...............................             6                1,612,227.03                 0.51
Florida ................................           130               29,717,894.48                 9.37
Georgia ................................            29                5,331,280.95                 1.68
Idaho ..................................             2                  230,056.17                 0.07
Illinois ...............................            34                9,733,979.33                 3.07
Indiana ................................            15                3,186,393.82                 1.00
Iowa ...................................             1                   50,602.29                 0.02
Kansas .................................             3                  176,843.40                 0.06
Kentucky ...............................            10                  948,024.63                 0.30
Louisiana ..............................            13                2,551,413.79                 0.80
Maine ..................................            11                1,726,507.96                 0.54
Maryland ...............................            19                7,801,664.62                 2.46
Massachusetts ..........................            23                7,099,827.92                 2.24
Michigan ...............................            20                3,629,722.68                 1.14
Minnesota ..............................             4                1,139,415.53                 0.36
Mississippi ............................             4                  504,991.22                 0.16
Missouri ...............................            24                2,846,329.50                 0.90
Montana ................................             1                  128,000.00                 0.04
Nebraska ...............................             3                  617,457.62                 0.19
Nevada .................................            14                4,415,352.01                 1.39
New Hampshire ..........................             1                  267,900.00                 0.08
New Jersey .............................            27                8,016,108.62                 2.53
New Mexico .............................             2                  281,038.42                 0.09
New York ...............................            60               18,649,641.01                 5.88
North Carolina .........................            25                2,895,641.80                 0.91
Ohio ...................................            50                6,279,485.11                 1.98
Oklahoma ...............................             9                1,175,161.77                 0.37
Oregon .................................             4                1,216,324.01                 0.38
Pennsylvania ...........................            16                2,087,609.53                 0.66
South Carolina .........................            17                1,928,170.84                 0.61
South Dakota ...........................             1                   59,352.76                 0.02
Tennessee ..............................            11                1,640,389.95                 0.52
Texas ..................................            31                5,354,384.63                 1.69
Utah ...................................             4                  949,861.02                 0.30
Vermont ................................             1                  165,380.11                 0.05
Virginia ...............................            25               10,396,687.20                 3.28
Washington .............................            18                5,615,856.01                 1.77
Wisconsin ..............................             5                1,131,407.81                 0.36
Wyoming ................................             1                  119,389.19                 0.04
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1) The greatest ZIP Code geographic concentration of Initial Group II Mortgage Loans was approximately 0.69% in the 92563 ZIP Code.

         Documentation Levels of the Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
          Documentation Level                Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Full Documentation .....................           538             $153,031,527.11                48.25%
Stated Documentation ...................           411               97,417,922.46                30.72
No Income Verification .................           165               57,386,939.25                18.10
No Documentation .......................            39                7,110,326.01                 2.24
Limited Documentation ..................             7                2,194,632.27                 0.69
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1) For a description of each Documentation Level, see "The Originators" in this prospectus supplement.

        Current Mortgage Rates of the Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
       Current Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
 4.400 - 5.000 .........................            10             $  3,116,610.21                 0.98%
 5.001 - 6.000 .........................           222               83,512,883.83                26.33
 6.001 - 7.000 .........................           368              131,003,583.29                41.31
 7.001 - 8.000 .........................           209               62,803,643.71                19.80
 8.001 - 9.000 .........................           120               19,549,209.08                 6.16
 9.001 - 10.000 ........................            95               10,363,757.19                 3.27
10.001 - 11.000 ........................            58                3,310,422.48                 1.04
11.001 - 12.000 ........................            36                2,005,266.25                 0.63
12.001 - 13.000 ........................            42                1,475,971.06                 0.47
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average current Mortgage Rate of the Initial Group II Mortgage Loans as of the Cut-off Date was approximately 6.845 per annum.

     Gross Margins of the Adjustable-Rate Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
            Gross Margin (%)                 Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
 3.950 - 4.000 .........................             1             $    378,047.94                 0.14%
 4.001 - 5.000 .........................           196               66,434,693.19                24.39
 5.001 - 6.000 .........................           326              116,683,601.60                42.83
 6.001 - 7.000 .........................           172               61,734,801.63                22.66
 7.001 - 8.000 .........................            65               18,987,083.32                 6.97
 8.001 - 9.000 .........................            42                6,777,667.99                 2.49
 9.001 - 10.000 ........................             7                1,292,096.25                 0.47
10.001 - 10.300 ........................             1                  151,744.49                 0.06
                                                 -----             ---------------               ------
    Total ..............................           810             $272,439,736.41               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average Gross Margin of the Adjustable-Rate Initial Group II Mortgage Loans as of the Cut-off Date was approximately 5.820% per annum.

              Month of Next Rate Adjustment for the Adjustable-Rate
                       Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
     Month of Next Rate Adjustment           Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
January 2006 ...........................             7             $  1,192,511.07                 0.44%
April 2006 .............................             1                   59,127.68                 0.02
October 2006 ...........................             2                  337,854.65                 0.12
December 2006 ..........................             1                  105,307.66                 0.04
March 2007 .............................             1                  445,000.00                 0.16
April 2007 .............................            35                8,957,078.34                 3.29
May 2007 ...............................           131               40,261,624.60                14.78
June 2007 ..............................           322              117,449,942.34                43.11
July 2007 ..............................            78               27,414,605.87                10.06
August 2007 ............................             3                1,017,058.79                 0.37
May 2008 ...............................             9                3,470,817.93                 1.27
June 2008 ..............................            45               16,494,536.92                 6.05
July 2008 ..............................           163               50,948,509.00                18.70
August 2008 ............................             1                   67,876.21                 0.02
May 2010 ...............................             2                  798,215.35                 0.29
June 2010 ..............................             9                3,419,670.00                 1.26
                                                 -----             ---------------               ------
     Total .............................           810             $272,439,736.41               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average time until the next Adjustment Date for the Adjustable-Rate Initial Group II Mortgage Loans as of the Cut-off Date was approximately 23 months.

Maximum Mortgage Rates of the Adjustable-Rate Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
       Maximum Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
10.625 - 11.000 ........................             4             $  1,001,769.46                 0.37%
11.001 - 12.000 ........................           105               42,511,371.30                15.60
12.001 - 13.000 ........................           227               84,027,988.70                30.84
13.001 - 14.000 ........................           235               80,632,066.29                29.60
14.001 - 15.000 ........................           139               43,521,474.31                15.97
15.001 - 16.000 ........................            63               13,539,895.73                 4.97
16.001 - 17.000 ........................            27                5,651,703.30                 2.07
17.001 - 18.000 ........................             8                1,058,675.87                 0.39
18.001 - 18.500 ........................             2                  494,791.45                 0.18
                                                 -----             ---------------               ------
    Total ..............................           810             $272,439,736.41               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Group II Mortgage Loans as of the Cut-off Date was approximately 13.313% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
       Minimum Mortgage Rate (%)             Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
 4.400 - 5.000 .........................            10             $  3,116,610.21                 1.14%
 5.001 - 6.000 .........................           194               73,562,785.95                27.00
 6.001 - 7.000 .........................           324              115,526,279.27                42.40
 7.001 - 8.000 .........................           177               57,255,319.82                21.02
 8.001 - 9.000 .........................            68               15,773,570.54                 5.79
 9.001 - 10.000 ........................            27                5,651,703.30                 2.07
10.001 - 11.000 ........................             8                1,058,675.87                 0.39
11.001 - 11.500 ........................             2                  494,791.45                 0.18
                                                 -----             ---------------               ------
     Total .............................           810             $272,439,736.41               100.00%
                                                 =====             ===============               ======

----------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Group II Mortgage Loans as of the Cut-off Date was approximately 6.718% per annum.

                Initial Periodic Rate Caps of the Adjustable-Rate
                       Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
     Initial Periodic Rate Cap (%)           Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
1.000 ..................................             9             $  1,663,038.95                 0.61%
1.500 ..................................           233               76,067,540.96                27.92
3.000 ..................................           567              194,336,156.50                71.33
6.000 ..................................             1                  373,000.00                 0.14
                                                 -----             ---------------               ------
     Total .............................           810             $272,439,736.41               100.00%
                                                 =====             ===============               ======

----------
(1)   Relates solely to initial rate adjustments.

              Subsequent Periodic Rate Caps of the Adjustable-Rate
                       Initial Group II Mortgage Loans(1)

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
         Periodic Rate Cap (%)               Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
1.000 ..................................           575             $196,218,213.12                72.02%
1.500 ..................................           235               76,221,523.29                27.98
                                                 -----             ---------------               ------
     Total .............................           810             $272,439,736.41               100.00%
                                                 =====             ===============               ======

----------
(1)   Relates to all rate adjustments subsequent to initial rate adjustments.

                 Originator the Initial Group II Mortgage Loans

                                                                  Principal Balance      % of Aggregate Principal
                                               Number of        Outstanding as of the    Balance Outstanding as of
               Originator                    Mortgage Loans         Cut-off Date             the Cut-off Date
----------------------------------------     --------------     ---------------------    -------------------------
Novastar ...............................           567             $112,668,996.07                35.53%
First Franklin .........................           277              110,541,976.53                34.86
Countrywide ............................           312               93,428,084.51                29.46
Accredited .............................             1                  243,000.00                 0.08
Meritage ...............................             2                  153,982.33                 0.05
Decision One ...........................             1                  105,307.66                 0.03
                                                 -----             ---------------               ------
     Total .............................         1,160             $317,141,347.10               100.00%
                                                 =====             ===============               ======

Conveyance of Additional Mortgage Loans and Subsequent Mortgage Loans and the Pre-Funding Accounts

      The Group I Additional Mortgage Loans will have an aggregate Principal Balance of approximately $102,230,625 and the Group II Additional Mortgage Loans will have an aggregate Principal Balance of approximately $80,837,676 as of the related Cut-off Date. The Additional Mortgage Loans were originated prior to the Closing Date and will be included in the assets of the Trust on the Closing Date. In addition to the Closing Date Mortgage Loans, under and to the extent provided in the Pooling Agreement, the Trustee, on behalf of the Trust, will be obligated to purchase from the Depositor during the Funding Period (as defined herein), subject to the availability thereof, Subsequent Mortgage Loans secured by residential properties consisting of detached or attached one- to four-family dwelling units, planned unit developments and individual condominium units. Each Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under "The Originators" in this prospectus supplement. The Subsequent Mortgage Loans will be transferred to the Trustee, on behalf of the Trust, pursuant to subsequent transfer instruments (the "Subsequent Transfer Instruments") between the Depositor and the Trustee. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trustee, on behalf of the Trust, will be required to pay to the Depositor from amounts on deposit in the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, a cash purchase price of 100% of the Principal Balance thereof. The Depositor will designate the later of (i) the first day of the month in which the related

Subsequent Transfer Date occurs and (ii) the origination date of such Subsequent Mortgage Loan as the cut-off date with respect to each of the related Subsequent Mortgage Loans (the "Subsequent Cut-off Date"). The amount paid from the Group I Pre-Funding Account and the Group II Pre-Funding Account on each Subsequent
Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate Principal Balance of the Group I Mortgage Loans and the Group II Mortgage Loans will increase by an amount equal to the aggregate Principal Balance of the Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans so purchased and the amount in the Group I Pre-Funding Account and the Group II Pre-Funding Account will decrease accordingly. Investors should note the Depositor will not deposit any amounts with the Trustee in respect of interest on the Original Pre-Funded Amounts (as defined below). If the Depositor fails to deliver the Subsequent Mortgage Loans before the Funding Period, such failure will result in less Available Funds on the first Distribution Date following the Funding Period.

      An account (the "Group I Pre-Funding Account") will be established by the Trustee for the benefit of the Certificateholders and funded on the Closing Date by the Depositor with an amount equal to approximately $61,108,180 (the "Original Group I Pre-Funded Amount") to provide the Trustee, on behalf of the Trust, with funds to purchase Subsequent Group I Mortgage Loans. During the period (the "Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account is less than $10,000, exclusive of investment income, or (ii) March 20, 2006, the Original Group I Pre-Funded Amount will be reduced by the amount used to purchase Subsequent Group I Mortgage Loans for Loan Group I in accordance with the Pooling Agreement. Any investment income on funds in the Group I Pre-Funding Account will be paid to the Depositor or its designee as provided in the Pooling Agreement.

      An account (the "Group II Pre-Funding Account"; and together with the Group I Pre-Funding Account, the "Pre-Funding Accounts") will be established by the Trustee for the benefit of the Certificateholders and funded on the Closing Date by the Depositor with an amount equal to approximately $38,522,288 (the "Original Group II Pre-Funded Amount"; and together with the Original Group I Pre-Funded Amount, the "Original Pre-Funded Amounts") to provide the Trustee, on behalf of the Trust, with funds to purchase Subsequent Group II Mortgage Loans. During the Funding Period, the Original Group II Pre-Funded Amount will be reduced by the amount used to purchase Subsequent Group II Mortgage Loans for Loan Group II in accordance with the Pooling Agreement. Any investment income on funds in the Group II Pre-Funding Account will be paid to the Depositor or its designee as provided in the Pooling Agreement.

      Any conveyance of Additional Mortgage Loans on the Closing Date and Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such Additional Mortgage Loan and Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Mortgage Loan Purchase Agreement, the related Assignment Agreement, the Pooling and Servicing Agreement and the related Subsequent Transfer Instrument; (b) the Depositor will not select such
Additional Mortgage Loan or Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the Certificateholders; (c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Additional Mortgage Loans and Subsequent Mortgage Loans and (d) as of the related Cut-off Date or Subsequent Cut-off Date, each such Additional Mortgage Loan or Subsequent Mortgage Loan will satisfy the following criteria: (i) the Additional Mortgage Loan or Subsequent Mortgage Loan may not be 60 or more days delinquent as of the last day of the calendar month preceding the related Cut-off Date or Subsequent Cut-off Date; (ii) the original term to stated maturity of the Additional Mortgage Loan or Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Additional Mortgage Loan or Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Additional Mortgage Loan or Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 100.00%; (v) such Additional Mortgage Loan or Subsequent Mortgage Loans will have, as of the related Cut-off Date or Subsequent Cut-off Date, a weighted average loan age not in excess of 5 months; (vi) the Additional Mortgage Loan or Subsequent Mortgage Loan, if a fixed-rate Mortgage Loan, will have a Mortgage Rate that is not less than approximately 5.00% per annum or greater than approximately 15.00% per annum; (vii) each of the Additional Mortgage Loans or Subsequent Mortgage Loans will have a first payment date occurring on or before December 2005 and will include 30 days' interest thereon; (viii) if the Additional Mortgage Loan or Subsequent Mortgage Loan is an adjustable-rate Mortgage Loan, such Additional Mortgage Loan or Subsequent

Mortgage Loan will have a Gross Margin not less than approximately 2.000% per annum, will have a Maximum Mortgage Rate not less than approximately 11.000% per annum and will have a Minimum Mortgage Rate not less than approximately 4.000% per annum and (x) the Additional Mortgage Loan or Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under "The Originators" in this prospectus supplement.

      Following the purchase of Subsequent Group I Mortgage Loans by the Trust, at the end of the Funding Period all of the Group I Mortgage Loans (including the Subsequent Group I Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 355 months; (ii) will have a weighted average Mortgage Rate of not less than 7.250% per annum and not more than 7.750% per annum; (iii) will have a weighted average loan-to-value ratio of not more than 82.50%; (iv) will have no Mortgage Loan with a Principal Balance which does not conform to Fannie Mae and Freddie Mac principal balance guidelines; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately 64% of the Group I Mortgage Loans; (vi) have no more than 23% of fixed-rate Group I Mortgage Loans; and (vii) will have a weighted average FICO score of not less than 605. In addition, the adjustable-rate Group I Mortgage Loans will have a weighted average Gross Margin not less than 5.750% per annum. For purposes of the calculations described in this paragraph, percentages of the Group I Mortgage Loans will be based on the Principal Balance of the Initial Group I Mortgage Loans as of the Cut-off Date and the Principal Balance of the Subsequent Group I Mortgage Loans as of the related Subsequent Cut-off Date.

      Following the purchase of Subsequent Group II Mortgage Loans by the Trust, at the end of the Funding Period all of the Group II Mortgage Loans (including the Subsequent Group II Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 349 months; (ii) will have a weighted average Mortgage Rate of not less than 6.750% per annum and not more than 7.250% per annum; (iii) will have a weighted average loan-to-value ratio of not more than 85.00%; (iv) will have no Mortgage Loan with a Principal Balance in excess of $1,200,000; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately 62% of the Group II Mortgage Loans; (vi) have no more than 15% of fixed-rate Group II Mortgage Loans; and
(vii) will have a weighted average FICO score of not less than 630. In addition, the adjustable-rate Group II Mortgage Loans will have a weighted average Gross Margin not less than 5.500% per annum. For purposes of the calculations described in this paragraph, percentages of the Group II Mortgage Loans will be based on the Principal Balance of the Initial Group II Mortgage Loans as of the Cut-off Date and the Principal Balance of the Subsequent Group II Mortgage Loans as of the related Subsequent Cut-off Date.

      Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any of the Rating Agencies if the inclusion of such Subsequent
Mortgage Loan would adversely affect the ratings on any class of Offered Certificates and minor variances regarding the characteristics of the Subsequent Mortgage Loans set forth above will be permitted. The final characteristics of the Mortgage Loans (including the Additional Mortgage Loans and Subsequent Mortgage Loans) will be reflected in a Form 8-K which will be filed within 15 days of the end of the Funding Period.

                                 THE ORIGINATORS

      The information set forth in the following paragraphs has been provided by each Originator whose mortgage loans constitute approximately 20% or more of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

First Franklin Financial Corporation

      First Franklin ("First Franklin"), a division of National City Bank of Indiana ("National City"), is a national bank with offices in San Jose, California.

      National City is a wholly-owned subsidiary of National City Corporation. As of December 31, 2004, First Franklin had approximately $2.984 billion in assets, approximately $1.691 billion in liabilities and approximately $1.292 billion in equity.

      Founded in 1981, First Franklin has grown from a small mortgage broker to a full-service mortgage lender with a wide variety of products. During the late 1980's and early 1990's, First Franklin focused primarily on originating and purchasing agency mortgage loans. Agency origination volume peaked in 1993 at over $3.5 billion.

      In 1994, First Franklin embarked on a transformation to a full service "A" through "D" credit lender. Since that time, agency mortgage loan origination volume has declined significantly as activities have been focused on originating and acquiring non-agency mortgage loans. As of September 3, 2005, originations totaled approximately $22.3 billion year-to-date, with $1.6 billion of retail non-agency mortgage loans and $20.7 billion of wholesale non-agency mortgage loans.

      All of the Mortgage Loans originated or acquired by First Franklin (the "First Franklin Mortgage Loans), generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by First Franklin.

      First Franklin's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. All of the First Franklin Mortgage Loans were underwritten with a view toward the resale thereof in the secondary mortgage market. First Franklin considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio ("Debt Ratio"), as well as the value, type and use of the mortgaged property. The First Franklin Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or otherwise waived by First Franklin upon the payment by the related mortgagor of higher origination fees and a higher Mortgage Rate, a majority of the First Franklin Mortgage Loans provide for the payment by the mortgagor of a prepayment charge on certain full or partial prepayments made within one to four years from the date of origination of the First Franklin Mortgage Loan as described under "The Mortgage Pool--Mortgage Loan Statistics" above.

      Substantially all of the mortgage loans originated by First Franklin are based on loan application packages submitted through mortgage brokerage companies. These brokers must meet minimum standards set by First Franklin based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), satisfactory credit report only if no federal income tax identification number, signed broker agreement, signed W-9 and signed broker authorization. Once approved, mortgage brokerage companies are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

      First Franklin has one underwriting program called the Direct Access Program. Within the Direct Access Program, there are four documentation programs, the Full Documentation Program, the Limited Income Verification Program (the "LIV"), the Stated Plus Program and the No Income Verification Program (the "NIV"). All of the Mortgage Loans were originated in accordance with First Franklin's Direct Access Program. While each underwriting program is intended to assess the risk of default, the Direct Access Program makes use of credit bureau risk scores (the "Credit Bureau Risk Score"). The Credit Bureau Risk Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories--Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from 300 to 850. Although the Credit Bureau Risk Scores are based solely on the information at the particular credit repository, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriters' judgment.

      The Direct Access Program was developed to simplify the origination process for the mortgage brokerage companies approved by First Franklin. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, Direct Access relies upon a borrower's Credit Bureau Risk Score initially to determine a borrower's likely future credit performance. Mortgage brokerage companies are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower's interest rate based upon First Franklin's Direct Access Program risk-based pricing matrix (subject to final loan approval by First Franklin).

      Under the Direct Access Program, First Franklin requires that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income for all LTVs) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores can be utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score or the borrower is not eligible for the Direct Access Program. Generally, the minimum Credit Bureau Risk Score allowed under the Direct Access Program is 540.

      The Credit Bureau Risk Score, along with the loan-to-value ratio, is an important tool in assessing the creditworthiness of a Direct Access borrower. However, these two factors are not the only considerations in underwriting a Direct Access loan. First Franklin's underwriting staff fully reviews each Direct Access loan to determine whether First Franklin's guidelines for income, assets, employment and collateral are met.

      The Mortgage Loans that were underwritten by First Franklin's underwriters have the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, First Franklin may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the First Franklin Mortgage Loans may represent such underwriting exceptions.

      First Franklin's underwriters verify the income of each applicant under various documentation programs as follows: under the Full Documentation Program, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on credit score range; under the LIV Program, the borrower is qualified based on the income stated on the application and applicants are generally required to submit verification of adequate cash flow to meet credit obligations for the six month period preceding the application; the Stated Plus Program allows income to be stated, but requires borrowers provide verification of liquid assets equaling three months of income stated on the mortgage application; under the NIV Program, applicants are qualified based on monthly income as stated on the mortgage application and the underwriter will determine that the stated income is reasonable and realistic when compared to borrower's employment type, assets and credit history. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with a credit score greater than or equal to 540 and not originated in conjunction with a second lien mortgage, bank statements (for 12 months) are acceptable as full documentation. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with credit scores greater than or equal to 600, regardless of being originated with a corresponding second lien mortgage, twelve months bank statements are acceptable as full documentation. In all cases, the income stated must be reasonable and customary for the applicant's line of work. Although the income is not verified under the LIV and NIV Programs, a preclosing audit generally will confirm that the business exists. Verification may be made through phone contact to the place of business, obtaining a valid business license, CPA/Enrolled Agent letter or through Dunn and Bradstreet Information Services.

      First Franklin also offers Rapid Refi which allows reduced income documentation in exchange for timely payments of a current mortgage over the previous eighteen (18) month period.

      The applicant generally must have a sufficiently established credit history to qualify for the appropriate Credit Bureau Risk Score range under the Direct Access Program. This credit history is substantiated by a two repository merged report prepared by an independent credit report agency. The report typically summarizes the applicant's entire credit history, and generally includes a seven year public record search for each address where the applicant has lived during the two years prior to the issuance of the credit report and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In some instances, borrowers with a minimal credit history are eligible for financing under the Direct Access Program.

      First Franklin originates loans secured by one- to four-unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. First Franklin's guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards; and if appropriate, a review appraisal. Generally, appraisals are provided by appraisers approved by First Franklin. Review appraisals may only be provided by appraisers approved by First Franklin. In some cases, First Franklin relies on a statistical appraisal methodology provided by a third-party.

      Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with First Franklin. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be an enhanced desk, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises. The review appraisal may be waived by a Standard Plus Delegated Underwriter.

      First Franklin requires title insurance on all mortgage loans secured by liens on real property. First Franklin also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

      First Franklin conducts a number of quality control procedures, including a post-funding compliance audit as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the compliance audit, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to each branch for response. The audit findings and branch responses are then reviewed by First Franklin's senior management. Adverse findings are tracked monthly and over a rolling six month period. This review procedure allows First Franklin to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

      Under the mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and Debt Ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however these loan programs establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

      "Equity Refinance" transactions are defined as those instances where the borrower receives the lesser of 2% of the new loan amount or $2,000 cash-in-hand. Funds used for debt consolidation are not included in this amount.

      First Franklin's guidelines under the Direct Access Program generally have the following criteria for borrower eligibility for the specified Credit Bureau Risk Score range.

      The Debt Ratio generally may not exceed 50.49% for all credit scores on full documentation and LIV loans. Loans meeting the residual income requirements may have a maximum Debt Ratio of 55.49%. The Debt Ratio for NIV loans may not exceed 50.49%.

      Generally, all liens affecting title must be paid at closing. Collections, charge-offs, judgments and liens not affecting title may remain open for combined LTVs less than or equal to 80%, provided certain criteria are met. For instance, if the loan is a purchase or rate and term refinance, a payoff of such amounts will not be required if the related loan is not being originated together with a second lien loan, the balance of the items(s) added to the loan amount does not exceed the maximum allowed combined LTV, the payment amounts are included in the debt calculation, and First Franklin's loan has first lien priority.

      Countrywide Home Loans, Inc.

      General The information set forth below with regard to the underwriting standards of the mortgage loans originated by Countrywide Home Loans, Inc. and serviced by Countrywide Servicing (the "Countrywide Mortgage Loans") has been provided to the Depositor by Countrywide Home Loans, Inc. ("Countrywide Home Loans").

      For information  about Countrywide Home Loans,  Countrywide  Servicing and
their     business     activities,     see    "The    Pooling     Agreement--The
Servicers--Countrywide Home Loans Servicing LP" in this prospectus supplement.

      The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to credit blemished mortgage loans. Countrywide Home Loans produces its credit blemished mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any credit blemished mortgage loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home
Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of credit blemished mortgage loans. In general, Countrywide Home Loans does not purchase any credit blemished mortgage loan that it has not itself underwritten.

      Countrywide Home Loans' underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Countrywide Mortgage Loans will have been originated based on such underwriting exceptions.

      Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information. Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

      After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

      Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a credit blemished loan. The maximum loan amount varies depending upon a borrower's credit grade, Credit Bureau Risk Score, and documentation level but does not generally exceed $1,000,000. Variations in maximum loan amount limits are permitted based on compensating factors.

      Countrywide Home Loans' underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 100% and second mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

      Countrywide Home Loans requires title insurance on all credit blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

      Countrywide Home Loans' credit blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to
Countrywide Home Loans for its non-credit blemished mortgage loans with regard to the borrower's credit standing and repayment ability. While more flexible, Countrywide Home Loans' underwriting guidelines still place primary reliance on a borrower's ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios than for loans underwritten to more traditional standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans' credit blemished mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

      Countrywide Home Loans underwrites or originates credit blemished mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide Home Loans verifies the loan applicant's sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide Home Loans' underwriting standards.

      Under the Stated Income Program, the borrower's employment and income sources and amounts must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

      Under the Full Doc, and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

      Countrywide Home Loans' underwriting guidelines for credit blemished mortgage loans utilize credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's mortgage history, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios and loan amounts given the borrower's Credit Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A"
        Loan-To-Value Ratio:  Maximum of 100%
        Debt-To-Income Ratio:  Maximum of 55%
        Loan Amount:  Maximum of $1,000,000
        Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, 520 for loan amounts up to $500,000, 580 for loan amounts up to $650,000, or 600 for loan amounts of $650,001 to $1,000,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 4 delinquencies of 30 days in the past 12 months and loan amount is restricted to $500,000.
        Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
        Bankruptcy: At least 2 years since discharge/dismissal of Chapter 7, 11, or 13 Bankruptcy.
        Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: "A-"
        Loan-To-Value Ratio:  Maximum of 90%
        Debt-To-Income Ratio:  Maximum of 55%
        Loan Amount:  Maximum of $500,000
        Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to $500,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide
        Home  Loans  by  independent  third  parties,   then  no  more  than  6
        delinquencies of 30 days, and 2 delinquencies of 60 days in the past 12 months.
        Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
        Bankruptcy: At least 2 years since discharge/dismissal of Chapter 7 or 11 Bankruptcy, and 2 years since filing or dismissal of Chapter 13 Bankruptcy. Additionally, a Chapter 13 Bankruptcy must be discharged prior to the loan application date if it has not been dismissed. Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.

Credit Grade Category: "B"
        Loan-To-Value Ratio:  Maximum of 85%
        Debt-To-Income Ratio:  Maximum of 55%
        Loan Amount:  Maximum of $500,000
        Consumer Credit History: Credit Bureau Risk Score must be greater than or equal to 500 for loan amounts up to $400,000, or 520 for loan amounts up to $500,000. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 10
        delinquencies   of  30  days,  4  delinquencies   of  60  days,  and  2
        delinquencies of 90 days or more in the past 12 months.
        Mortgage History: No more than 1 delinquency of 60 days in the past 12 months. Delinquencies of 30 days are not restricted.
        Bankruptcy: At least 18 months since discharge or dismissal of Chapter 7 or 11 Bankruptcy and 18 months since filing or dismissal of Chapter 13 Bankruptcy.

        Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.

Credit Grade Category: "C"
        Loan-To-Value Ratio:  Maximum of 80%
        Debt-To-Income Ratio:  Maximum of 55%
        Loan Amount:  Maximum of $450,000.
        Consumer Credit History: The minimum Credit Bureau Risk Score is 500 for loan amounts up to $400,000, or 520 for loan amounts up to $450,000. If no Credit Bureau Risk Score is available, Countrywide Home
        Loans   evaluates  the  borrower's   consumer  credit  history  through
        alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide
        Home  Loans  by  independent  third  parties,   then  no  more  than  8
        delinquencies of 60 days, and 4 delinquencies of 90 days or more in the past 12 months.
        Mortgage History: No more than 1 delinquency of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
        Bankruptcy: At least 1 year since discharge or dismissal of Chapter 7 or 11 Bankruptcy and 1 year since filing or dismissal of Chapter 13 Bankruptcy.
        Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

Credit Grade Category: "C-"
        Loan-To-Value Ratio:  Maximum of 70%
        Debt-To-Income Ratio:  Maximum of 55%
        Loan Amount:  Maximum of $350,000.
        Consumer Credit History: The minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months. Mortgage History: No more than 2 delinquencies of 90 days during the past 12 months. Delinquencies of 30 days and 60 days are not restricted.
        Bankruptcy: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged/dismissed at least 1 day prior to funding.
        Foreclosure/Notice of Default: None at time of funding.

Credit Grade Category: "D"
        Loan-To-Value Ratio: Maximum of 65%
        Debt-To-Income Ratio: Maximum of 45%
        Loan Amount: Maximum of $250,000
        Consumer Credit History: The minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months. Mortgage History: Open Notice of default must be cured at time of funding.
        Bankruptcy: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged or dismissed at least 1 day prior to funding. Foreclosure/Notice of Default: Notice of default is acceptable but must be cured at time of funding.

      The loan-to-value ratios, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

      The "Credit Bureau Risk Score" is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower's creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

      In determining a Credit Bureau Risk Score for a particular borrower, Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce such scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant, Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

      If only one score is available, or no score is available, Countrywide Home Loans will follow its Limited Credit guidelines. Under the Limited Credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to A- risk and 80% loan-to-value ratio. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.

NovaStar Mortgage, Inc.

      General

      NovaStar Mortgage, Inc. ("NovaStar"), is a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, a Delaware corporation.

      NovaStar originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. NovaStar utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, NovaStar services loans nationwide, and is licensed to do business in 50 states. NovaStar's principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for NovaStar's mortgage lending operations are in Lake Forest, California; Cleveland, Ohio and Troy, Michigan. NovaStar is an approved HUD lender.

      Underwriting Standards

      Certain Mortgage Loans were originated by NovaStar (the "NovaStar Mortgage Loans") or purchased by NovaStar in the ordinary course of business on a loan by loan basis directly from mortgage brokers and mortgage loan originators.

      The underwriting guidelines of NovaStar are intended to evaluate the credit history of the potential borrower, the capacity of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant's income, assets, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter's comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are generally appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

      The underwriting guidelines include six levels of applicant documentation requirements, referred to as "Full Documentation," "Limited Documentation", "Stated Income", "No Documentation", "No Income/No Asset" and "Streamline." Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation program, no such verification is required, however, bank statements for the most recent consecutive 6-month period are required to evidence cash flow. If business bank statements are used in lieu of personal statements, an unaudited current profit loss statement may accompany the bank statements. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the "No Documentation" program, an applicant provides no information as it relates to their income. Under the "No Income/No Asset" program, the applicant's income and assets are not verified, however the applicant's employment is verified. Mortgage loans originated under any program other than the "Full Documentation" program require less documentation and verification than do traditional "Full Documentation" programs. Given that NovaStar primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

      On a case-by-case basis, exceptions to the underwriting guidelines are made where NovaStar believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower's monthly debt service payments, the loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrants an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor or designee approved by the supervisor. All loans over $650,000 require the approval of the VP of Operations or Corporate Credit Department or its approved designee. In addition, the President of NovaStar approves all loans in excess of $1,100,000.

                             Underwriting Standards

                       M1               M2               M3               M4          Alt-A (NINA)        Alt-A           Alt-A
                                                                                                         (NoDoc)      (Full/Stated)
Mortgage         No 30 day        Unlimited 30     Unlimited 60     Unlimited 90     No 30 day       No 30 day       No 30 day
History          lates within     day lates        day lates        day lates        lates within    lates within    lates within
                 last 12 months   within the       within last 12   within last 12   the last 24     the last 24     the last 24
                                  last 12 months   months           months           months          months          months

Minimum FICO     520              500              500              520              620             620             620

Consumer Credit  N/A              N/A              N/A              N/A              N/A             N/A             N/A
Bankruptcy       Chapter 7: 2     Chapter 7: 2     Chapter 7: 1     Chapter 7:       Chapter 7: 3    Chapter 7: 3    Chapter 7: 3
Filings          years since      years since      year since       discharged       years since     years since     years since
                 discharge date   discharge date   discharge date.                   discharge date. discharge date. discharge date.
                 (100%, 97%)      (100%, 97%)
                 LTV, or 12       LTV, or 12
                 months           months
                 discharge        discharge
                 Chapter 13: 2    Chapter 13: 2    Chapter 13: 1    Chapter 13:      Chapter 13: 3   Chapter 13: 3   Chapter 13: 3
                 years since      years since      year since       discharged at    years since     years since     years since
                 discharge date   discharge date   discharge date   closing (w/ 0    discharge date. discharge date. discharge date.
                 (100%, 97%)      (100%, 97%)      or 18 months     X 30 BK rating)
                 LTV, or 12       LTV, or 12       since filing
                 months           months           (w/ 0 X 30 BK
                 discharge        discharge, or    rating)
                                  24 months
                                  filing (w/ 0 X
                                  30 BK rating)
                                  <= 95% LTV

Prior            >/=24 months     >/=24 months     >/=24 months     >/=12 months     48 months       48 months       48 months
Foreclosure/NOD


                        Alt-A         Piggybacks
                      (Jumbo)
Mortgage           No 30 day        No 30 day
History            lates within     lates within
                   the last 24      the last 12
                   months           months if
                                    first is M
                                    Series or
                                    within the
                                    last 24 months
                                    if first is
                                    Alt-A

Minimum FICO       620              M series 580
                                    Alta 620

Consumer Credit    N/A              N/A
Bankruptcy         Chapter 7: 3     Chapter 7:
Filings            years since      M Series 2
                   discharge date.  years
                                    Alta 3 years
                                    since
                                    discharge date.

                   Chapter 13: 3    Chapter 13:
                   years since      M Series 2
                   discharge date.  years Alta 3
                                    years since
                                    discharge date.

Prior              48 months        M Series
Foreclosure/NOD                     24 months
                                    Alta 48 months

                        M1               M2               M3               M4          Alt-A (NINA)         Alt-A
                                                                                                           (NoDoc)
Adverse           Not considered   Not considered   Not considered   Not considered   Any individual   Any individual
Accounts          unless they      unless they      unless they      unless they      account in       account in
                  exceed $5,000    exceed $5,000    exceed $5,000    exceed $5,000    last 24 months   last 24 months
                  in the past 12   in the past 12   in the past 12   in the past 12   > $250 balance   > $250 balance
                  months           months           months           months           must be paid;    must be paid;
                                                                                      if accumulated   if accumulated
                                                                                      balance of all   balance of all
                                                                                      accounts in      accounts in
                                                                                      last 24 months   last 24 months
                                                                                      is > $1,000,     is > $1,000,
                                                                                      all must be      all must be
                                                                                      paid in full     paid in full


Debt-to-Income    50% (60% at      50% (60% at      50% (60% at      55%              n/a              n/a
Ratio             lowered LTV)     lowered LTV)     lowered LTV)

Maximum           100% (600        100% (600        85% (540         75%              95%              90%
Loan-to-Value     score)           score)           score),  80%
Ratio             100% (580        100% (580        (520 score),
                  Purchase only)   Purchase only)   or 70% (500
                  or 97%/95%       or 97%/95%       score)
                  (580 score) or   (580 score),
                  90% (520)        90% (520
                                   score), or 75%   (500 score)

Maximum Combined  100% (max 80%    100% (max 80%    100% (max 80%    85%              100% (NMI        100% (NMI
Loan-to-Value     LTV) or 95%      LTV) or 95%      LTV) or 90%                       second loan      second loan
Ratio                                                                                 only)            only)

                         Alt-A            Alt-A         Piggybacks
                     (Full/Stated)       (Jumbo)
Adverse             Any individual   Any individual   All adverse
Accounts            account in       account in       accounts in
                    last 24 months   last 24 months   the last 12
                    > $250 balance   > $250 balance   months must be
                    must be paid;    must be paid;    satisfied at
                    if accumulated   if accumulated   closing; all
                    balance of all   balance of all   tax liens,
                    accounts in      accounts in      judgments and
                    last 24 months   last 24 months   child support
                    is > $1,000,     is > $1,000,     arrearages
                    all must be      all must be      must be paid
                    paid in full     paid in full     regardless of
                                                      age

Debt-to-Income      50%; 45% if      50%              50%
Ratio               100% LTV

Maximum             100% (min 660    80%              100% CLTV
Loan-to-Value       score, Full
Ratio               Doc only); 95%
                    with 660
                    score; 90%
                    with 620 score



Maximum Combined    100% (NMI        95%              100%
Loan-to-Value       second loan
Ratio               only)

      Close attention is paid to geographic diversification in managing credit risk. NovaStar believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. NovaStar has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by NovaStar higher than twice that market's percentage of the total national market share.

      Quality control reviews are conducted to ensure that all NovaStar Mortgage Loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. NovaStar reviews, at a minimum, 5-10% of each month's production. Audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

      Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

                                   THE SELLER

      The Seller of the Mortgage Loans is Greenwich Capital Financial Products, Inc., a Delaware corporation. The Seller previously acquired the Mortgage Loans from the Originators.

                              THE POOLING AGREEMENT

General

      The Certificates will be issued pursuant to the Pooling Agreement. The Trust created under the Pooling Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the related Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the Net WAC Rate Carryover Reserve Account and the rights of the Trustee under cap contract, (v) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vii) amounts on deposit in the Pre-Funding Accounts and the Interest Coverage Accounts, if any, and (viii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

      The NIMS Insurer, if any, will be a third party beneficiary of the Pooling Agreement to the extent set forth in the Pooling Agreement. In addition, the NIMS Insurer, if any, will have various rights under the Pooling Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

      Wells Fargo Bank, N.A. and The Bank of New York will act as custodians (the "Custodians") for the Trustee with respect to certain Mortgage Loans under the Pooling Agreement pursuant to two Custodial Agreements, each dated as of the Closing Date, among the Servicers, the Trustee and the related Custodian. Each Custodian will be paid a fee as set forth in the Pooling Agreement in respect of its duties as custodian (the "Custodial Fee").

Assignment of the Mortgage Loans

      On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Closing Date Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the related Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Closing Date Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

      The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or is lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Seller or the related Originator, as applicable. The assignments of Mortgage will not be recorded by or on behalf of the Depositor in the appropriate offices for real property records unless required by the Rating Agencies as provided in the Pooling Agreement; provided, however, upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of Mortgage will be recorded as set forth in the Pooling Agreement.

      On or prior to the Closing Date, the Trustee will review the Closing Date Mortgage Loans in each case, together with the Related Documents pursuant to the Pooling Agreement and if any Closing Date Mortgage Loan or Related Document is found not to conform to the Trustee's review criteria set forth in the Pooling Agreement and if any material defect is not cured within 90 days following notification thereof to the related Originator or Seller, as applicable, by the Trustee, the Trustee will enforce such Originator's obligations under the related Master Agreement or the Seller's obligations under the Mortgage Loan Purchase Agreement to either: (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances (each as defined herein) made by the related Servicer, plus any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory- or abusive-lending law. The
Purchase Price will be required to be remitted to the related Servicer for deposit in the related Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises. The obligation of each Originator or the Seller, as applicable, to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

      In connection with the substitution of a Qualified Substitute Mortgage Loan, each Originator or the Seller, as applicable, will be required to remit to the related Servicer for deposit in the related Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by each Originator or the Seller, as applicable, for a Deleted Mortgage Loan which must (in the case of any Originator, only to the extent set forth in the related Master Agreement), on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the related Master Agreement, related Assignment Agreement or Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the related Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

      Pursuant to the Master Agreements (as assigned to the Depositor pursuant to the Assignment Agreements and to the Trustee pursuant to the Pooling Agreement) and pursuant to the Mortgage Loan Purchase Agreement (as assigned to the Trustee pursuant to the Pooling Agreement), the related Originator or the Seller, as applicable will make certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, pursuant to the Master Agreements or the Mortgage Loan Purchase Agreement, the related Originator or the Seller, as applicable, represented and warranted that, among other things:
(i) at the time of transfer, the Seller or the related Originator, as applicable, transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien, (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws, (iii) the Mortgage Loans are not subject to the requirements of the Homeownership Act or any comparable state law; (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan, (v) no Mortgage Loan originated before October 1, 2002 has a prepayment charge term longer than five years after its date of origination and no Group I Mortgage Loan originated on or after October 1, 2002 has a prepayment charge term longer than three years after its date of origination and (vi) none of the Group I Mortgage Loans originated in Georgia are subject to the Georgia Fair Lending Act effective from October 1, 2002 to March 6, 2003. Pursuant to the Assignment Agreements, the Seller will make certain limited additional representations and warranties regarding the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders (which will be deemed to have occurred in the case of a breach of any of the representations and warranties set forth in clauses (iii) through (vi) above) in the related Mortgage Loan and Related Documents, the Seller or the related Originator will have a period of up to 120 days after discovery or notice of the breach to effect a cure. The Trustee will use reasonable efforts to enforce the obligations of the related Originator under the related Master Agreement or the obligations of the Seller under the related Assignment Agreement or Mortgage Loan Purchase Agreement, as applicable, to effect a cure by either (i) as permitted pursuant to the related Master Agreement, related Assignment Agreement or Mortgage Loan Purchase Agreement, as applicable, substituting for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) repurchasing such Deleted Mortgage Loan from the Trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the related Master Agreement or the related Assignment Agreement, as applicable. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the related Master Agreement, the related Assignment Agreement or the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders. Notwithstanding the foregoing, to the extent of a breach by the related Originator and the Seller of any representation, warranty or covenant under the related Master Agreement and the related Assignment Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee will first request that the related Originator cure such breach or repurchase such Mortgage Loan and if such Originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Trustee, the Trustee will then request that the Seller cure such breach or repurchase such Mortgage Loan.

      Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

      Pursuant to the Pooling Agreement, the Servicers will service and administer the Mortgage Loans as more fully set forth therein. In addition, each Servicer will represent and warrant, on the Closing Date, that, among other things, it will accurately and fully report its mortgagor credit files to each of the credit repositories in a timely manner.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

      Each Servicer will establish and maintain or cause to be maintained one or more separate trust accounts (each, a "Collection Account") for the benefit of the Certificateholders. Each Collection Account will be an Eligible

Account (as defined in the Pooling Agreement). Upon receipt by a Servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property), such Servicer will deposit such amounts in the related Collection Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Accounts for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

The Servicers

      The information set forth in the following paragraphs has been provided by the Servicers.

      National City Home Loans Services, Inc.

      National City Home Loan Services, Inc. ("NCHLS") will service certain Mortgage Loans. NCHLS, a wholly owned subsidiary of National City, is a full-service, non-conforming mortgage servicing company headquartered in Pittsburgh, Pennsylvania. NCHLS will provide customary servicing functions with respect to the mortgage loans. Among other things, NCHLS is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay compensating interest with respect to mortgage loans serviced by it. In managing the liquidation of defaulted mortgage loans, NCHLS will have sole discretion to take such action in maximizing recoveries to the Certificateholders including, without limitation, selling defaulted mortgage loans and REO properties.

      As of September 30, 2005, NCHLS serviced a portfolio of mortgage loans totaling approximately $33,309,397,431.

      The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by NCHLS at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date. NCHLS's portfolio may differ significantly from the Mortgage Loans serviced by it in the Mortgage Pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior NCHLS performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans serviced by it will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage. The actual delinquency experience on the Mortgage Loans serviced by it will depend, among other things, upon the value of the real estate securing such Mortgage
Loans and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by NCHLS. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool. Finally, the statistics shown below represent the delinquency experience for NCHLS's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans serviced by it will depend on the results obtained over the life of the Mortgage Pool.

                                                                         December 31,              September 30,
                                                               --------------------------------   ---------------
                                                                    2003              2004             2005
                                                               ---------------  ---------------   ---------------
                                                               Total Servicing  Total Servicing   Total Servicing
                                                                  Portfolio        Portfolio         Portfolio
                                                               ---------------  ---------------   ---------------
                                                                                ($ in thousands)
Total outstanding principal balance (at period end) .....      $18,751,866       $23,049,992       $33,309,397
Delinquency (at period end):
  30-59 days:*
        Principal balance ...............................         $530,613          $595,677          $906,711
        Delinquency percentage ..........................             2.83%             2.58%             2.72%
  60-89 days:*
        Principal balance ...............................         $182,027          $205,202          $273,870
        Delinquency percentage ..........................             0.97%             0.89%             0.82%
  90 days or more:*
        Principal balance ...............................         $102,237          $114,126          $154,504
        Delinquency percentage ..........................             0.55%             0.50%             0.46%
Bankruptcies(1):
        Principal balance ...............................         $199,423          $173,945          $244,743
        Delinquency percentage ..........................             1.06%             0.75%             0.73%
Foreclosures:
        Principal balance ...............................         $185,962          $168,194          $185,879
        Delinquency percentage ..........................             0.99%             0.73%             0.56%
Real Estate Owned:
        Principal balance ...............................          $79,116           $58,733           $61,460
        Delinquency percentage ..........................             0.42%             0.25%             0.18%
Total Seriously Delinquent including real estate owned(2)         $748,765          $720,201          $920,456
Total Seriously Delinquent excluding real estate owned ..         $669,649          $661,467          $858,996

----------
(1) Bankruptcies include both non-performing and performing loans in which the related borrower is in bankruptcy. Amounts included for contractually current bankruptcies for the total servicing portfolio for December 31, 2003, December 31, 2004 and September 30, 2005 are $42,727, $50,831 and
      $84,553, respectively.

(2) Seriously delinquent is defined as loans that are 60 or more days delinquent, in foreclosure, in REO or held by a borrower who has declared bankruptcy.

*     Foreclosures and Bankruptcies have been removed from these categories.

      The statistics shown above represent the recent experience of NCHLS. There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans serviced by it will be comparable. In addition, these statistics are based on all of the one- to four-family residential mortgage loans in NCHLS's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in NCHLS 's servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans serviced by it in the future will correspond to the future delinquency and foreclosure experience of NCHLS 's one- to four-family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans serviced by it will depend, among other things, upon (i) the value of real estate securing the Mortgage Loans serviced by it; and (ii) the ability of borrowers to make required payments.

      Countrywide Home Loans Servicing LP

      The information set forth in the following paragraphs has been provided by Countrywide Home Loans Servicing LP ("Countrywide Servicing").

      The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October

2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide Home Loans. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

      Countrywide Home Loans

      Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this section of the prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights.

      As of September 30, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $1,047.623 billion, substantially all of which are being serviced for unaffiliated persons. As of September 30, 2005, Countrywide Home Loans provided servicing for approximately $117.522 billion in credit blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans).

      Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

      (a)   collecting, aggregating and remitting mortgage loan payments;

      (b)   accounting for principal and interest;

      (c)   holding escrow (impound) funds for payment of taxes and insurance;

      (d)   making inspections as required of the mortgaged properties;

      (e) preparation of tax related information in connection with the mortgage loans;

      (f)   supervision of delinquent mortgage loans;

      (g)   loss mitigation efforts;

      (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

      (i) generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with such statements.

      Collection Procedures

      Credit blemished Mortgage Loans. When a mortgagor fails to make a payment on a credit blemished mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures for credit blemished loans, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to credit blemished mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

      Foreclosure and Delinquency Experience

      Credit blemished Mortgage Loans. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated and serviced by Countrywide Home Loans. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Countrywide Mortgage Loan. The sum of the columns below may not equal the total indicated due to rounding.

      For purposes of the following table:

o the period of delinquency is based on the number of days payments are contractually past due;

o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                         Delinquency and Foreclosure Experience
                           -------------------------------------------------------------------
                                As of December 31, 2002          As of December 31, 2003
                           --------------------------------   --------------------------------
                           Principal Balance     Percentage   Principal Balance     Percentage
                           -----------------     ----------   -----------------     ----------
Total Portfolio ......      $10,499,524,958       100.00%      $20,666,799,653       100.00%
Delinquency Percentage
   30-59 Days ........      $   776,262,183         7.39%      $ 1,237,075,953         5.99%
   60-89 Days ........      $   272,447,833         2.59%      $   369,166,559         1.79%
   90+ Days ..........      $   112,192,109         1.07%      $   101,415,871         0.49%
                            ---------------       ------       ---------------       ------
Sub-Total ............      $ 1,160,902,125        11.06%      $ 1,707,658,383         8.26%
                            ---------------       ------       ---------------       ------
Foreclosure Rate .....      $   277,872,737         2.65%      $   322,166,334         1.56%
Bankruptcy Rate ......      $   293,013,841         2.79%      $   305,504,468         1.48%

                                         Delinquency and Foreclosure Experience
                           -------------------------------------------------------------------
                                As of December 31, 2004           As of September 30, 2005
                           --------------------------------   --------------------------------
                           Principal Balance     Percentage   Principal Balance     Percentage
                           -----------------     ----------   -----------------     ----------
Total Portfolio ......      $41,677,307,627       100.00%      $53,084,068,580       100.00%
Delinquency Percentage
   30-59 Days ........      $ 2,672,783,223         6.41%      $ 3,858,591,813         7.27%
   60-89 Days ........      $   833,545,644         2.00%      $ 1,193,827,877         2.25%
   90+ Days ..........      $   316,611,150         0.76%      $   557,257,809         1.05%
                            ---------------       ------       ---------------       ------
Sub-Total ............      $ 3,822,940,017         9.17%      $ 5,609,677,500        10.57%
                            ---------------       ------       ---------------       ------
Foreclosure Rate .....      $   610,898,746         1.47%      $   789,503,750         1.49%
Bankruptcy Rate ......      $   438,848,649         1.05%      $   515,686,012         0.97%

      Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      JPMorgan Chase Bank, National Association

      JPMorgan Chase Bank, National Association ("JPMorgan") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

      Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability corporation. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing business. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity. JPMorgan will be the servicer of all originations and servicing rights purchases occurring on or after January 1, 2005 and will engage CHF as its subservicer. CHF is engaged in the business of servicing mortgage loans and will continue to directly service its servicing portfolio existing prior to January 1, 2005.

      In its capacity as servicer, JPMorgan will be responsible for servicing the Mortgage Loans to be serviced by it in accordance with the terms set forth in the Pooling Agreement. JPMorgan may perform any and all of its obligations under the Pooling Agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for such Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the Pooling Agreement as if JPMorgan alone were servicing those Mortgage Loans.

      Chase Home Finance LLC

      Due to the recent restructuring of its mortgage operations, JPMorgan does not have meaningful historical servicing data. As a result and due to the JPMorgan's engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the "CHF Subprime Securitized Servicing Portfolio"). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF, and many of the mortgage loans in the CHF Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the CHF Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the CHF Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans subserviced by CHF for JPMorgan in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans subserviced by CHF for JPMorgan in this transaction could be significantly worse. Moreover, the Mortgage Loans subserviced by CHF for JPMorgan in this transaction were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans sub-serviced by CHF for JPMorgan in this transaction could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

      CHF Subprime Securitized Servicing Portfolio

      The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio

                  Delinquency and Foreclosure Experience of the CHF Subprime Securitized Servicing Portfolio
                             (Dollars in Thousands)

                        As of September 30,                                     As of December 31,
                      -----------------------   -----------------------------------------------------------------------------------
                                2005                      2004                        2003                         2002
                      -----------------------   -----------------------    -------------------------     --------------------------
                      Number of     Dollar      Number of       Dollar     Number of        Dollar        Number          Dollar
                        Loans       Amount        Loans         Amount       Loans          Amount       of Loans         Amount
                      ---------  ------------   ----------    ---------    ----------    -----------     ----------     -----------
Portfolio .......      54,143     $6,440,312     75,898       9,388,238     90,370       $11,146,244       73,597       $8,326,818
Delinquency
  30-59 days ....        2.78%          2.28%      2.41%           1.83%      2.40%             1.83%        2.69%            2.28%
  60-89 days ....        0.87%          0.71%      0.70%           0.54%      0.84%             0.66%        0.86%            0.72%
  90 days or more        1.94%          1.40%      1.75%           1.31%      1.43%             1.15%        1.41%            1.21%
                       ------     ----------     ------       ---------     ------       -----------       ------       ----------
 Total ..........        5.59%          4.39%      4.86%           3.68%      4.67%             3.64%        4.96%            4.21%
                       ======     ==========     ======       =========     ======       ===========       ======       ==========
Foreclosure rate         2.75%          2.34%      2.72%           2.20%      2.47%             2.06%        2.65%            2.48%
REO properties ..         407            N/A        504             N/A        532               N/A          480              N/A

      The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

      The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

    Loan Loss Experience of the CHF Subprime Securitized Servicing Portfolio
                             (Dollars in Thousands)

                                           Nine Months
                                             Ending
                                           September 30,              Year Ending December 31,
                                           -------------     -----------------------------------------------

                                               2005              2004              2003              2002
                                           -------------     -----------       -----------       -----------
Average amount outstanding ..........      $ 7,688,139       $10,443,888       $ 9,642,035       $ 7,902,732
Net losses ..........................      $    47,426       $    73,858       $    73,504       $    43,458
Net losses as a percentage of average
  amount outstanding ................             0.62%             0.71%             0.76%             0.55%

      The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

      There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans sub-serviced by CHF for JPMorgan in this transaction will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above. We cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans sub-serviced by CHF for JPMorgan in this transaction will correspond to the statistical information set forth above.

      In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

      Collection Procedures

      CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

Advances

      Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced before each Distribution Date from (i) its own funds or funds provided by an Advancing Person as described below, (ii) funds in the related Collection Account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), an amount equal to the aggregate of all payments of principal and interest (net of Servicing
Fees) that were due during the related Due Period on the Mortgage Loans serviced by it, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

      Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on such Mortgage Loan. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. None of the Servicers will be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans serviced by it due to bankruptcy proceedings or the application of the Relief Act or any state law providing for similar relief. Subject to the recoverability standard above, each Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

      All Advances will be reimbursable to the related Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the such Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to such Servicer from general funds in the related Collection Account. Each Servicer may recover from amounts in the related Collection Account the amount of any Advance that remains unreimbursed to such Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Certificates. In the event a Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as a successor Servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

      In the course of performing its servicing obligations, each Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the related Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the related Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a "Servicing Advance."

      Servicing Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on each Mortgage Loan. Each Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the related Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by such Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to such Servicer from general funds in the Collection Account.

      The Pooling Agreement provides that each Servicer may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the related Servicer's obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to such Servicer.

Servicing and Other Compensation and Payment of Expenses

      The principal compensation to be paid to each Servicer in respect of its servicing activities (the "Servicing Fee") for the Mortgage Loans serviced by it will be at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan serviced by it. As additional servicing compensation, each Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges and Prepayment Interest Excess (as defined in the Pooling Agreement), non-sufficient fund fees and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related Collection Account and any related servicing accounts. Each Servicer is obligated to deposit into the related Collection Account the amount of any Prepayment Interest Shortfall (payments made by each Servicer in satisfaction of such obligation, "Compensating Interest") but only in an amount up to its Servicing Fee retained for the related Distribution Date.

      With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period (as defined below) occurring in the month preceding the month of such Determination Date, the "Prepayment Interest Shortfall" is an amount equal to interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the month in which the related Prepayment Period began.

The Trustee

      Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Pooling Agreement. The Trustee will make available a monthly statement to Certificateholders containing information regarding the Certificates. The Trustee may make such statement available each month, to any interested party, via the Trustee's website. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement.

      The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement will be equal to certain income on the amounts on deposit in the Distribution Account. The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) resulting from a breach of a Servicer's obligations and duties under the Pooling Agreement for which the Trustee is indemnified by such Servicer under the Pooling Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling Agreement. The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to Certificateholders.

The Credit Risk Manager

      Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company, a Colorado corporation, as credit risk manager for the trust (the "Credit Risk Manager") will monitor the performance of each Servicer, and make recommendations to the related Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and each Servicer on or prior to the Closing Date. The

Credit Risk Manager will rely upon mortgage loan data that is provided to it by the related Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "Credit Risk Manager's Fee" until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the then current aggregate principal balance of the Mortgage Loans.

Voting Rights

      At all times 98% of all voting rights will be allocated among the holders of the Floating Rate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all voting rights will be allocated among the holders of the Class P Certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates. The voting rights allocated to any class of Certificates will be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment

      The Pooling Agreement may be amended under the circumstances set forth under "The Agreements --Amendment" in the prospectus but only with the consent of the NIMS Insurer, if any.

Termination

      Any Servicer (in such capacity, the "Terminator") will have the right to purchase all of the Mortgage Loans and REO properties and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and REO properties is equal to or less than 10% of the sum of the aggregate Principal Balance of the Closing Date Mortgage Loans as of the related Cut-off Date and the Original Pre-Funded Amounts. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to the greater of (i) the aggregate Principal Balance of the Mortgage Loans and the appraised value of the REO properties and (ii) the fair market value of the Mortgage Loans and the REO properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO properties, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider. However, this option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, the notes issued pursuant to any indenture which are secured by all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Floating Rate Certificates will be, to the extent of available funds:

      (i) 100% of the then outstanding Certificate Principal Balance of the Floating Rate Certificates, plus

      (ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Floating Rate Certificates at the then applicable Pass-Through Rate for the class, plus

      (iii) any previously accrued but unpaid interest thereon to which the holders of the Floating Rate Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (payable to and from the Net WAC Rate Carryover Reserve Account or the Swap Account), plus

      (iv) in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

      Each Servicer will be required to act with respect to delinquent Mortgage Loans serviced by it in accordance with procedures set forth in the Pooling Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan,
(ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders. If the related Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Trust will issue (i) the Class I-A1 Certificates, the Class II-A1 Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates and the Class II-A4 Certificates (collectively, the "Class A Certificates"), (ii) the Class M-1A Certificates, the Class M-1B Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates (collectively, the "Mezzanine Certificates"),
(iii) the Class C Certificates (together with the Mezzanine Certificates, the "Subordinate Certificates"), (iv) the Class P Certificates and (v) the Class R Certificates and the Class R-X Certificates (together, the "Residual Certificates"). The Class A Certificates, the Mezzanine Certificates, the Class C Certificates, the Class P Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A
Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates and Class M-11 Certificates) are offered hereby (together, the "Offered Certificates").

      The Offered Certificates will have the Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent. The Class M-10 Certificates will have an Original Certificate Principal Balance equal to $7,505,000. The Class M-11 Certificates will have an Original Certificate Principal Balance equal to $8,830,000. The Class C Certificates will have an Original Certificate Principal Balance equal to the excess of the sum of the aggregate Principal Balance of the Closing Date Mortgage Loans as of the related Cut-Off Date and the Original Pre-Funded Amounts over the Original Certificate Principal Balances of the Floating Rate Certificates and the Class P Certificates. The Class P Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates. The Residual Certificates will not have Original Certificate Principal Balances and will not bear interest.

      The Offered Certificates will be issued in book-entry form as described below. The Floating Rate Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that such Certificates must be purchased in minimum total investments of $100,000 per class. The assumed final maturity date (the "Assumed Final Distribution Date") for the Offered Certificates is the Distribution Date in March 2036.

      Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in December 2005 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "Record Date" for any Certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the "Record Date" for any physical Certificate or any book-entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

      The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that Offered Certificates must be purchased in minimum total investments of $100,000 per class. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and
indirect   participants  by  instructing  such  DTC

Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the prospectus and "Global
Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

      Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream    holds   securities   for   its   customers    ("Clearstream
Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, Brussels, Belgium office (the "Euroclear Operator"). Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such distributions to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of a Servicer Event of Termination (as defined in the Pooling Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, the Servicers, the Seller or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

      Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds. With respect to any Distribution Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the related Servicer, the Trustee or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the related Servicer by the Determination Date, after deduction of the Servicing Fee for such Distribution Date, the Custodial Fee for such Distribution Date, the Credit Risk Manager fee for such Distribution Date and any accrued and unpaid Servicing Fees and Custodial Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges (iii) payments from each Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date, (iv) at the end of the Funding Period, any excess amounts transferred from the Pre-Funding Accounts, exclusive of any investment income thereon and (v) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts required to be withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Certificates. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

      The Group I Certificates generally represent an interest in the Group I Mortgage Loans and the Group II Certificates generally represent an interest in the Group II Mortgage Loans.

      Interest Distributions

      I. On each Distribution Date the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date.

      (i) to the holders of the Group I Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

      (ii) concurrently, to the holders of the Group II Certificates, on a pro rata basis based on the entitlement of each such class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

      II. On each Distribution Date the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

      (i) concurrently, to the holders of the Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

      (ii) to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

      III. On each Distribution Date, distributions to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date will be distributed sequentially, to the holders of the Class M-1 Certificates (concurrently, to the holders of the Class M-1A Certificates and the Class M-1B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such class.

      On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Floating Rate Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Floating Rate Certificates will not be entitled to reimbursement for any such interest shortfalls.

      Principal Distributions

      I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

      (i) first, to the holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

      (ii) second, after taking into account the amount distributed to the holders of the Group II Certificates pursuant to clause II(i) below on such Distribution Date, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below) until the Certificate Principal Balances thereof have been reduced to zero.

      II. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

      (i) first,  to the holders of the Group II Certificates  (allocated  among
the  Group  II  Certificates  in  the  priority  described  below),   until  the
Certificate Principal Balances thereof have been reduced to zero; and

      (ii) second, after taking into account the amount distributed to the holders of the Group I Certificates pursuant to clause I(i) above on such Distribution Date, to the holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

      III. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the holders of the Class M-1A Certificates, Class M-1B Certificates, Class M-2 Certificates, Class M-3
Certificates,   Class  M-4  Certificates,  Class  M-5  Certificates,  Class  M-6
Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

      IV. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

      (i) first, to the holders of the Group I Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

      (ii) second, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause V(i) below for such Distribution Date over (y) the amount actually distributed pursuant to clause V(i) below from the Group II Principal Distribution Amount on such Distribution Date.

      V. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

      (i) first, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

      (ii) second, to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause IV(i) above for such Distribution Date over (y) the amount actually distributed pursuant to clause IV(i) above from the Group I Principal Distribution Amount on such Distribution Date.

      VI. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed in the following amounts and order of priority:

      (i) first, to the holders of the Class M-1 Certificates (sequentially, to the holders of the Class M-1A Certificates and Class M-1B Certificates, in that order, in each case, until the Certificate Principal Balances thereof have been reduced to zero), the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

      (ii) second, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (iii) third, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (iv) fourth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (v) fifth, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (vi) sixth, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (vii) seventh, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (viii) eighth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (ix) ninth, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

      (x) tenth, to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

      (xi) eleventh, to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

      With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the holders of the Class II-A1 Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates and the Class II-A4 Certificates, in that order, in each case, until the Certificate Principal Balances thereof have been reduced to zero; provided, however, on any distribution date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions will be distributed concurrently to the holders of the Class II-A1 Certificates, Class II-A2 Certificates, the Class II-A3 Certificates and the Class II-A4 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class.

      The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described under "--Subordination" below, allocation of Realized Losses on the Mortgage Loans, as described under "--Allocation of Losses" below, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" below and cross-collateralization as described under "--Allocation of Available Funds" above and the Interest Rate Swap Agreement, as described under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" herein.

Subordination

      The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

      The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

      In addition, the rights of the holders of the Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class C Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Allocation of Losses

      Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to Net Swap Payments received under the Interest Rate Swap Agreement, third, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class M-11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, sixth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, seventh, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, eighth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, ninth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, tenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, eleventh, to the Class M-4 Certificates, until the Certificate
Principal Balance thereof has been reduced to zero, twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, thirteenth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and fourteenth, to the Class M-1 Certificates (concurrently, to the holders of the Class M-1A Certificates and the Class M-1B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class), until the Certificate Principal Balance thereof has been reduced to zero.

      The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates, the Class P Certificates or the Residual Certificates. However, investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

      Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and
(ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

      Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" below or from the Swap Account, according to the priorities set forth under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" below.

Overcollateralization Provisions

      The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Floating Rate Certificates and the amount needed to pay certain fees and expenses of the Trust. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest distributable to the holders of the Floating Rate Certificates and the fees and expenses payable by the Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The Pooling Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

      (i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions" above;

      (ii) sequentially, to the holders of the Class M-1 Certificates (concurrently, to the holders of the Class M-1A Certificates and the Class M-1B Certificates, on a pro rata basis based on the entitlement of each such class or on a pro rata basis based on the Certificate Principal Balance of each such class, as applicable), Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the Allocated Realized Loss Amount, for each such class;

      (iii) to make payments to the Net WAC Rate Carryover Reserve Account, to the extent any Net WAC Rate Carryover Amounts are required to be distributed to the holders of the Floating Rate Certificates, after taking into account amounts received under the cap contract but without taking into account amounts, if any, received under the Interest Rate Swap Agreement;

      (iv) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

      (v) to the holders of the Class C Certificates as provided in the Pooling Agreement;

      (vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

      (vii) any remaining amounts to the holders of the Residual Certificates as provided in the Pooling Agreement.

      On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the amount deposited therein pursuant to subclause
(iii) above and will distribute these amounts to the holders of the Offered Certificates in the order and priority set forth under "--Pass-Through Rates" herein.

      On each Distribution Date, the Trustee will withdraw from the Distribution Account all amounts representing prepayment charges, if any, in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

Definitions

      Many of the defined terms listed below may apply to both Loan Groups/Certificate Groups and are sometimes used in this prospectus supplement to refer to a particular Loan Group/Certificate Group by the use of the words "Group I" and "Group II."

      The "Accrual Period" for the Floating Rate Certificates for a given Distribution Date will be the actual number of days based on a 360-day year included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing
Date) and ending on the day immediately preceding such Distribution Date.

      An "Allocated Realized Loss Amount" with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Losses allocated to that class of Certificates on the Distribution Date and any Allocated Realized Loss Amounts for that class remaining undistributed from the previous Distribution Date minus any Subsequent Recoveries applied to that Allocated Realized Loss Amount.

      The "Certificate Principal Balance" of any Floating Rate Certificate or Class P Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof by any Subsequent Recoveries allocated to that class). The "Certificate Principal Balance" of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the sum of the then aggregate Principal Balance of the Closing Date Mortgage Loans and any amounts remaining in the Pre-Funding Accounts over (b) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates.

      The "Class M-1 Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (other than the Class M-1 Certificates) by (y) the aggregate Principal Balance of the Mortgage Loans calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

      The "Class M-1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the

Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 57.80% and
(ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 65.20% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-3 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 69.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-4 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (vi the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 73.90% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-5 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-6 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.20% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-7 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.00% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-8 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-9 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date),  (ix) the  Certificate  Principal  Balance of the Class M-8  Certificates
(after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.00% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-10 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such

Distribution  Date),  (iii) the Certificate  Principal  Balance of the Class M-2
Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date),  (ix) the  Certificate  Principal  Balance of the Class M-8  Certificates
(after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Class M-11 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date),  (ix) the  Certificate  Principal  Balance of the Class M-8  Certificates
(after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal
Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,415,000.

      The "Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate Principal Balance of the Mortgage Loans calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

      "Credit Risk Manager Fee" for any Distribution Date is the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the Mortgage Loans. Such fee will be paid monthly from the trust in accordance with the Pooling Agreement.

      "Credit Risk Manager Fee Rate" for any Distribution Date is 0.0135% per annum.

      "Delinquency Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Principal Balance of Mortgage Loans Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

      A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

      The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

      The "Downgrade Provisions" of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

      A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      The "Extra Principal Distribution Amount" for any Distribution Date, is the lesser of (x) the sum of (A) Net Monthly Excess Cashflow for such Distribution Date and (B) any amounts received under the Interest Rate Swap Agreement for this purpose and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

      "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

      o     "Failure to Pay or Deliver,"

      o     "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

      o     "Merger  without  Assumption"  (but  only with  respect  to the Swap
            Provider),   as  described  in  Sections   5(a)(i),   5(a)(vii)  and
            5(a)(viii) of the ISDA Master Agreement.

      The "Group I Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

      The "Group I Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group I Allocation Percentage.

      The "Group I Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced, or withdrawn from the Interest Coverage Account, with respect to the Group I Mortgage Loans.

      The "Group I Principal Distribution Amount" with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution
Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group I Allocation Percentage.

      The "Group I Principal Remittance Amount" means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the related Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the related Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group I Mortgage Loans, (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans and (vii) on the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group I Pre-Funding Accounts (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group I Mortgage Loans.

      The "Group I Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 48.70% and (ii) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,232,493.

      The "Group II Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

      The "Group II Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group II Allocation Percentage.

      The "Group II Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced, or withdrawn from the Interest Coverage Account with respect to the Group II Mortgage Loans.

      The "Group II Principal Distribution Amount" with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution
Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group II Allocation Percentage.

      The "Group II Principal Remittance Amount" means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the related Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the related Servicer during such Prepayment Period,
(iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group II Mortgage Loans, (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans and (vii) on the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group II Pre-Funding Accounts (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group II Mortgage Loans.

      The "Group II Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 48.70% and (ii) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,182,507.

      "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the related Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

      The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Floating Rate Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

      The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of
(x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Floating Rate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

      An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

      An "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized
Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

      The "Overcollateralization Target Amount" means, with respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, 3.65% of the sum of (a) the aggregate Principal Balance of the Closing Date Mortgage Loans as of the related Cut-off Date and (b) the Original Pre-Funded Amounts;
(ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (a) 7.30% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related Prepayment Period) and (b) 0.50% of the sum of (x) the aggregate Principal Balance of the Closing Date Mortgage Loans as of the related Cut-off Date and (y) the Original Pre-Funded Amounts; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Floating Rate Certificates to zero, the Overcollateralization Target Amount will be zero.

      Notwithstanding the foregoing, the percentages in the definition of Overcollateralization Target Amount are subject to a variance of plus or minus 5%.

      The "Overcollateralized Amount" for any Distribution Date is an amount equal to (i) the sum of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any funds on deposit in the Pre-Funding Accounts minus (ii) the sum of the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution
Date).

      The "Prepayment Period" for any Distribution Date, with respect to the Mortgage Loans serviced by NCHLS and Countrywide Servicing is the period commencing on the 16th day of the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from November 1, 2005) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

      For any Distribution Date, with respect to the Mortgage Loans serviced by JPMorgan, the Prepayment Period with respect to prepayments in full and with respect to any Distribution Date is the period from the 16th day of the calendar month preceding the month in which that Distribution Date occurs (or in the case of the first Distribution Date, from the related Cut-Off Date) through the 15th day of the month in which that Distribution Date occurs and with respect to partial prepayments with respect to any Distribution Date is the calendar month preceding the Distribution Date.

      The "Principal Remittance Amount" for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

      "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the related Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

      The "Senior Principal Distribution Amount" is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

      The "Stepdown Date" means the earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date occurring in December 2008 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 51.30%.

      "Subsequent Recoveries" are unanticipated amounts received on a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the related Servicer) as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class of Mezzanine Certificates with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

      A "Swap Default" means an Event of Default under the Interest Rate Swap Agreement.

      A "Swap Early Termination" means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

      The "Swap Provider" means Bear Stearns Financial Products Inc.

      A "Swap Provider Trigger Event" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

      The "Swap Termination Payment" means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

      A "Termination Event" under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the trust should terminate, if the Pooling Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling Agreement, the majority holder of the Class C Certificates or the NIMS Insurer, if any, exercise the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

      A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if either:

      (a)(i) on any Distribution Date on which the Class A Certificates remain outstanding, the Delinquency Percentage exceeds 31.15% of the Credit Enhancement Percentage; or (ii) on any Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Delinquency Percentage exceeds 37.90% of the Class M-1 Credit Enhancement Percentage; or

      (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the sum of the aggregate Principal Balance of the Closing Date Mortgage Loans as of the related Cut-off Date and the Original Pre-Funded Amounts exceeds the applicable percentages set forth below with respect to such Distribution Date:

   Distribution Date Occurring In                    Percentage
--------------------------------------------------------------------------------
December 2007 through November 2008     1.45% for the first month, plus an
                                        additional 1/12th of 1.90% for each
                                        month thereafter.

December 2008 through November 2009     3.35% for the first month, plus an
                                        additional 1/12th of 1.90% for each
                                        month thereafter.

December 2009 through November 2010     5.25% for the first month, plus an
                                        additional 1/12th of 1.50% for each
                                        month thereafter.

December 2010 through November 2011     6.75% for the first month, plus an
                                        additional 1/12th of 0.75% for each
                                        month thereafter.

December 2011 through November 2012     7.50% for the first month, plus an
                                        additional 1/12th of 0.05% for each
                                        month thereafter.

December 2012 and thereafter            7.55% for each month.

      The "Unpaid Interest Shortfall Amount" means (i) for each class of Floating Rate Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Floating Rate Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of
(1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Pass-Through Rates

      The "Pass-Through Rate" on any Distribution Date with respect to the Floating Rate Certificates will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date. With respect to the Floating Rate Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

      The "Formula Rate" for the Floating Rate Certificates is the lesser of (a) the Base Rate for such class or (b) the related Maximum Cap Rate.

      The "Base Rate" for the Floating Rate Certificates is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Certificate Index") as of the related LIBOR Determination Date (as defined herein) plus a related margin (the "Certificate Margin"). The Certificate Margin with respect to the each class of Floating Rate Certificates will be the percentages set forth below.

                                          Margin
                                     ---------------
                          Class       (1)        (2)
                          -----      -----      ----
                          I-A1       [__]%      [__]%
                          II-A1      [__]%      [__]%
                          II-A2      [__]%      [__]%
                          II-A3      [__]%      [__]%
                          II-A4      [__]%      [__]%
                          M-1A       [__]%      [__]%
                          M-1B       [__]%      [__]%
                           M-2       [__]%      [__]%
                           M-3       [__]%      [__]%
                           M-4       [__]%      [__]%
                           M-5       [__]%      [__]%
                           M-6       [__]%      [__]%
                           M-7       [__]%      [__]%
                           M-8       [__]%      [__]%
                           M-9       [__]%      [__]%
                          M-10       [__]%      [__]%
                          M-11       [__]%      [__]%

----------
(1)   For each  Distribution  Date up to and including the Optional  Termination
      Date,   as  defined  in  this   prospectus   supplement   under   "Pooling
      Agreement--Termination."

(2)   On each Distribution Date after the Optional Termination Date.

      The "Net WAC Rate" for (X) the first Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 multiplied by (B) the sum of (i) the amount of interest which accrued on the Initial Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (ii) any amounts withdrawn from the Interest Coverage Accounts, if any, for such Distribution Date minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period and (ii) the amounts on deposit in the Pre-Funding Accounts;

      (Y) the second Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 multiplied by (B) the sum of (i) the amount of interest which accrued on the Initial Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (ii) the amount of interest which accrued on the Additional Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (iii) any amounts withdrawn from the Interest Coverage Accounts, if any, for such Distribution Date minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period and (ii) the amounts on deposit in the Pre-Funding Accounts; and

      (Z) thereafter, is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 multiplied by (B) the sum of (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (ii) any amounts withdrawn from the Interest Coverage Accounts, if any, for such Distribution Date minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and

(2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period and (ii) the amounts on deposit in the Pre-Funding Accounts.

      The "Adjusted Net Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate,
(ii) the Custodial Fee Rate and (iii) the Credit Risk Manager Fee Rate.

      The "Maximum Cap Rate" for any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, plus an amount, expressed as a per annum rate, equal to the product of (i) the Net Swap Payment made by the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans and (ii) 12.

      The "Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any fixed-rate Mortgage Loan) as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Custodial Fee Rate and (iii) the Credit Risk Manager Fee Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of Floating Rate Certificates is the Net WAC Rate, then the "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. Any Net WAC Rate Carryover Amount on the Floating Rate Certificates will be distributed on such Distribution Date or future
Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under "Overcollateralization Provisions" after taking into account any amounts received under the cap contract as described below and "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account."

      On the Closing Date, the Trustee will establish an account (the "Net WAC Rate Carryover Reserve Account") from which distributions in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made. The Net WAC
Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Overcollateralization Provisions" above, and after deposit in the Net WAC Rate Carryover Reserve Account of any payments received under the cap contract, the Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Floating Rate Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carryover Reserve Account:

      (i) concurrently, to each class of Class A Certificates, the related Cap Amount, from payments made under the cap contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

      (ii) sequentially, to the Class M-1 Certificates (concurrently, to the holders of the Class M-1A Certificates and the Class M-1B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, the related Cap Amount, from payments made under the cap contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

      (iii) concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (i) above, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts; and

      (iv) sequentially, to the Class M-1 Certificates (concurrently, to the holders of the Class M-1A Certificates and the Class M-1B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount.

      The "Cap Amount" for the Floating Rate Certificates is equal to (i) the aggregate amount received by the Trust from the cap contract multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately prior to the applicable Distribution Date.

Interest Coverage Accounts

      The Trustee may establish for the benefit of the Certificateholders one or more trust accounts (the "Interest Coverage Accounts"), as required in the Pooling Agreement and on the Closing Date, the Depositor may deliver to the Trustee for deposit in the Interest Coverage Accounts cash amounts as specified in the Pooling Agreement. On each Distribution Date during, and the Distribution Date immediately following, the Funding Period, funds on deposit in the Interest Coverage Accounts, if any, will be applied by the Trustee to cover certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature. Such shortfall may exist during the Funding Period because the interest accruing on the aggregate Principal Balance of the related Mortgage Loans during such period will be less than the amount of interest which would have accrued on the Mortgage Loans if the related Subsequent Mortgage Loans were included in the Trust as of the Closing Date. On the first Distribution Date following the termination of the Funding Period (after the distribution on the Certificates to be made on such Distribution
Date), funds on deposit in the related Interest Coverage Account, if any, to the extent not needed to fund any shortfall of the kind described above, will be released by the Trustee to the Depositor or its designee. The Interest Coverage Accounts will not be assets of any REMIC.

The Cap Contract

      The Floating Rate Certificates will have the benefit of an interest rate cap contract. Pursuant to the cap contract, Bear Stearns Financial Products Inc. (together with any successor, the "Counterparty") will agree to pay to the Trust a monthly payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR (as set forth in the cap contract) over the rate set forth below for the Distribution Dates set forth below, up to a maximum one-month LIBOR of 10.500%; (2) the lesser of (i) the notional amount set forth below for the related Distribution Date and (ii) the aggregate Certificate Principal Balance of the Floating Rate Certificates for the related Distribution Date; and
(3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

                          Notional Amount    Cap Strike Rate
    Distribution Date           ($)                (%)
    --------------------------------------------------------
      December 2005             0.00               N/A
       January 2006         844,532,547          5.73574
      February 2006         836,166,246          6.53708
        March 2006          826,190,368          7.23780
        April 2006          815,190,114          6.53766
         May 2006           803,189,957          6.75641
        June 2006           790,218,373          6.53876
        July 2006           776,409,026          6.75710
       August 2006          761,830,717          6.54141
      September 2006        746,538,579          6.54188
       October 2006         730,570,907          6.76048

----------
(1) Distributions will be made on the 24th of each month or one business day prior to the start of the next accrual period.

The Cap Provider

      The Cap Provider is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Cap Provider has a ratings classification of "AAA" from S&P and "Aaa" from Moody's.

Interest Rate Swap Agreement, the Swap Provider and the Swap Account

The Interest Rate Swap Agreement

      On or before the Closing Date, the Trustee (in its capacity as trustee (the "Supplemental Interest Trust Trustee") of the supplemental interest trust, a separate trust created under the Pooling Agreement), on behalf of the Trust, will enter into an Interest Rate Swap Agreement with the Swap Provider. On each Distribution Date, the Supplemental Interest Trust Trustee pursuant to the Pooling Agreement (as further described below), will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Swap Account and the supplemental interest trust will be an asset of the Trust but not of any REMIC.

      Under the Interest Rate Swap Agreement, on each Distribution Date, the Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a Fixed Swap Payment equal to the product of (x) 4.936%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Trust to the extent that the floating amount exceeds the corresponding fixed amount.

      The Base Calculation Amount for the Distribution Date in November 2006 will be approximately $2,608,802. The Interest Rate Swap Agreement will terminate immediately after the November 2009 Distribution Date unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

      The respective obligations of the Swap Provider and the Supplemental Interest Trust Trustee to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and
(2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

      Upon any Swap Early Termination, the Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The

Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

      Upon a Swap Early Termination, the Supplemental Interest Trust Trustee, at the direction of the Depositor and with the consent of the NIMS Insurer, if any, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Trust receives a Swap Termination Payment from the Swap Provider, the Trustee will apply, as set forth in the Pooling Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Trust is required to pay a Swap Termination Payment to the Swap Provider, the Trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

      Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies and the NIMS Insurer, if any (such consent by the NIMS Insurer not to be unreasonably withheld), that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Swap Provider

      The Swap Provider is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Swap Provider has a ratings classification of "AAA" from S&P and "Aaa" from Moody's.

The Swap Account

      Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling Agreement. The Trustee will be required to deposit into the Swap Account all amounts received from the Swap Provider. Any amounts received from the Swap Provider and not distributed to the Floating Rate Certificates will be paid to the majority holder of the Class C Certificates or its designee.

      Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

      On  each  Distribution  Date,  to  the  extent  required,   following  the
distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" and withdrawals from the Net WAC Rate Carryover Reserve Account as described in "--Pass-Through Rates", the Trustee will withdraw from amounts in the Swap Account to distribute to the Floating Rate Certificates in the following order of priority:

      first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

      second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

      third, concurrently, to each class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount,
      fourth, sequentially, to the Class M-1 Certificates (concurrently, to the holders of the Class M-1A Certificates and the Class M-1B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

      fifth, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under "--Overcollateralization Provisions;"

      sixth, sequentially to the Class M-1 Certificates (concurrently, to the holders of the Class M-1A Certificates and the Class M-1B Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class), Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

      seventh, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining; and

      eighth, sequentially, to the Class M-1 (concurrently, to the holders of the Class M-1A Certificates and the Class M-1B Certificates, on a pro rata basis based on the entitlement of each such class), Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

The Supplemental Interest Trust

      Deutsche Bank National Trust Company will be the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will perform all of the obligations of the Supplemental Interest Trust under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the trust under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust receives the related funds from the trust. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Pooling Agreement except any such loss, liability or expense as may arise from its bad faith, negligence or willful misconduct.

Calculation of One-Month LIBOR

      On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Floating Rate Certificates (each such date, a "LIBOR Determination Date"), the Trustee will determine the Certificate Index for such Accrual Period for the Floating Rate Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

      As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trustee, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by or under common control with, the Servicers or any successor Servicers or the Originators; and "Reserve Interest Rate" will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR
Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

      The establishment of the Certificate Index on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Floating Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Mandatory Principal Distributions on Class A Certificates

      The Class A Certificates will receive a principal distribution on the Distribution Date immediately following the end of the Funding Period to the extent of any amounts remaining on deposit in either Pre-Funding Account on such Distribution Date. Although no assurance can be given, it is anticipated by the Depositor that the aggregate Principal Balance of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all of the Original Pre-Funded Amounts and that there will be no material amount of principal distribution to the holders of the related classes of Class A Certificates from the Pre-Funding Accounts. It is unlikely, however, that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate Principal Balance identical to the Original Pre-Funded Amounts. Accordingly, a small amount of principal representing the related unused Original Pre-Funded Amounts is likely to be distributed on the related Class A Certificates on the Distribution Date immediately following the end of the Funding Period.

Reports to Certificateholders

      On each Distribution Date, the Trustee will provide or make available to each holder of a Certificate and the rating agencies a statement (based in part on information received from the Servicers) setting forth, among other things, the information set forth in the prospectus under "Description of the Securities--Reports to Securityholders." The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee's internet website. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee will provide timely and adequate notification to all above parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults and Realized Losses

      The yield to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

General Prepayment Considerations

      The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Servicers). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that do not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included therein and each adjustable-rate Mortgage Loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See "The Mortgage Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate Mortgage Loans may differ from that on the adjustable-rate Mortgage Loans because the amount of the monthly payments on the adjustable-rate Mortgage Loans are subject to adjustment on each Adjustment Date. Furthermore, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for one, two, three or five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

      Except in the circumstances described in this prospectus supplement, principal distributions on the Group I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Group II Certificates relate to principal payments on the Group II Mortgage Loans.

      Approximately 69.95% of the Initial Group I Mortgage Loans and approximately 72.82% of the Initial Group II Mortgage Loans (in each case, by aggregate Cut-off Date Principal Balance of the related Loan Group) and approximately 71.47% of the Initial Mortgage Loans (by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans), provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, each Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the related Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

Yield Considerations Relating to Interest Distributions

      Interest May Be Limited by the Net WAC Rate. If the Pass-Through Rate of any class of Offered Certificates is limited by the Net WAC Rate, such class will accrue less interest than would otherwise be the case.

      To the extent the Pass-Through Rate for any class of Offered Certificates on any Distribution Date is limited to the Net WAC Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be distributable from (i) payments received under cap contract, (ii) payments received under the swap agreement or (iii) Net Monthly Excess Cashflow to the extent that the Overcollateralization Target Amount has been reached, in each case subject to the priorities described under "Description of the Certificates--Overcollateralization Provisions" and "--Pass-Through Rates" in this prospectus supplement and from payments received under the cap contract.

      The Net WAC Rate for the Offered Certificates will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on the Offered Certificates are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long.

      For a discussion of other factors that could cause the Pass-Through Rate on the Offered Certificates to be capped at the Net WAC Rate, see "Risk Factors--Effect of Mortgage Rates on the Offered Certificates" herein.

      Prepayment Interest Shortfalls and Relief Act Shortfalls. On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the  Floating  Rate  Certificates  on a pro rata  basis  based on the respective amounts of interest accrued on such certificates for such Distribution Date. The holders of the Floating Rate Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Floating Rate Certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment. See "Risk Factors--Prepayment Interest Shortfalls and Relief Act Shortfalls" in this prospectus supplement.

Additional Information

      The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the "Commission") in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

      The Additional Mortgage Loans and the Subsequent Mortgage Loans may have characteristics different from the Initial Mortgage Loans. However, each Additional Mortgage Loan and Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein under "The Mortgage Pool--Conveyance of Additional Mortgage Loans and Subsequent Mortgage Loans and the Pre-Funding Accounts" at the time of its conveyance to the Trust and be underwritten in accordance with the criteria set forth under "The Originators" in this prospectus supplement.

Weighted Average Lives

      The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

      The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

      The Assumed Final Distribution Date for the Offered Certificates is as set forth herein under "Description of the Certificates--General." The final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Distribution Date because
(i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein and (iii) an early a termination of the Trust may occur as provided herein.

      Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") assumes a prepayment rate for the fixed-rate Mortgage Loans of 100% of the Fixed-Rate Prepayment Vector and a prepayment rate for the adjustable-rate Mortgage Loans of 100% of the Adjustable-Rate Prepayment Vector. The "Fixed-Rate Prepayment Vector" assumes a constant prepayment rate ("CPR") of 4.6% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% (precisely 18.4%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 23.00%. The "Adjustable-Rate Prepayment Vector" assumes a CPR of 4.0% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.3478% (precisely 31.0%/23) per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35.00% per annum.

      CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

      Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption described thereunder.

      The tables entitled "Percent of Original Certificate Principal Balance Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

      The percentages and weighted average lives in the tables entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in Annex II to this prospectus supplement, (ii) the Closing Date for the Offered Certificates occurs on December 21, 2005 and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in December 2005, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates--Allocation of Available Funds," (iv) the prepayment rates are the percentages of the respective Prepayment Assumption set forth in the "Percent of Original Certificate Principal Balance Outstanding" tables below, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below,
(vii) the Overcollateralization Target Amount is determined as set forth in this prospectus supplement, (viii) scheduled payments for the Initial Mortgage Loans are received on the first day of each month commencing in December 2005, the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in the month prior to the Closing Date, (xi) the Certificate Index is at all times equal to 4.310%, (xii) the Pass-Through-Rates for the Floating Rate Certificates are as set forth herein, (xiii) the Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Initial Periodic Rate Caps, Periodic Rate Caps, Minimum
Mortgage Rates and Maximum Mortgage Rates), (xiv) with respect to the adjustable-rate Mortgage Loans, Six-Month LIBOR is equal to 4.637%, (xv) the Servicing Fee Rate, the Custodian Fee Rate and the Credit Risk Manager Fee Rate for each Mortgage Loan is equal to 0.520% per annum and (xvi) each Mortgage Loan with an interest only term greater than zero does not amortize during the remaining interest only period but following the interest only term, each such mortgage loan will amortize in amounts sufficient to repay the current principal balance of such mortgage loan over the remaining term to maturity calculated at the expiration of the interest only term, (xvii) the balance of the Class P Certificates is $0, (xviii) the Fixed Swap Payment is calculated as described under "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" and no Swap Termination Payment is made and (xix) no scheduled payments of principal or interest are received for the Additional Mortgage Loans for the first Distribution Date and no scheduled payments of principal or interest are received for the Subsequent

Mortgage Loans for the first and second Distribution Dates. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                             Prepayment Scenarios(1)

                                  Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V
                                  ----------   -----------   ------------   -----------   ----------
Adjustable-Rate Mortgage Loans:       70%          85%           100%           120%         140%
Fixed-Rate Mortgage Loans:            70%          85%           100%           120%         140%

----------
(1) Percentage of the Fixed-Rate Prepayment Vector or the Adjustable-Rate Prepayment Vector, as applicable.

      Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of such Certificate that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption.

          Percent of Original Certificate Principal Balance Outstanding

                                                                      Class I-A1
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............          83             80              76                72               67
November 25, 2007...............          58             50              43                33               24
November 25, 2008...............          37             27              17                 7                0
November 25, 2009...............          27             21              17                 7                0
November 25, 2010...............          20             15              12                 7                0
November 25, 2011...............          16             11               8                 5                0
November 25, 2012...............          12              8               5                 3                0
November 25, 2013...............           9              6               4                 2                0
November 25, 2014...............           7              4               3                 1                0
November 25, 2015...............           6              3               2                 1                0
November 25, 2016...............           4              2               1                 *                0
November 25, 2017...............           3              2               1                 *                0
November 25, 2018...............           3              1               1                 0                0
November 25, 2019...............           2              1               *                 0                0
November 25, 2020...............           1              1               0                 0                0
November 25, 2021...............           1              *               0                 0                0
November 25, 2022...............           1              *               0                 0                0
November 25, 2023...............           1              0               0                 0                0
November 25, 2024...............           *              0               0                 0                0
November 25, 2025...............           *              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        3.37           2.81             2.37              1.85            1.38
Weighted Average Life (years) to
Optional Termination(1)(2)......        3.13           2.61             2.20              1.71            1.38

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                      Class II-A1
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............          68             61              55                46               37
November 25, 2007...............          18              3               0                 0                0
November 25, 2008...............           0              0               0                 0                0
November 25, 2009...............           0              0               0                 0                0
November 25, 2010...............           0              0               0                 0                0
November 25, 2011...............           0              0               0                 0                0
November 25, 2012...............           0              0               0                 0                0
November 25, 2013...............           0              0               0                 0                0
November 25, 2014...............           0              0               0                 0                0
November 25, 2015...............           0              0               0                 0                0
November 25, 2016...............           0              0               0                 0                0
November 25, 2017...............           0              0               0                 0                0
November 25, 2018...............           0              0               0                 0                0
November 25, 2019...............           0              0               0                 0                0
November 25, 2020...............           0              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        1.30           1.13             1.00              0.87            0.77
Weighted Average Life (years) to
Optional Termination(1)(2)......        1.30           1.13             1.00              0.87            0.77

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                      Class II-A2
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100              56                 0                0
November 25, 2008...............          11              0               0                 0                0
November 25, 2009...............           0              0               0                 0                0
November 25, 2010...............           0              0               0                 0                0
November 25, 2011...............           0              0               0                 0                0
November 25, 2012...............           0              0               0                 0                0
November 25, 2013...............           0              0               0                 0                0
November 25, 2014...............           0              0               0                 0                0
November 25, 2015...............           0              0               0                 0                0
November 25, 2016...............           0              0               0                 0                0
November 25, 2017...............           0              0               0                 0                0
November 25, 2018...............           0              0               0                 0                0
November 25, 2019...............           0              0               0                 0                0
November 25, 2020...............           0              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        2.69           2.29             2.00              1.74            1.54
Weighted Average Life (years) to
Optional Termination(1)(2)......        2.69           2.29             2.00              1.74            1.54

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                      Class II-A3
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100                93               53
November 25, 2008...............         100             63              23                 0                0
November 25, 2009...............          64             42              23                 0                0
November 25, 2010...............          38             16               0                 0                0
November 25, 2011...............          17              0               0                 0                0
November 25, 2012...............           1              0               0                 0                0
November 25, 2013...............           0              0               0                 0                0
November 25, 2014...............           0              0               0                 0                0
November 25, 2015...............           0              0               0                 0                0
November 25, 2016...............           0              0               0                 0                0
November 25, 2017...............           0              0               0                 0                0
November 25, 2018...............           0              0               0                 0                0
November 25, 2019...............           0              0               0                 0                0
November 25, 2020...............           0              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        4.65           3.80             3.00              2.29            2.00
Weighted Average Life (years) to
Optional Termination(1)(2)......        4.65           3.80             3.00              2.29            2.00

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                      Class II-A4
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100                51                0
November 25, 2009...............         100            100             100                51                0
November 25, 2010...............         100            100              98                51                0
November 25, 2011...............         100             95              65                38                0
November 25, 2012...............         100             68              44                24                0
November 25, 2013...............          78             49              30                15                0
November 25, 2014...............          60             35              20                 9                0
November 25, 2015...............          46             25              14                 6                0
November 25, 2016...............          35             18               9                 1                0
November 25, 2017...............          26             13               6                 0                0
November 25, 2018...............          20              9               3                 0                0
November 25, 2019...............          15              7               *                 0                0
November 25, 2020...............          10              3               0                 0                0
November 25, 2021...............           8              *               0                 0                0
November 25, 2022...............           6              0               0                 0                0
November 25, 2023...............           3              0               0                 0                0
November 25, 2024...............           1              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................       10.53           8.68             7.33              5.10            2.56
Weighted Average Life (years) to
Optional Termination(1)(2)......        8.68           7.11             6.00              4.02            2.56

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                      Class M-1A
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100               100               68
November 25, 2009...............          71             47              27               100               68
November 25, 2010...............          43             20               2                12               68
November 25, 2011...............          21              *               0                 0               26
November 25, 2012...............           4              0               0                 0                0
November 25, 2013...............           0              0               0                 0                0
November 25, 2014...............           0              0               0                 0                0
November 25, 2015...............           0              0               0                 0                0
November 25, 2016...............           0              0               0                 0                0
November 25, 2017...............           0              0               0                 0                0
November 25, 2018...............           0              0               0                 0                0
November 25, 2019...............           0              0               0                 0                0
November 25, 2020...............           0              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        4.85           4.11             3.96              4.65            4.88
Weighted Average Life (years) to
Optional Termination(1)(2)......        4.85           4.11             3.96              4.65            3.86

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                      Class M-1B
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100               100              100
November 25, 2009...............         100            100             100               100              100
November 25, 2010...............         100            100             100               100              100
November 25, 2011...............         100            100              70                42              100
November 25, 2012...............         100             72              47                26               87
November 25, 2013...............          83             52              32                16               51
November 25, 2014...............          64             38              22                10               19
November 25, 2015...............          49             27              15                 4                0
November 25, 2016...............          37             20              10                 0                0
November 25, 2017...............          29             14               7                 0                0
November 25, 2018...............          22             10               0                 0                0
November 25, 2019...............          17              8               0                 0                0
November 25, 2020...............          12              0               0                 0                0
November 25, 2021...............           9              0               0                 0                0
November 25, 2022...............           5              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................       10.73           8.86             7.48              6.35            8.05
Weighted Average Life (years) to
Optional Termination(1)(2)......        8.77           7.18             6.07              5.17            4.34

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                       Class M-2
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100               100              100
November 25, 2009...............          81             65              51                76              100
November 25, 2010...............          62             47              35                23               29
November 25, 2011...............          47             33              23                14                8
November 25, 2012...............          36             24              16                 9                5
November 25, 2013...............          28             17              11                 5                2
November 25, 2014...............          21             13               7                 3                0
November 25, 2015...............          16              9               5                 0                0
November 25, 2016...............          12              7               3                 0                0
November 25, 2017...............          10              5               *                 0                0
November 25, 2018...............           7              3               0                 0                0
November 25, 2019...............           6              1               0                 0                0
November 25, 2020...............           4              0               0                 0                0
November 25, 2021...............           3              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        6.79           5.66             5.01              4.72            4.90
Weighted Average Life (years) to
Optional Termination(1)(2)......        6.16           5.12             4.56              4.34            4.33

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                       Class M-3
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............          100%           100%            100%              100%             100%
November 25, 2006...............          100            100             100               100              100
November 25, 2007...............          100            100             100               100              100
November 25, 2008...............          100            100             100               100              100
November 25, 2009...............           81             65              51                37               73
November 25, 2010...............           62             47              35                23               14
November 25, 2011...............           47             33              23                14                8
November 25, 2012...............           36             24              16                 9                5
November 25, 2013...............           28             17              11                 5                0
November 25, 2014...............           21             13               7                 3                0
November 25, 2015...............           16              9               5                 0                0
November 25, 2016...............           12              7               3                 0                0
November 25, 2017...............           10              5               0                 0                0
November 25, 2018...............            7              3               0                 0                0
November 25, 2019...............            6              0               0                 0                0
November 25, 2020...............            4              0               0                 0                0
November 25, 2021...............            1              0               0                 0                0
November 25, 2022...............            0              0               0                 0                0
November 25, 2023...............            0              0               0                 0                0
November 25, 2024...............            0              0               0                 0                0
November 25, 2025...............            0              0               0                 0                0
November 25, 2026...............            0              0               0                 0                0
November 25, 2027...............            0              0               0                 0                0
November 25, 2028...............            0              0               0                 0                0
November 25, 2029...............            0              0               0                 0                0
November 25, 2030...............            0              0               0                 0                0
November 25, 2031...............            0              0               0                 0                0
November 25, 2032...............            0              0               0                 0                0
November 25, 2033...............            0              0               0                 0                0
November 25, 2034...............            0              0               0                 0                0
November 25, 2035...............            0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        6.77           5.64             4.95              4.52            4.40
Weighted Average Life (years) to
Optional Termination(1)(2)......        6.16           5.11             4.51              4.16            4.09

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                       Class M-4
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............        100%           100%            100%              100%             100%
November 25, 2006...............        100            100             100               100              100
November 25, 2007...............        100            100             100               100              100
November 25, 2008...............        100            100             100               100              100
November 25, 2009...............         81             65              51                37               26
November 25, 2010...............         62             47              35                23               14
November 25, 2011...............         47             33              23                14                8
November 25, 2012...............         36             24              16                 9                5
November 25, 2013...............         28             17              11                 5                0
November 25, 2014...............         21             13               7                 1                0
November 25, 2015...............         16              9               5                 0                0
November 25, 2016...............         12              7               1                 0                0
November 25, 2017...............         10              5               0                 0                0
November 25, 2018...............          7              1               0                 0                0
November 25, 2019...............          6              0               0                 0                0
November 25, 2020...............          4              0               0                 0                0
November 25, 2021...............          0              0               0                 0                0
November 25, 2022...............          0              0               0                 0                0
November 25, 2023...............          0              0               0                 0                0
November 25, 2024...............          0              0               0                 0                0
November 25, 2025...............          0              0               0                 0                0
November 25, 2026...............          0              0               0                 0                0
November 25, 2027...............          0              0               0                 0                0
November 25, 2028...............          0              0               0                 0                0
November 25, 2029...............          0              0               0                 0                0
November 25, 2030...............          0              0               0                 0                0
November 25, 2031...............          0              0               0                 0                0
November 25, 2032...............          0              0               0                 0                0
November 25, 2033...............          0              0               0                 0                0
November 25, 2034...............          0              0               0                 0                0
November 25, 2035...............          0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        6.76           5.62             4.91              4.41            4.18
Weighted Average Life (years) to
Optional Termination(1)(2)......        6.16           5.10             4.48              4.06            3.89

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                       Class M-5
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100               100              100
November 25, 2009...............          81             65              51                37               26
November 25, 2010...............          62             47              35                23               14
November 25, 2011...............          47             33              23                14                8
November 25, 2012...............          36             24              16                 9                5
November 25, 2013...............          28             17              11                 5                0
November 25, 2014...............          21             13               7                 0                0
November 25, 2015...............          16              9               5                 0                0
November 25, 2016...............          12              7               0                 0                0
November 25, 2017...............          10              5               0                 0                0
November 25, 2018...............           7              0               0                 0                0
November 25, 2019...............           6              0               0                 0                0
November 25, 2020...............           *              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        6.74           5.60             4.88              4.34            4.03
Weighted Average Life (years) to
Optional Termination(1)(2)......        6.16           5.10             4.46              4.00            3.75

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                       Class M-6
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100               100              100
November 25, 2009...............          81             65              51                37               26
November 25, 2010...............          62             47              35                23               14
November 25, 2011...............          47             33              23                14                8
November 25, 2012...............          36             24              16                 9                *
November 25, 2013...............          28             17              11                 5                0
November 25, 2014...............          21             13               7                 0                0
November 25, 2015...............          16              9               3                 0                0
November 25, 2016...............          12              7               0                 0                0
November 25, 2017...............          10              2               0                 0                0
November 25, 2018...............           7              0               0                 0                0
November 25, 2019...............           6              0               0                 0                0
November 25, 2020...............           0              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        6.72           5.57             4.84              4.27            3.92
Weighted Average Life (years) to
Optional Termination(1)(2)......        6.16           5.10             4.45              3.95            3.65

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                       Class M-7
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100               100              100
November 25, 2009...............          81             65              51                37               26
November 25, 2010...............          62             47              35                23               14
November 25, 2011...............          47             33              23                14                8
November 25, 2012...............          36             24              16                 9                0
November 25, 2013...............          28             17              11                 1                0
November 25, 2014...............          21             13               7                 0                0
November 25, 2015...............          16              9               0                 0                0
November 25, 2016...............          12              7               0                 0                0
November 25, 2017...............          10              0               0                 0                0
November 25, 2018...............           7              0               0                 0                0
November 25, 2019...............           2              0               0                 0                0
November 25, 2020...............           0              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        6.69           5.54             4.81              4.22            3.84
Weighted Average Life (years) to
Optional Termination(1)(2)......        6.16           5.09             4.43              3.91            3.59

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                       Class M-8
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100               100              100
November 25, 2009...............          81             65              51                37               26
November 25, 2010...............          62             47              35                23               14
November 25, 2011...............          47             33              23                14                8
November 25, 2012...............          36             24              16                 9                0
November 25, 2013...............          28             17              11                 0                0
November 25, 2014...............          21             13               6                 0                0
November 25, 2015...............          16              9               0                 0                0
November 25, 2016...............          12              2               0                 0                0
November 25, 2017...............          10              0               0                 0                0
November 25, 2018...............           6              0               0                 0                0
November 25, 2019...............           0              0               0                 0                0
November 25, 2020...............           0              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        6.65           5.51             4.77              4.16            3.77
Weighted Average Life (years) to
Optional Termination(1)(2)......        6.16           5.09             4.42              3.88            3.54

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

          Percent of Original Certificate Principal Balance Outstanding

                                                                       Class M-9
                                                                  Prepayment Scenario
                                     ----------------------------------------------------------------------------
        Distribution Date            Scenario I     Scenario II     Scenario III      Scenario IV      Scenario V
        -----------------            ----------     -----------     ------------      -----------      ----------
Initial Percentage..............         100%           100%            100%              100%             100%
November 25, 2006...............         100            100             100               100              100
November 25, 2007...............         100            100             100               100              100
November 25, 2008...............         100            100             100               100              100
November 25, 2009...............          81             65              51                37               26
November 25, 2010...............          62             47              35                23               14
November 25, 2011...............          47             33              23                14                3
November 25, 2012...............          36             24              16                 6                0
November 25, 2013...............          28             17              11                 0                0
November 25, 2014...............          21             13               0                 0                0
November 25, 2015...............          16              9               0                 0                0
November 25, 2016...............          12              0               0                 0                0
November 25, 2017...............          10              0               0                 0                0
November 25, 2018...............           0              0               0                 0                0
November 25, 2019...............           0              0               0                 0                0
November 25, 2020...............           0              0               0                 0                0
November 25, 2021...............           0              0               0                 0                0
November 25, 2022...............           0              0               0                 0                0
November 25, 2023...............           0              0               0                 0                0
November 25, 2024...............           0              0               0                 0                0
November 25, 2025...............           0              0               0                 0                0
November 25, 2026...............           0              0               0                 0                0
November 25, 2027...............           0              0               0                 0                0
November 25, 2028...............           0              0               0                 0                0
November 25, 2029...............           0              0               0                 0                0
November 25, 2030...............           0              0               0                 0                0
November 25, 2031...............           0              0               0                 0                0
November 25, 2032...............           0              0               0                 0                0
November 25, 2033...............           0              0               0                 0                0
November 25, 2034...............           0              0               0                 0                0
November 25, 2035...............           0              0               0                 0                0
Weighted Average Life (years) to
Maturity(1).....................        6.60           5.46             4.73              4.12            3.71
Weighted Average Life (years) to
Optional Termination(1)(2)......        6.16           5.09             4.42              3.87            3.50

----------
(1)   The weighted  average life of any class of  Certificates  is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

* If applicable, indicates a number that is greater than zero but less than 0.5%.

Yield Sensitivity of the Mezzanine Certificates

      If the Certificate Principal Balances of the Class C Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on any remaining classes of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose), will be allocated to those Certificates. The initial undivided interests in the Trust evidenced by the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates and the Class C Certificates are approximately 4.55%, approximately 3.70%, approximately 2.30%, approximately 2.05%, approximately 1.95%, approximately 1.70%, approximately 1.40%, approximately 1.35%, approximately 1.15%,approximately 0.85%, approximately 1.00% and approximately 3.65%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the
Certificates--Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

      Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

      The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Mortgage Loans transferred to the Trust and to deposit funds into the Pre-Funding Accounts.

                         FEDERAL INCOME TAX CONSEQUENCES

      One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, if any, the Net WAC Rate Carryover Reserve Account, any Subsequent Mortgage Loan Interest, the Swap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts and the cap contract and the Interest Rate Swap Agreement, as described more fully herein or in the Pooling Agreement) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code").

      For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Floating Rate Certificates and Class C Certificates (exclusive of any right of the holder of such Certificates to receive distributions from or obligations to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account) and the Class P Certificates will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC. See "Certain Material Federal Income Tax Considerations--General" in the prospectus.

      Each holder of a Floating Rate Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive distributions from the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement are not assets of any REMIC. The treatment of amounts received by a holder of a Floating Rate Certificate under such Certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Floating Rate Certificate must allocate its purchase price for the Floating Rate Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Trust intends to treat distributions made to the holders of the Floating Rate Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders of the applicable class unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the right to receive distributions in respect of Net WAC Rate
Carryover Amounts may have more than a de minimis value. The value of such amount, if any, may be obtained from the Trustee upon request, provided that the Trustee has received such information from the Underwriters. Under the REMIC Regulations, the Trust is required to account for the REMIC regular interest and the right to receive distributions in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Floating Rate Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trust's treatment of distributions of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

      Any payments made to a beneficial owner of a Floating Rate Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Floating Rate Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Pooling Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

      Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Floating Rate Certificate may have income that exceeds cash distributions on the

Floating Rate Certificate, in any period and over the term of the Floating Rate Certificate. As a result, the Floating Rate Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

      Upon the sale of a Floating Rate Certificate the amount of the sale allocated to the selling Certificateholder's right to receive distributions in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Floating Rate Certificate. A holder of a Floating Rate Certificate will have gain or loss from such a termination of the right to receive distributions in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      For federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

      The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

      It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

      Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

      It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Floating Rate Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. The REMIC regular interest component of each Floating Rate Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Floating Rate Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Floating Rate Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under
Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Floating Rate Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

      The holders of the Floating Rate Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of a Floating Rate Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive distributions in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Floating Rate Certificates not distributable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

      It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the related Servicer, if such Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the Offered Certificates.

      The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the related Servicer, as specified in the Pooling Agreement.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Material Federal Income Tax Considerations" in the prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Certificates.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      The U.S. Department of Labor has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption, or PTE, 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the prospectus.

      For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental
Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

      Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTE 95 60, and
(3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

      Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

      If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Servicer and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

      The Floating Rate Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

      The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the Offered Certificates.

                                    Original     Original     Original      Original      Original     Original     Original
                                  Certificate  Certificate   Certificate   Certificate  Certificate  Certificate  Certificate
                                   Principal    Principal     Principal     Principal    Principal    Principal    Principal
                                   Balance of   Balance of   Balance of    Balance of   Balance of    Balance of   Balance of
                                   the Class    the Class    the Class     the Class    the Class     the Class    the Class
                                     I-A1         II-A1        II-A2         II-A3        II-A4          M-1          M-2
          Underwriters            Certificates Certificates Certificates  Certificates  Certificates Certificates Certificates
          ------------            --------------------------------------  ------------  --------------------------------------
Greenwich Capital Markets, Inc..   $    [___]   $    [___]   $    [___]    $    [___]    $    [___]   $    [___]   $    [___]
Countrywide Securities
Corporation.....................   $    [___]   $    [___]   $    [___]    $    [___]    $    [___]   $    [___]   $    [___]

                                    Original     Original     Original      Original      Original     Original     Original
                                  Certificate  Certificate   Certificate   Certificate  Certificate  Certificate  Certificate
                                   Principal    Principal     Principal     Principal    Principal    Principal    Principal
                                   Balance of   Balance of   Balance of    Balance of   Balance of    Balance of   Balance of
                                   the Class    the Class    the Class     the Class    the Class     the Class    the Class
                                      M-3          M-4          M-5           M-6          M-7           M-8          M-9
          Underwriters            Certificates Certificates Certificates  Certificates  Certificates Certificates Certificates
          ------------            --------------------------------------  ------------  --------------------------------------
Greenwich Capital Markets, Inc..  $    [___]    $    [___]   $    [___]    $    [___]   $    [___]    $    [___]   $    [___]
Countrywide Securities
Corporation.....................  $    [___]    $    [___]   $    [___]    $    [___]   $    [___]    $    [___]   $    [___]

      Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $[__]. The Underwriters' commission will be any positive difference between the price they pay to the Depositor for the Offered Certificates and the amount they receive from the sale of the Offered Certificates to the public. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates of each class to the public in Europe and the United States.

      Until the distribution of the Offered Certificates is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      None of the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, none of the Depositor nor either Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but the Underwriters have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

      The Depositor has agreed to indemnify the  Underwriters  against,  or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Act.

      Countrywide Securities Corporation is an affiliate of Countrywide Home Loans Servicing LP.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Certificates that the Offered Certificates receive the following ratings at least as high as the following ratings from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch"; and collectively with Moody's, and S&P, the "Rating Agencies"):

    Class         Moody's        S&P         Fitch
    -----         -------        ---         -----
I-A1.......         Aaa          AAA          AAA
II-A1......         Aaa          AAA          AAA
II-A2......         Aaa          AAA          AAA
II-A3......         Aaa          AAA          AAA
II-A4......         Aaa          AAA          AAA
M-1A.......         Aa1          AA+          AA+
M-1B.......         Aa1          AA+          AA+
M-2........         Aa2          AA           AA+
M-3........         Aa3          AA           AA
M-4........         A1           A+           AA-
M-5........         A2           A+           A+
M-6........         A3            A            A
M-7........        Baa1          A-           A-
M-8........        Baa2         BBB+         BBB+
M-9........        Baa3          BBB          BBB

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

      The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                             INDEX OF DEFINED TERMS

Accrual Period.....................................90
Additional Group I Mortgage Loans...............6, 26
Additional Group II Mortgage Loans..............7, 26
Additional Mortgage Loans..........................26
Adjustable-Rate Initial Group I Mortgage Loans.....27
Adjustable-Rate Initial Group II Mortgage Loans....27
Adjustable-Rate Initial Mortgage Loans.............27
Adjustable-Rate Prepayment Vector.................110
Adjusted Net Maximum Mortgage Rate................102
Adjusted Net Mortgage Rate........................102
Adjustment Date....................................28
Advance............................................77
Advancing Person...................................77
Allocated Realized Loss Amount.....................90
Assumed Final Distribution Date....................80
Available Funds....................................84
Bankruptcy.........................................95
Bankruptcy Rate....................................74
Base Rate.........................................100
beneficial owner...................................81
Book-Entry Certificates............................81
Cap Amount........................................103
Certificate Index.................................100
Certificate Margin................................100
Certificate Owners.................................81
Certificate Principal Balance......................90
Certificates.......................................80
CHF................................................74
CHF Subprime Securitized Servicing Portfolio.......75
Class A Certificates...............................80
Class M-1 Principal Distribution Amount............90
Class M-10 Principal Distribution Amount...........93
Class M-11 Principal Distribution Amount...........94
Class M-2 Principal Distribution Amount............91
Class M-3 Principal Distribution Amount............91
Class M-4 Principal Distribution Amount............91
Class M-5 Principal Distribution Amount............92
Class M-6 Principal Distribution Amount............92
Class M-7 Principal Distribution Amount............92
Class M-8 Principal Distribution Amount............93
Class M-9 Principal Distribution Amount............93
Clearstream........................................81
Clearstream Participants...........................82
CMMC...............................................74
Code..............................................128
Collection Account.................................69
Commission........................................110
Compensating Interest..............................78
Counterparty......................................103
Countrywide Financial..............................72
Countrywide Home Loans.........................59, 72
Countrywide Mortgage Loans.........................59
Countrywide Servicing..............................71
CPR...............................................110
Credit Bureau Risk Score.......................56, 63
Credit Enhancement Percentage..................90, 94
Credit Risk Manager................................78
Credit Risk Manager Fee............................95
Credit Risk Manager Fee Rate.......................95
Custodial Fee......................................67
Custodian..........................................67
Cut-off Date Principal Balance.....................26
Debt Ratio.........................................56
debt-to-income ratio...............................59
Definitive Certificate.............................81
Delayed First Adjustment Mortgage Loan:............28
Deleted Mortgage Loans.............................69
Delinquency Percentage.............................95
Delinquent.........................................95
Determination Date.................................95
Distribution Account...............................70
Distribution Date...............................8, 81
Downgrade Provisions...............................95
DTC................................................81
DTC Participants...................................81
Due Date...........................................29
Due Period.........................................95
ERISA.............................................131
Euroclear..........................................81
European Depositaries..............................81
Events of Default..................................95
Exemption.........................................132
Extra Principal Distribution Amount................95
Failure to Pay or Deliver..........................95
Fair, Isaac........................................56
Financial Intermediary.............................81
Fitch.........................................12, 134
Fixed-Rate Initial Group I Mortgage Loans..........27
Fixed-Rate Initial Group II Mortgage Loans.........27
Fixed-Rate Initial Mortgage Loans..................27
Fixed-Rate Prepayment Vector......................110
Foreclosure Rate...................................74
Formula Rate......................................100
Full Doc Program...................................60
Funding Period.....................................54
Global Securities...................................1
Gross Margin.......................................28
Group I Allocation Percentage......................95
Group I Basic Principal Distribution Amount........95
Group I Interest Remittance Amount.................95
Group I Mortgage Loans..........................6, 26
Group I Pre-Funding Account....................10, 54
Group I Principal Distribution Amount..............95
Group I Principal Remittance Amount................96
Group I Senior Principal Distribution Amount.......96
Group II Allocation Percentage.....................96

Group II Basic Principal Distribution Amount.......96
Group II Interest Remittance Amount................96
Group II Mortgage Loans.........................7, 26
Group II Pre-Funding Account...................10, 54
Group II Principal Distribution Amount.............96
Group II Principal Remittance Amount...............96
Group II Senior Principal Distribution Amount......97
High Cost Loans....................................22
Homeownership Act..................................22
Illegality.........................................99
IML................................................82
Index..............................................29
Initial Group I Mortgage Loans..................6, 26
Initial Group II Mortgage Loans.................7, 26
Initial Mortgage Loans.............................26
Initial Periodic Rate Cap..........................28
Insurance Proceeds.................................97
Interest Coverage Accounts........................103
Interest Only Period...............................28
Interest Rate Swap Agreement.......................11
IRS...............................................130
LIBOR Business Day................................107
LIBOR Determination Date..........................106
Liquidated Mortgage Loan...........................98
LIV................................................56
Loan Group..........................................6
Maximum Cap Rate..................................102
Maximum Mortgage Rate..............................28
Merger without Assumption..........................95
Mezzanine Certificates.............................80
Minimum Mortgage Rate..............................28
Monthly Interest Distributable Amount..............97
Moody's.......................................12, 134
Mortgage...........................................26
Mortgage Loan Purchase Agreement:..................26
Mortgage Loan Schedule.............................68
Mortgage Loans...............................6, 7, 26
Mortgage Pool......................................26
Mortgage Rate..................................27, 28
Mortgaged Property.................................26
Net Liquidation Proceeds...........................98
Net Monthly Excess Cashflow........................97
Net Swap Payment..................................104
Net WAC Rate......................................101
Net WAC Rate Carryover Amount.....................102
Net WAC Rate Carryover Reserve Account............102
NIMS Insurer Default:..............................25
NIMS Insurer:.......................................5
NIV................................................56
Notional Principal Contract Regulations...........129
NovaStar...........................................63
NovaStar Mortgage Loans............................64
Offered Certificates...............................80
OID Regulations...................................130
Optional Termination Date..........................79
Original Certificate Principal Balance.............90
Original Group I Pre-Funded Amount.................54
Original Group II Pre-Funded Amount................54
Original Pre-Funded Amounts........................54
Originator.........................................55
Overcollateralization Deficiency Amount............97
Overcollateralization Release Amount...............97
Overcollateralization Target Amount................97
Overcollateralized Amount..........................98
Parity Act.........................................29
Pass-Through Rate.................................100
Periodic Rate Cap..................................28
Plans.............................................131
Pool Balance.......................................26
Pooling Agreement:.................................26
Pre-Funding Accounts...........................10, 54
Prepayment Assumption.............................110
Prepayment Interest Shortfall......................78
Prepayment Period..................................98
Principal Balance..................................26
Principal Remittance Amount........................98
PTE...............................................132
Purchase Price.....................................68
Qualified Substitute Mortgage Loan.................68
Rating Agencies...................................134
Realized Loss......................................98
Record Date........................................81
Reference Banks...................................107
Related Documents..................................67
Relevant Depositary................................81
Relief Act.........................................15
REMIC.............................................128
Reserve Interest Rate.............................107
Residual Certificates..............................80
Rules..............................................81
S&P...........................................12, 134
Senior Principal Distribution Amount...............98
Servicing Advance..................................77
Servicing Fee......................................78
Servicing Fee Rate.................................78
Six Month LIBOR....................................29
SMMEA.........................................13, 133
Stated Income Program..............................60
Stepdown Date......................................98
Structuring Assumptions...........................111
Subordinate Certificates...........................80
Subsequent Cut-off Date............................54
Subsequent Group I Mortgage Loans...............6, 26
Subsequent Group II Mortgage Loans..............7, 26
Subsequent Mortgage Loans..........................26
Subsequent Recoveries..............................98
Subsequent Transfer Dates..........................53
Subsequent Transfer Instruments....................53
Substitution Adjustment............................68
Supplemental Interest Trust Trustee...............104

Swap Default...................................95, 99
Swap Early Termination.............................99
Swap Provider..................................11, 99
Swap Provider Trigger Event........................99
Swap Termination Payment...........................99
Tax Event..........................................99
Tax Event Upon Merger..............................99
Telerate Page 3750................................107
Termination Event..................................99
Termination Price..................................79
Terminator.........................................79
Terms and Conditions...............................83
Trigger Event......................................99
Trust:.............................................26
Underwriters....................................1, 23
Underwriting Agreement............................133
Unpaid Interest Shortfall Amount..................100

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

      Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S.
possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN, Form W-8EXP and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-

8BEN or Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                             Months                         Original
                           Original    Remaining  Original                                    Until     Initial             Interest
 Aggregate       Gross   Amortization    Term to   Term to              Maximum    Minimum   Mortgage  Periodic   Periodic    Only
 Principal     Mortgage      Term       Maturity  Maturity    Gross     Mortgage   Mortgage   Rate       Rate       Rate      Term
 Balance ($)    Rate (%)   (months)     (months)  (months)  Margin (%)  Rate (%)   Rate (%)   Reset     Cap (%)   Cap (%)   (months)
------------------------------------------------------------------------------------------------------------------------------------
Initial Group I
  Mortgage Loans
   240,536.33  6.00000       360          353       360      6.00000    12.00000   6.00000     5        2.00000   1.00000      0
   255,082.92  5.78530       360          354       360      5.53530    11.78530   5.78530     18       3.00000   1.00000      0
   810,563.26  6.89531       360          355       360      6.34989    12.89531   6.89531     19       3.00000   1.00000      0
 4,240,625.00  7.20414       360          355       360      5.93249    13.26577   7.20414     19       3.00000   1.00000      0
 1,078,615.19  7.90459       360          355       360      6.45979    14.22687   7.90459     19       3.00000   1.00000      0
 2,527,628.67  8.77502       360          354       360      6.39117    15.77502   8.77502     18       2.93935   1.02022      0
 1,697,322.57  8.02852       360          354       360      6.25477    15.02852   8.02852     18       3.00000   1.00000      0
34,003,928.91  7.53808       360          354       360      5.72486    14.44608   7.53808     18       2.96617   1.01538      0
 1,014,564.86  6.51961       360          355       360      5.39447    12.51961   6.51961     19       3.00000   1.00000      0
48,621,866.14  7.57826       360          355       360      5.97868    14.41581   7.58166     19       2.86508   1.04497      0
33,449,207.77  7.91524       360          354       360      6.14589    14.86255   7.91304     18       3.00000   1.00306      0
    76,796.00  7.75000       360          355       360      6.50000    13.75000   7.75000     19       3.00000   1.00000      60
   516,950.00  7.73879       360          355       360      6.41831    13.73879   7.73879     19       3.00000   1.00000      60
   638,321.31  6.55329       360          355       360      5.62335    12.55329   6.55329     19       3.00000   1.00000      60
   298,161.61  7.13813       360          355       360      6.38375    13.13813   7.13813     19       3.00000   1.00000      60
   246,999.68  9.20000       360          355       360      6.70000    16.20000   9.20000     19       3.00000   1.00000      60
   164,000.00  6.62500       360          356       360      5.50000    13.62500   6.62500     20       1.50000   1.50000      24
 5,011,837.79  7.10281       360          354       360      5.24008    14.02045   7.10281     18       2.97486   1.00000      60
 1,243,055.22  6.66574       360          354       360      5.38314    12.66574   6.66574     18       3.00000   1.00000      60
 5,950,338.90  6.29979       360          356       360      6.07598    13.29979   6.29979     20       1.50000   1.50000      24
20,360,765.05  6.60796       360          355       360      5.26475    13.22640   6.60796     19       3.00000   1.00000      60
   343,850.00  6.25000       360          356       360      6.87500    13.25000   6.25000     20       1.50000   1.50000      24
 7,881,352.20  6.72620       360          354       360      5.56020    13.55944   6.72837     18       3.00000   1.00000      60
   244,140.39  6.32405       360          355       360      5.87263    12.32405   6.32405     31       3.00000   1.00000      0
    52,140.30  8.25000       360          356       360      6.00000    15.25000   8.25000     32       1.50000   1.50000      0
   388,016.80  7.49275       360          355       360      6.15990    14.49275   7.49275     31       2.62729   1.12424      0
11,991,339.36  7.21284       360          356       360      6.70300    14.00639   7.21284     32       1.90914   1.37653      0
   955,884.63  8.16568       360          356       360      6.86214    15.16568   8.16568     32       1.50000   1.50000      0
 4,198,436.95  6.58578       360          356       360      6.14203    13.51958   6.58578     32       1.63064   1.45645      0
12,235,167.12  7.08360       360          356       360      6.31310    13.93720   7.05437     32       1.89969   1.37818      0
 3,847,334.76  7.24972       360          356       360      6.75987    14.03839   7.24972     32       1.80270   1.38004      36
 1,577,353.40  6.62916       360          355       360      5.48269    12.72045   6.62916     31       3.00000   1.00000      60
   512,400.00  6.08807       360          356       360      6.01127    13.08807   6.08807     32       1.50000   1.50000      36
 2,496,665.30  6.50566       360          356       360      6.29149    13.50566   6.50566     32       1.50000   1.50000      36
 7,250,979.23  6.49143       360          356       360      6.29042    13.44454   6.49143     32       1.75177   1.47655      36
 5,460,967.62  6.38137       360          355       360      5.33066    12.73033   6.38137     31       2.90663   1.03112      60
   532,892.08  6.54777       360          354       360      5.36518    12.54777   6.54777     54       3.00000   1.00000      0
   723,461.81  7.01209       360          355       360      5.20028    13.72093   7.01209     55       3.00000   1.00000      0
   106,000.00  5.87500       360          354       360      5.00000    11.87500   5.87500     54       3.00000   1.00000      60
   160,000.00  6.62500       360          355       360      5.00000    12.62500   6.62500     55       3.00000   1.00000      60
   328,000.00  5.87500       360          355       360      5.00000    11.87500   5.87500     55       3.00000   1.00000      60
 1,141,894.49  6.48728       360          355       360      5.32843    12.48728   6.48728     55       3.00000   1.00000      60
   308,000.00  6.37500       360          354       360      4.65000    13.37500   6.37500     54       3.00000   1.00000     120
    90,011.47  8.12500       360          356       360      6.62500    15.12500   8.12500     2        1.00000   1.00000      0
   171,168.17  5.00000       360          356       360      7.37500    12.00000   5.00000     2        1.00000   1.00000      0
   247,051.37  6.25000       360          356       360      5.62500    13.25000   6.25000     2        1.00000   1.00000      0
    42,638.73  5.92500       120          115       120        N/A        N/A        N/A      N/A         N/A       N/A        0
    48,359.31  8.30000       120          114       120        N/A        N/A        N/A      N/A         N/A       N/A        0
    73,865.48  7.62500       180          175       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   162,578.44  6.09819       180          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
 1,730,737.63  8.07101       180          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   256,460.46  5.75000       180          171       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    75,557.03  10.86466      180          175       180        N/A        N/A        N/A      N/A         N/A       N/A        0
 1,596,575.56  6.72760       180          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   647,211.91  5.85297       240          235       240        N/A        N/A        N/A      N/A         N/A       N/A        0
   269,547.37  6.81636       240          235       240        N/A        N/A        N/A      N/A         N/A       N/A        0
    75,321.57  6.87500       300          295       300        N/A        N/A        N/A      N/A         N/A       N/A        0
   701,041.26  8.14129       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   281,519.28  6.25883       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   525,481.59  8.79663       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A        0
20,349,884.40  6.74161       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 1,913,309.54  7.43376       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 2,033,576.18  7.52156       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        0
18,092,776.83  7.10986       360          355       360        N/A        N/A        N/A      N/A         N/A       N/A        0
    53,597.74  11.44282      360          175       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    15,111.03  9.20000       360          175       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    31,097.95  9.10000       360          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
 4,497,892.55  10.43975      360          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   137,397.95  9.90193       360          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   856,973.28  10.32465      360          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   684,241.66  9.81438       360          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   122,000.00  6.37500       360          175       180        N/A        N/A        N/A      N/A         N/A       N/A        60
    96,000.00  7.37500       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        60
   604,866.78  6.91851       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A       120
   381,700.00  6.77849       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        60
   455,600.00  7.26975       360          355       360        N/A        N/A        N/A      N/A         N/A       N/A        60
   655,286.31  7.07648       360          355       360        N/A        N/A        N/A      N/A         N/A       N/A       120

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                             Months                         Original
                           Original    Remaining  Original                                    Until     Initial             Interest
 Aggregate       Gross   Amortization    Term to   Term to              Maximum    Minimum   Mortgage  Periodic   Periodic    Only
 Principal     Mortgage      Term       Maturity  Maturity    Gross     Mortgage   Mortgage   Rate       Rate       Rate      Term
 Balance ($)    Rate (%)   (months)     (months)  (months)  Margin (%)  Rate (%)   Rate (%)   Reset     Cap (%)   Cap (%)   (months)
------------------------------------------------------------------------------------------------------------------------------------
Initial Group II
  Mortgage Loans
   827,512.34  8.05452       360          355       360      6.22802    14.16885   8.05452     19       3.00000   1.00000      0
    67,197.76  7.70000       360          354       360      5.60000    14.70000   7.70000     18       3.00000   1.00000      0
 1,011,082.52  7.77108       360          354       360      6.20039    14.77108   7.77108     18       3.00000   1.00000      0
22,232,318.63  7.25512       360          354       360      5.57240    14.13933   7.25512     18       2.92338   1.02554      0
 2,747,424.76  6.90123       360          355       360      5.88686    13.07770   6.90123     19       3.00000   1.00000      0
31,987,063.33  7.27589       360          355       360      6.23300    14.14466   7.27506     19       2.55103   1.14966      0
 9,192,631.98  7.13861       360          354       360      5.82948    14.07115   7.13861     18       3.00000   1.00000      0
   850,000.00  7.05498       360          355       360      5.78147    13.05498   7.05498     19       3.00000   1.00000      60
   520,799.08  5.87500       360          355       360      5.19374    11.87500   5.87500     19       3.00000   1.00000      60
 1,809,947.00  7.84298       360          356       360      7.84298    14.84298   7.84298     20       1.50000   1.50000      24
19,436,355.04  6.82472       360          355       360      5.19683    13.45298   6.82472     19       3.00000   1.00000      60
 1,580,292.00  7.12023       360          356       360      6.65017    14.12023   7.12023     20       1.50000   1.50000      24
 9,406,588.47  6.41218       360          355       360      5.20876    12.64215   6.41218     19       3.00000   1.00000      60
13,782,602.73  6.53397       360          356       360      6.51714    13.53397   6.53397     20       1.50000   1.50000      24
68,530,204.61  6.25332       360          355       360      5.25438    12.47595   6.25332     19       2.99468   1.00177      60
11,911,597.35  6.13192       360          355       360      5.42641    12.69264   6.13192     19       3.00000   1.00000      60
   597,724.15  7.87500       360          355       360      7.12500    13.87500   7.87500     31       3.00000   1.00000      0
   877,017.28  6.87500       360          356       360      5.75000    13.87500   6.87500     32       1.50000   1.50000      0
   614,905.49  6.80307       360          356       360      7.03028    13.80307   6.80307     32       1.50000   1.50000      0
15,008,228.26  7.46678       360          356       360      6.83563    14.20790   7.46678     32       1.92315   1.34974      0
 1,117,091.74  8.15714       360          356       360      7.08675    15.03291   8.15714     32       1.68635   1.43788      0
 1,424,737.61  7.19332       360          356       360      6.14304    14.19332   7.19332     32       1.50000   1.50000      0
10,738,756.81  6.88505       360          356       360      6.71373    13.79955   6.88505     32       1.65890   1.44979      0
   396,000.00  6.62500       360          355       360      5.87500    12.62500   6.62500     31       3.00000   1.00000      60
 4,452,462.78  7.08098       360          356       360      7.11847    13.99721   7.08098     32       1.85542   1.43655      36
 4,809,525.91  6.31873       360          355       360      5.35581    12.31873   6.31873     31       3.00000   1.00000      60
 3,622,425.09  7.14162       360          356       360      7.40884    13.81935   7.14162     32       1.98341   1.33886      36
   597,586.08  7.62500       360          355       360      6.62500    13.62500   7.62500     31       3.00000   1.00000      60
 3,556,973.16  6.78283       360          356       360      5.83769    13.78283   6.78283     32       1.50000   1.50000      36
14,054,857.51  6.19010       360          356       360      6.23435    13.17824   6.19010     32       1.51779   1.49407      36
 9,267,430.52  6.09848       360          355       360      5.29471    12.12599   6.09848     31       2.95873   1.01376      60
   643,215.35  5.99000       360          354       360      4.99000    12.99000   5.99000     54       3.00000   1.00000      0
   533,920.00  6.17141       360          355       360      5.10535    12.17141   6.17141     55       3.00000   1.00000      60
   876,000.00  6.76301       360          355       360      5.12500    12.76301   6.76301     55       3.00000   1.00000      60
 2,164,750.00  6.32652       360          355       360      5.14682    12.32652   6.32652     55       3.00000   1.00000      60
   551,503.32  6.71675       360          356       360      7.13670    13.71675   6.71675     2        1.00000   1.00000      0
   299,424.22  6.64146       360          356       360      8.50000    13.64146   6.64146     2        1.00000   1.00000      0
   213,020.78  5.88080       360          356       360      8.71521    12.88080   5.88080     2        1.00000   1.00000      0
   128,562.75  6.87500       360          356       360      7.75000    13.87500   6.87500     2        1.00000   1.00000      0
 2,198,319.97  8.66811       180          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    79,287.19  10.06041      180          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    22,164.81  11.70000      180          175       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   198,884.77  7.23260       180          176       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   182,476.73  7.25000       360          355       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   113,702.86  8.92057       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A        0
    56,866.82  8.73000       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 6,477,213.46  6.41083       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   259,134.15  7.72572       360          355       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 1,120,093.41  7.60991       360          355       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 8,493,348.55  6.39166       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 7,728,806.37  6.85482       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        0
    74,864.31  10.95111      360          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   108,685.79  11.53094      360          175       180        N/A        N/A        N/A      N/A         N/A       N/A        0
 7,794,185.18  10.24006      360          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
 2,783,539.13  9.55754       360          174       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   906,835.90  9.96394       360          175       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    33,622.83  12.99000      360          202       240        N/A        N/A        N/A      N/A         N/A       N/A        0
   845,650.25  6.45158       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A       120
   819,200.00  6.37500       360          355       360        N/A        N/A        N/A      N/A         N/A       N/A        60
 2,941,931.51  6.41597       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        60
   703,797.40  6.42478       360          354       360        N/A        N/A        N/A      N/A         N/A       N/A       120
   758,999.30  6.54611       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        60
Additional Group I
  Mortgage Loans
    64,098.41  7.63408       180          177       180      6.63408    14.63408   7.63408     21       3.00000   1.50000      0
    38,956.12  8.87500       360          177       180      7.87500    15.87500   8.87500     21       3.00000   1.50000      0
   975,936.01  8.33347       360          177       180      7.20350    15.33347   8.33347     21       3.00000   1.50000      0
   259,563.75  7.96626       360          358       360      5.75292    14.96626   7.96626     22       3.00000   1.00000      0
   273,100.68  8.56683       360          357       360      6.61787    15.56683   8.56683     21       3.00000   1.00000      0
   982,092.32  7.90796       360          356       360      5.93032    14.90796   7.90796     20       3.00000   1.00000      0
   465,288.82  8.16604       360          356       360      6.19233    15.16604   8.16604     20       3.00000   1.00000      0
24,613,220.26  8.12845       360          357       360      5.92361    15.12340   8.12845     21       3.00000   1.01969      0
   253,318.01  10.99000      360          358       360      7.00000    17.99000   10.99000    22       3.00000   1.00000      0
19,527,775.58  7.79079       360          357       360      5.89995    14.75434   7.79079     21       2.98266   1.00510      0
14,907,223.96  8.08925       360          357       360      6.10563    15.08925   8.08925     21       3.00000   1.00000      0
   314,400.00  7.81023       360          358       360      6.09160    14.81023   7.81023     22       3.00000   1.00000      60
   201,600.00  6.99000       360          358       360      5.15000    13.99000   6.99000     22       3.00000   1.00000      60
 7,089,041.13  7.34167       360          357       360      5.29664    14.34167   7.34167     21       3.00000   1.00000      60

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                             Months                         Original
                           Original    Remaining  Original                                    Until     Initial             Interest
 Aggregate       Gross   Amortization    Term to   Term to              Maximum    Minimum   Mortgage  Periodic   Periodic    Only
 Principal     Mortgage      Term       Maturity  Maturity    Gross     Mortgage   Mortgage   Rate       Rate       Rate      Term
 Balance ($)    Rate (%)   (months)     (months)  (months)  Margin (%)  Rate (%)   Rate (%)   Reset     Cap (%)   Cap (%)   (months)
------------------------------------------------------------------------------------------------------------------------------------
   360,800.00  8.05200       360          358       360      5.25565    15.05200   8.05200     22       3.00000   1.00000      60
 4,540,208.06  6.82578       360          357       360      5.48733    13.82578   6.82578     21       3.00000   1.00000      60
 2,566,792.23  6.53708       360          358       360      5.39529    13.53708   6.53708     22       3.00000   1.00000      60
    85,306.53  7.45000       360          357       360      5.70000    14.45000   7.45000     33       3.00000   1.00000      0
    56,920.93  7.99000       360          358       360      6.40000    14.99000   7.99000     34       3.00000   1.00000      0
   286,275.31  9.24830       360          357       360      6.86078    16.24830   9.24830     33       3.00000   1.00000      0
   433,748.77  9.01202       360          357       360      6.10042    16.01202   9.01202     33       3.00000   1.00000      0
 1,110,525.71  7.24990       360          357       360      5.97344    14.24990   7.24990     33       3.00000   1.00000      0
   602,990.85  7.05345       360          357       360      4.69328    14.05345   7.05345     33       3.00000   1.00000      60
   461,976.82  7.15712       360          358       360      5.02321    14.15712   7.15712     34       3.00000   1.00000      60
    93,386.32  8.50000       360          358       360      5.85000    15.50000   8.50000     58       3.00000   1.00000      0
    84,658.50  6.95000       180          178       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   575,876.52  5.89448       180          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   177,662.51  6.26926       180          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
 1,624,679.46  5.96651       180          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    49,601.89  7.20000       240          236       240        N/A        N/A        N/A      N/A         N/A       N/A        0
   305,044.45  6.89221       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   319,160.88  8.40272       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 6,177,159.35  6.87680       360          357       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   816,007.16  7.29004       360          357       360        N/A        N/A        N/A      N/A         N/A       N/A        0
10,071,402.71  6.71774       360          357       360        N/A        N/A        N/A      N/A         N/A       N/A        0
    12,988.75  10.12500      360          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   174,887.85  11.19629      360          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    84,340.74  10.56514      360          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   725,676.31  11.18625      360          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    32,064.40  9.92637       360          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
    87,866.58  6.25000       480          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   347,000.00  5.50000       360          357       360        N/A        N/A        N/A      N/A         N/A       N/A       120
 Additional Group II
  Mortgage Loans
   124,892.80  10.37500      180          177       180      9.03471    17.37500   10.37500    21       3.00000   1.50000      0
   369,294.54  9.84446       180          177       180      8.84446    16.84446   9.84446     21       3.00000   1.50000      0
    28,974.91  10.12500      360          177       180      9.12500    17.12500   10.12500    21       3.00000   1.50000      0
 2,481,242.45  9.89676       360          177       180      8.80109    16.89676   9.89676     21       3.00000   1.50000      0
   897,310.23  10.22911      360          177       180      8.97239    17.22911   10.22911    21       3.00000   1.50000      0
11,706,723.15  9.62419       360          177       180      8.35843    16.62419   9.62419     21       3.00000   1.50000      0
   520,874.89  7.61024       360          356       360      5.60683    14.61024   7.61024     20       3.00000   1.00000      0
   417,119.49  7.46728       360          358       360      5.59730    14.46728   7.46728     22       3.00000   1.00000      0
   293,972.14  6.75000       360          356       360      5.95000    13.75000   6.75000     20       3.00000   1.00000      0
15,877,080.25  7.62557       360          357       360      5.73819    14.62557   7.62557     21       3.00000   1.00000      0
   426,075.53  8.10000       360          355       360      7.10000    14.10000   8.10000     19       3.00000   1.00000      0
 4,972,620.02  7.24705       360          358       360      5.76728    14.20617   7.24705     22       3.00000   1.00000      0
 3,111,546.95  7.60274       360          356       360      5.82718    14.60274   7.60274     20       3.00000   1.00000      0
   340,211.67  6.85000       480          358       360      4.95000    13.85000   6.85000     22       3.00000   1.00000      0
   230,000.00  6.99000       360          356       360      5.50000    13.99000   6.99000     20       3.00000   1.00000      60
16,432,423.60  6.90841       360          357       360      5.14307    13.90474   6.90841     21       3.00000   1.00000      60
 2,189,188.40  6.37220       360          357       360      5.08703    13.15637   6.37220     21       3.00000   1.00000      60
 8,466,764.07  6.61769       360          358       360      5.26192    13.61769   6.61769     22       3.00000   1.01717      60
 1,881,697.02  6.50536       360          357       360      5.71281    13.50536   6.50536     21       3.00000   1.00000      60
   193,298.53  7.27500       360          358       360      5.05000    14.27500   7.27500     34       3.00000   1.00000      0
   545,000.00  7.05000       360          356       360      5.05000    14.05000   7.05000     32       3.00000   1.00000      60
   538,625.00  7.95000       360          356       360      6.55000    14.95000   7.95000     32       3.00000   1.00000      60
   384,212.34  6.58000       180          178       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   365,454.08  5.50000       240          237       240        N/A        N/A        N/A      N/A         N/A       N/A        0
   391,990.13  9.85000       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 1,773,179.19  6.63006       360          356       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 3,887,265.09  6.05155       360          357       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   219,805.59  11.37500      360          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   264,584.61  10.08799      360          176       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   823,807.13  12.15274      360          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   343,298.46  10.64095      360          177       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   339,144.06  5.85000       480          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 Subsequent Group I
  Mortgage Loans
   260,921.45  9.09928       360          358       360      6.38206    16.09928   9.09928     22       3.00000   1.00000      0
    50,373.32  9.15000       360          357       360      6.65000    16.15000   9.15000     21       3.00000   1.00000      0
   482,000.00  9.52828       360          358       360      6.64527    16.52828   9.52828     22       3.00000   1.00000      0
    53,157.00  8.70000       360          358       360      6.20000    15.70000   8.70000     22       3.00000   1.00000      0
15,685,450.78  8.54567       360          357       360      5.87890    15.54567   8.54567     21       3.00000   1.00000      0
   105,000.00  7.99000       360          357       360      6.74000    14.99000   7.99000     21       3.00000   1.00000      0
11,912,717.15  8.36790       360          358       360      6.10085    15.36790   8.36790     22       3.00000   1.00000      0
 9,259,533.56  8.54999       360          358       360      6.25089    15.54999   8.54999     22       3.00000   1.00000      0
   439,200.00  8.50000       480          357       360      5.85000    15.50000   8.50000     21       3.00000   1.00000      0
   136,000.00  7.75000       480          357       360      5.90000    14.75000   7.75000     21       3.00000   1.00000      0
 4,447,068.41  7.07818       360          358       360      5.14070    14.07818   7.07818     22       3.00000   1.00000      60
   674,250.00  7.22954       360          358       360      5.72571    14.22954   7.22954     22       3.00000   1.00000      60
   840,600.00  7.55729       360          358       360      5.56416    14.55729   7.55729     22       3.00000   1.00000      60
   232,200.00  8.26822       360          358       360      6.22016    15.26822   8.26822     34       3.00000   1.00000      0
   465,400.00  7.00548       360          358       360      5.13833    14.00548   7.00548     34       3.00000   1.00000      60
   108,000.00  7.15000       360          357       360      5.75000    14.15000   7.15000     33       3.00000   1.00000      60

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                             Months                         Original
                           Original    Remaining  Original                                    Until     Initial             Interest
 Aggregate       Gross   Amortization    Term to   Term to              Maximum    Minimum   Mortgage  Periodic   Periodic    Only
 Principal     Mortgage      Term       Maturity  Maturity    Gross     Mortgage   Mortgage   Rate       Rate       Rate      Term
 Balance ($)    Rate (%)   (months)     (months)  (months)  Margin (%)  Rate (%)   Rate (%)   Reset     Cap (%)   Cap (%)   (months)
------------------------------------------------------------------------------------------------------------------------------------
    52,000.00  6.65000       120          118       120        N/A        N/A        N/A      N/A         N/A       N/A        0
   346,600.00  6.01812       180          178       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   675,683.25  5.96165       180          178       180        N/A        N/A        N/A      N/A         N/A       N/A        0
   197,200.00  5.95710       240          238       240        N/A        N/A        N/A      N/A         N/A       N/A        0
    58,740.41  10.35000      300          298       300        N/A        N/A        N/A      N/A         N/A       N/A        0
   200,950.00  7.01050       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   409,900.00  8.06621       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 3,785,279.76  7.62746       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   500,823.24  6.16840       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 8,003,803.91  6.99373       360          357       360        N/A        N/A        N/A      N/A         N/A       N/A        0
   198,400.00  5.25000       480          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 1,526,928.00  6.04691       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A       120
 Subsequent Group II
  Mortgage Loans
   208,304.51  8.05256       360          357       360      6.12628    15.05256   8.05256     21       3.00000   1.00000      0
    67,120.61  10.05000      360          357       360      6.90000    17.05000   10.05000    21       3.00000   1.00000      0
10,421,526.49  7.64219       360          358       360      5.32490    14.64219   7.64219     22       3.00000   1.00000      0
   459,622.94  7.00000       360          357       360      5.75000    13.00000   7.00000     21       3.00000   1.00000      0
 3,803,371.23  8.23666       360          358       360      5.86213    15.23666   8.23666     22       3.00000   1.00000      0
 3,175,888.29  8.75175       360          358       360      6.38474    15.75175   8.75175     22       3.00000   1.00000      0
13,215,919.80  7.22320       360          358       360      5.08451    14.22320   7.22320     22       3.00000   1.00000      60
   318,562.51  6.24000       360          358       360      4.70000    13.24000   6.24000     22       3.00000   1.00000      60
 1,565,400.00  7.48889       360          357       360      5.42193    14.48889   7.48889     21       3.00000   1.00000      60
   125,895.18  6.92500       360          357       360      4.90000    13.92500   6.92500     33       3.00000   1.00000      0
    89,212.00  7.15000       480          358       360      4.90000    14.15000   7.15000     34       3.00000   1.00000      0
   404,000.00  7.20000       360          358       360      4.90000    14.20000   7.20000     34       3.00000   1.00000      60
   888,700.70  6.05192       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 1,618,000.00  6.78730       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0
 2,160,763.99  6.51160       360          358       360        N/A        N/A        N/A      N/A         N/A       N/A        0

                                    ANNEX III

                           INTEREST RATE SWAP SCHEDULE

    Distribution Date      Base Calculation Amount ($)
    -----------------      ---------------------------
December 2005                         0.00000
January 2006                          0.00000
February 2006                         0.00000
March 2006                            0.00000
April 2006                            0.00000
May 2006                              0.00000
June 2006                             0.00000
July 2006                             0.00000
August 2006                           0.00000
September 2006                        0.00000
October 2006                          0.00000
November 2006                 2,608,802.09084
December 2006                 2,507,699.64308
January 2007                  2,405,027.83696
February 2007                 2,301,149.83432
March 2007                    2,196,439.52252
April 2007                    2,091,278.54748
May 2007                      1,986,053.21360
June 2007                     1,657,771.70820
July 2007                     1,150,000.23244
August 2007                   1,046,393.09492
September 2007                  981,644.15052
October 2007                    703,952.19012
November 2007                   601,484.77744
December 2007                   465,529.96736
January 2008                    444,070.18392
February 2008                   423,667.22872
March 2008                      404,265.80876
April 2008                      385,813.66768
May 2008                        368,261.41308
June 2008                       351,562.35376
July 2008                       314,763.49572
August 2008                     214,742.76436
September 2008                  205,802.22508
October 2008                    196,018.35820
November 2008                   188,001.93236
December 2008                   180,087.83852
January 2009                    173,518.55284
February 2009                   167,190.40564
March 2009                      161,094.40976
April 2009                      155,221.92216
May 2009                        149,564.63028
June 2009                       144,114.53888
July 2009                       138,863.95740
August 2009                     133,805.48780
September 2009                  128,932.01316
October 2009                    124,236.68644
November 2009                   119,712.91984


                                     III-1

PROSPECTUS
                     MORTGAGE-BACKED/ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)

     GREENWICH CAPITAL ACCEPTANCE, INC. OR FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR
THE SECURITIES

         Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

         o     Each series of securities will consist of one or more classes.

         o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

         o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

         o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

THE TRUST AND ITS ASSETS

         As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

         o mortgage loans secured generally by senior liens on one- to four-family residential properties,

         o closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

         o mortgage loans secured by senior liens on multifamily residential properties,

         o conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

         o home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

         o     private label mortgage-backed or asset-backed securities.

OFFERS OF THE SECURITIES

         Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

         The securities represent obligations of the trust only and do not represent an interest in or obligation of the applicable depositor, seller, master servicer or any of their affiliates.


         This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               SEPTEMBER 26, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Important Notice About Information in This
Prospectus and Each Accompanying Prospectus Supplement ....................    5

Risk Factors ..............................................................    6

The Trust Fund ............................................................   17
              The Mortgage Loans--General .................................   18
              Single Family Loans .........................................   22
              Home Equity Loans ...........................................   23
              Multifamily Loans ...........................................   23
              Manufactured Housing Contracts ..............................   24
              Home Improvement Contracts ..................................   25
              Agency Securities ...........................................   25
              Private Label Securities ....................................   31
              Incorporation of Certain Information by Reference ...........   34

Use of Proceeds ...........................................................   34

The Depositors ............................................................   35

Loan Program ..............................................................   35
              Underwriting Standards ......................................   35
              Qualifications of Sellers ...................................   37
              Representations by Sellers; Repurchases
              or Substitutions ............................................   37

Description of the Securities .............................................   39
              General .....................................................   40
              Distributions on Securities .................................   42
              Advances ....................................................   46
              Reports to Securityholders ..................................   47

Credit Enhancement ........................................................   49
              General .....................................................   49
              Subordination ...............................................   49
              Pool Insurance Policies .....................................   51
              FHA Insurance; VA Guarantees ................................   53
              Special Hazard Insurance Policies ...........................   55
              Bankruptcy Bonds ............................................   56
              FHA Insurance on Multifamily Loans ..........................   57
              Reserve Accounts ............................................   57
              Cross Support ...............................................   58
              Other Insurance, Surety Bonds, Guaranties,
              Letters of Credit and Similar Instruments
              or Agreements ...............................................   58
              Financial Instruments .......................................   59

Yield and Prepayment Considerations .......................................   59

Operative Agreements .....................................................    63
              Assignment of Trust Fund Assets ............................    63
              Payments on Loans; Deposits to Security Account ............    66
              Pre-Funding Account ........................................    68
              Sub-Servicing of Loans .....................................    68
              Collection Procedures ......................................    70
              Hazard Insurance ...........................................    72
              Realization upon Defaulted Mortgage Loans ..................    73
              Servicing and Other Compensation and
                Payment of Expenses ......................................    76
              Evidence as to Compliance ..................................    77
              Certain Matters Regarding the Master Servicer
                and the Depositors .......................................    77
              Events of Default; Rights upon Event of Default ............    78
              Amendment ..................................................    81
              Termination; Optional Termination; Calls ...................    82
              The Trustee ................................................    84

Material Legal Aspects of the Loans ......................................    84
              General ....................................................    84
              Foreclosure ................................................    87
              Repossession of Manufactured Homes .........................    90
              Rights of Redemption .......................................    91
              Equitable Limitations on Remedies ..........................    92
              Anti-Deficiency Legislation and Other
                Limitations on Lenders ...................................    92
              Homeownership Act and Similar State Laws ...................    93
              Due-on-Sale Clauses ........................................    95
              Prepayment Charges; Late Fees ..............................    96
              Applicability of Usury Laws ................................    97
              Servicemembers Civil Relief Act ............................    97
              Environmental Risks ........................................    98
              The Home Improvement Contracts .............................   100
              Installment Contracts ......................................   101
              Junior Mortgages; Rights of Senior Mortgagees ..............   102
              The Title I Program ........................................   103

Material Federal Income Tax Consequences .................................   107
              General ....................................................   108
              Taxation of Debt Securities ................................   109
              Non-REMIC Certificates .....................................   117
              REMIC Certificates .........................................   129

State Tax Considerations .................................................   154

ERISA Considerations .....................................................   154
              Insurance Company General Accounts .........................   156
              Prohibited Transaction Class Exemption 83-1 ................   156
              Underwriter Exemption ......................................   157

Legal Investment Considerations ..........................................   160

Method of Distribution ...................................................   162

Legal Matters ............................................................   163

Financial Information ....................................................   163

Available Information ....................................................   163

Ratings ..................................................................   164

Glossary of Terms ........................................................   165

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

         Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

         We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 161 where you will find definitions of certain capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

-----------------------

If you require additional information, the mailing address of the depositor's principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Information by Reference" on page 33 of this prospectus.
----------------------

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, SINCE IT IDENTIFIES THE PRINCIPAL RISK FACTORS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES.

PRINCIPAL PREPAYMENTS ON THE
LOANS MAY ADVERSELY AFFECT THE
AVERAGE LIFE OF, AND RATE OF RETURN
ON, YOUR SECURITIES.......................       You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                                 o     the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

                                                 o     how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

                                                 o     if any party has an option to terminate the related trust early or to call your securities, the effect of the exercise of the option;

                                                 o     the rate and timing of defaults and losses on the assets in the related trust; and

                                                 o     repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.

                                                 The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.

ONLY THE ASSETS OF THE RELATED
TRUST ARE AVAILABLE TO PAY YOUR
SECURITIES................................       Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a
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                                        6
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
                                                 loss on your securities.  Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made.
                                                 Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

                                                 The depositor's obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor's source of funds for the repurchase would be limited to:

                                                 o     moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

                                                 o     funds from a reserve account or other credit enhancement established to pay for asset repurchases.

CREDIT ENHANCEMENT MAY NOT BE
ADEQUATE TO PREVENT LOSSES ON
YOUR SECURITIES...........................       Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement.  Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses.
                                                 In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD
ON YOUR SECURITIES........................       Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

ECONOMIC, LEGAL AND OTHER
FACTORS COULD REDUCE THE AMOUNT
AND DELAY THE TIMING OF RECOVERIES
ON DEFAULTED LOANS........................       The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

                                                 o     an overall decline in the residential real estate markets where the properties are located,

                                                 o     failure of borrowers to maintain their properties adequately, and

                                                 o     natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

                                                 If property values decline, actual rates of delinquencies, foreclosures and losses on the loans could be higher than those currently experienced by the mortgage lending industry in general.

                                                 Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage
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                                        8

                                                 lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer's ability to dispose of the borrower's property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

                                                 State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

LOANS SECURED BY JUNIOR LIENS ARE
SUBJECT TO ADDITIONAL RISKS...............       If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage
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                                        9

                                                 lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage.  Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust's ability as a practical matter to foreclose on any junior lien will be limited.

LOANS TO LOWER CREDIT QUALITY
BORROWERS ARE MORE LIKELY
TO EXPERIENCE LATE PAYMENTS
AND DEFAULTS AND INCREASE YOUR
RISK OF LOSS..............................       Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

                                                 o customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

                                                 o customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

                                                 The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

                                                 As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

FAILURE TO PERFECT SECURITY
INTERESTS IN MANUFACTURED
HOMES MAY RESULT IN LOSSES
ON YOUR SECURITIES........................       Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from
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                                       10

                                                 state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee's interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

                                                 In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

                                                 The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

MULTIFAMILY LOANS GENERALLY
ARE RISKIER THAN SINGLE FAMILY
LOANS.....................................       Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

                                                 o     Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.
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                                       11
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
                                                 o     Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

                                                 o     Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.

                                                 o     Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

                                                 In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

LOANS WITH BALLOON PAYMENTS
MAY INCREASE YOUR RISK OF LOSS............       Certain loans may not be fully amortizing and may require a substantial principal payment (a "balloon" payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU WILL
RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES........................       The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued.
                                                 In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance.  Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related
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                                       12
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
                                                 securities. The resulting prepayment could adversely affect the yield on those securities.

VIOLATIONS OF APPLICABLE FEDERAL
LAWS MAY REDUCE OR DELAY
MORTGAGE LOAN COLLECTIONS.................       The loans may also be subject to federal laws relating to the origination and underwriting. These laws

                                                 o     require certain disclosures to the borrowers regarding the terms of the loans;

                                                 o     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                                 o     regulate the use and reporting of information related to the borrower's credit experience; and

                                                 o     require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                                 Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                                 Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller
                                                 (including the trust) to all claims and defenses
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
                                                 which the borrower in a sale transaction could assert against the seller of defective goods.

                                                 If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

PROCEEDS OF LIQUIDATED LOANS
GENERALLY ARE PAID FIRST TO
PROVIDERS OF TRUST SERVICES...............       There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series.  If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

MORTGAGED PROPERTIES MAY BE
SUBJECT TO ENVIRONMENTAL RISKS
THAT COULD RESULT IN LOSSES...............       Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                                 In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an
                                                 "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.
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                                       14
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
YOU MAY HAVE DIFFICULTY
SELLING YOUR SECURITIES OR
OBTAINING YOUR DESIRED PRICE..............       No market will exist for the securities before they are issued.  In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND
MUST BE VIEWED WITH CAUTION...............       Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                                                 There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

                                                 o     any decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                                 o     an adverse change in the financial or other condition of a credit enhancement provider, or

                                                 o     a change in the rating of the credit enhancement provider's long-term debt.
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                                       15
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
BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES
AND DELAY YOUR RECEIPT OF
PAYMENTS .................................       Limit on Liquidity of Securities. Securities issued in bookentry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                                 Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                                 Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants. In turn, these participants will thereafter credit the distributions to your account either directly or indirectly through indirect participants.

         There is a Glossary of Terms beginning on page 161 of this prospectus where you will find definitions of the capitalized terms used in this prospectus.

                                 THE TRUST FUND

         The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

         o     Single Family Loans,

         o     Home Equity Loans,

         o     Multifamily Loans,

         o     Manufactured Housing Contracts,

         o     Home Improvement Contracts,

         o     Agency Securities or

         o     Private Label Securities,

         in each case as specified in the related prospectus supplement, as well as payments relating to the assets and other accounts, obligations or agreements, as specified in the related prospectus supplement.

         Whenever the terms "pool," "certificates" and "notes" are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term "pass-through rate" refers to the pass-through rate borne by the certificates of a particular series, the term "interest rate" refers to the coupon borne by notes of a particular series and the term "trust fund" refers to the related trust fund.

         Unless the context indicates otherwise, the term "loan" includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term "underlying loan" refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

         The securities will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the securityholders as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

         The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading "Loan Program--Underwriting Standards" and as more specifically provided in a related prospectus supplement.

         Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the "depositor" as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

         The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

         The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities.

THE MORTGAGE LOANS--GENERAL

         The loans in each trust fund are secured by the related mortgaged properties. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

         The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

         Unless otherwise specified in the related prospectus supplement, all of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

         o     Interest may be payable at

               o    a fixed rate,

               o a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

               o a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

               o    a rate that otherwise varies from time to time, or

               o a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

         o     Principal may be

               o payable on a level debt service basis to fully amortize the loan over its term,

               o calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

               o    nonamortizing during all or a portion of the original term.

         Payment of all or a substantial portion of the principal may be due on maturity in the form of a "balloon" payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o     Monthly payments of principal and interest may

               o    be fixed for the life of the loan,

               o    increase over a specified period of time, or

               o    change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o     the type of mortgaged property securing each loan,

         o     the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of the loans,

         o the earliest origination date and latest maturity date of the loans,

         o the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

         o the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

         o the geographical location of the related mortgaged properties on a state-by-state basis.

         If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described in the immediately preceding sentence will be provided in the related prospectus supplement, and specific information will be set forth in the Form 8-K to be filed with the SEC within 15 days after issuance.

         The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. Unless otherwise specified in the related prospectus supplement, the collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

         o a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the "manufacturer invoice price"),

         o the actual cost of any accessories depending on the size of the unit, and

         o the cost of state and local taxes, filing fees and up to three years' prepaid hazard insurance premiums.

         Unless otherwise specified in the related prospectus supplement, the collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

         o excessive building resulting in an oversupply of rental housing stock,

         o a decrease in employment reducing the demand for rental units in an area,

         o federal, state or local regulations and controls affecting rents, prices of goods and energy,

         o     environmental restrictions,

         o     increasing labor and material costs, and

         o the relative attractiveness to tenants of the mortgaged properties.

         To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

         Unless otherwise specified in the related prospectus supplement, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor's rights with respect to those representations and warranties. See "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

         The obligations of the master servicer with respect to the mortgage loans will consist principally of:

         o its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings "Mortgage Loan Program--Representations by Sellers; Repurchases" and "Operative Agreements-- Sub-Servicing by Sellers" and "--Assignment of Trust Fund Assets"; and

         o its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading "Description of the Certificates--Advances".

         The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

SINGLE FAMILY LOANS

         Unless otherwise specified in the related prospectus supplement, Single Family Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If specified in the related prospectus supplement, the assets of the related trust fund may include mortgage participation certificates evidencing interests in Single Family Loans. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

         If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years, unless otherwise specified in the related prospectus supplement.

HOME EQUITY LOANS

         Unless otherwise specified in the related prospectus supplement, Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

MULTIFAMILY LOANS

         Multifamily Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. If specified in the related prospectus supplement, the mortgage assets of a trust fund may include mortgage participation certificates evidencing interests in Multifamily Loans. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, all Multifamily Loans will have original terms to stated maturity of not more than 40 years.

         Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

         Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for the cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

         Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Unless otherwise specified in the related prospectus supplement, Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

         When we use the term "manufactured home" in this prospectus, we mean, as stated in 42 U.S.C. ss. 5402(6), "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

HOME IMPROVEMENT CONTRACTS

         Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

AGENCY SECURITIES

         Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under
Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

         The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

         If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

         Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

         If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

         Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac Certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

         Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac Certificate may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the related seller and Freddie Mac.

         Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders' instructions.

         Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE LABEL SECURITIES

         General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

         o pass-through certificates or participation certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

         o collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

         o     other Private Label Securities.

         Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. Unless otherwise specified in the related prospectus supplement, the PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

         The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

         o no loan will have had a loan-to-value ratio at origination in excess of 95%;

         o each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

         o each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

         o no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

         o each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

         o each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

         Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

         o the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

         o     the maximum original term-to-stated maturity of the PLS,

         o     the weighted average term-to-stated maturity of the PLS,

         o     the pass-through or certificate rate of the PLS,

         o     the weighted average pass-through or interest rate of the PLS,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

         o the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

         o the terms on which mortgage loans may be substituted for those originally underlying the PLS.

         In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

         o     the payment features of the mortgage loans,

         o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the loans, and

         o the minimum and maximum stated maturities of the underlying loans at origination.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         We incorporate in this prospectus by reference all documents and reports filed by the applicable depositor, Greenwich Capital Acceptance, Inc.
(GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of certificates evidencing interests in that trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITORS

         Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

         Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The depositor will have purchased the loans, either directly or through affiliates, from sellers. Unless otherwise specified in the related prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading "--Underwriting Standards" below.

UNDERWRITING STANDARDS

         Unless otherwise specified in the related prospectus supplement, each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor's affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower's employer. The verification reports the borrower's length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

         o to meet the borrower's monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

         o to meet monthly housing expenses and other financial obligations and monthly living expenses.

         The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

         In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

         Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

         Unless otherwise specified in the related prospectus supplement, each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

         o be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

         o maintain satisfactory facilities to originate and service the loans,

         o     be a seller/servicer approved by either Fannie Mae or Freddie
               Mac, and

         o be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

         Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

         o Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney's certificate of title may be substituted.

         o The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

         o Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

         o The mortgaged property was free from damage and was in acceptable condition.

         o There were no delinquent tax or assessment liens against the mortgaged property.

         o     No required payment on a loan was delinquent more than 30 days.

         o Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

         If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

         Unless otherwise specified in the related prospectus supplement, the seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

         The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

         o to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan's unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

         o substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

         This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

         Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

         If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General" in this prospectus.

         Neither the depositor nor the master servicer - unless the master servicer is the seller - will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

                          DESCRIPTION OF THE SECURITIES

         Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

         Unless otherwise specified in the related prospectus supplement, the securities of each series will

         o be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

         o evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

         o not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

         The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

         To the extent provided in the related operative agreements, each trust fund will consist of the following:

         o the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as "retained interest";

         o those assets as from time to time are required to be deposited in the related security account as defined under the heading "Operative Agreements--Payments on Loans; Deposits to Security Account" in this prospectus;

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

         If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

         o reinvestment income on payments received on the trust fund assets,

         o     a reserve fund,

         o     a pool insurance policy,

         o     a special hazard insurance policy,

         o     a bankruptcy bond,

         o     one or more letters of credit,

         o     a surety bond,

         o     guaranties, or

         o     similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or
Section 4975 of the Internal Revenue Code may result in "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code. See "ERISA Considerations" in this prospectus.

         As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a "real estate mortgage investment conduit" (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See "Credit Enhancement" in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term "Available Funds" for each distribution date will equal the sum of the following amounts:

         (i) the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

                  o all payments which were due on or before the cut-off date;

                  o all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

                  o all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

                  o amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

                  o amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading "--Advances" immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

                  o that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

         (ii) the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under "--Advances" immediately below and deposited by it in the security account;

         (iii)    if applicable, amounts withdrawn from a reserve account;

         (iv) any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

         (v) if applicable, the amount of any prepayment interest shortfall.

         Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

         Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

         o the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

         o all distributions reported to securityholders of that class as allocable to principal increased by

         o in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

         o in the case of adjustable rate certificates, the effect of any negative amortization.

         The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

         If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" in this prospectus.

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

ADVANCES

         Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer's determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

         Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the amount of the distribution that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

         o     the amount of the distribution allocable to interest;

         o     the amount of any advances;

         o the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding aggregate principal balance or notional principal balance of each class after giving effect to the distribution of principal on that distribution date;

         o the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

         o the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         o the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

         o if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on that distribution date;

         o the pass-through rate as of the day prior to the immediately preceding distribution date; and

         o the amounts remaining under any letters of credit, pool policies or other forms of credit enhancement applicable to the certificates.

         Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

         o the aggregate of the amounts for that calendar year reported pursuant to the first two bullet points in the immediately preceding list or, in the event that the recipient was a securityholder of record only during a portion of the calendar year, for the applicable portion of the year; and

         o other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may take the form of one or more of the following:

         o a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

         o the subordination of one or more classes of the securities of that series,

         o     the establishment of one or more reserve accounts,

         o     the use of a cross-support feature,

         o a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, or

         o any other method of credit enhancement described in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

SUBORDINATION

         If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

         o reducing the ownership interest of the holders of the related subordinated securities,

         o a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

         o     as otherwise described in the related prospectus supplement.

         If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

         The related prospectus supplement may also limit the following:

         o the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

         o the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

         o the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

         If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

         In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

         o     on each distribution date,

         o     for specified periods, or

         o until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

         If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

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

         o     in the order of their scheduled final distribution dates,

         o     in accordance with a schedule or formula,

         o     in relation to the occurrence of events or otherwise,

         in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

POOL INSURANCE POLICIES

         The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option either

         o to purchase the property securing the defaulted loan at a price equal to the loan's principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

         o to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

         o the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

         o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

         o failure to construct a mortgaged property in accordance with plans and specifications.

         Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan's servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

         Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

         The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA INSURANCE; VA GUARANTEES

         Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

         The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development
(HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor's control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture's principal amount.

         The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

         Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

         The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan's assignment to the VA.

         With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SPECIAL HAZARD INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

         o loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         o loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

         See "Operative Agreements--Hazard Insurance" in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

         Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

         o     the cost to repair or replace the mortgaged property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

         If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

         Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

BANKRUPTCY BONDS

         If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See "Material Legal

Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

         The reserve account for a series of securities will be funded in one of the following ways:

         o by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

         o by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

         o     in such other manner as the prospectus supplement may specify.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, "permitted investments" will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

         Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

         o to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

         o     to pay administrative expenses, or

         o to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

         These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the assets from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

         The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

         Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

         Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

         o make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

         o make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

         It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Operative Agreements--Collection Procedures" and "Material Legal Aspects of the Mortgage Loans" in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

         When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from


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and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

         o 30 days' interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer's servicing fee accrues, over

         o the amount of interest actually received on that loan during the due period, net of the master servicer's servicing fee.

         If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See "Operative Agreements--Termination; Optional Termination; Optional Calls" in this prospectus.

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

         In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "insolvency trustee") is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average "strip rate" as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

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

                              OPERATIVE AGREEMENTS

         Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

ASSIGNMENT OF TRUST FUND ASSETS

         Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

         If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

         o the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

         o in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a "mortgage") with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be


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

               delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

         o in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

         o an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS(R) System; and

         o any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

         Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.

         With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

         o the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

         o     the original security agreement,

         o     the proprietary lease or occupancy agreement,

         o     the recognition agreement,

         o an executed financing agreement and the relevant stock certificate,

         o     related blank stock powers, and

         o any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related


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

prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller's obligation to the extent described in this prospectus under "Mortgage Loan Program--Representations by Sellers; Repurchases", neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller's obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

         Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

         Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

         Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See "The Trust Fund--Private Label Securities." The Private Label Securities will be identified in a


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

schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         Each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain a sub-servicing account which meets the requirements and is otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation
(FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under "--Sub-Servicing by Sellers", less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

         The master servicer will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

         o It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

         o It must be an account the deposits in which are fully insured by the FDIC.

         o It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any


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

               other depositors or general creditors of the depository institution with which the security account is maintained.

         o It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

         The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments . A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

         On a daily basis, the master servicer will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o     Insurance Proceeds;

         o     Liquidation Proceeds;

         o any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under "Loan Program--Representations by Sellers; Repurchases or Substitutions" or "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described in this prospectus under "--Termination; Optional Termination" below;

         o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under "--Hazard Insurance" below;

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

         o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

         o all other amounts required to be deposited in the security account pursuant to the related agreement.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account in the name of the trustee on behalf of the related securityholders into which the applicable depositor will deposit the pre-funded amount on the related closing date. The trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period which generally runs from the closing date to the date specified in the related prospectus supplement. At the end of the funding period, any amounts remaining in the pre-funding account will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement as a prepayment of principal of the related securities.

SUB-SERVICING OF LOANS

         Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

         With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

         o collecting payments from borrowers and remitting collections to the master servicer;

         o maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer's right to approve settlements in advance;

         o maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

         o processing assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

         o     attempting to cure delinquencies;

         o     supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances;

         o     maintaining accounting records relating to the loans; and

         o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

         A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under "--Payments on Loans; Deposits to Security Account" above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See "-- Servicing and Other Compensation and Payment of Expenses" below.

         Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

         Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

         The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

COLLECTION PROCEDURES

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

         o waive any assumption fee, late payment or other charge in connection with a loan; and

         o to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

         Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

         In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

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

         Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See "Material Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

         With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Material Legal Aspects of the Loans" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation,
Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-


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

stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

         The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally


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               defined to equal replacement cost at the time and place of the loss less physical depreciation; and

         o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See "Credit Enhancement--Special Hazard Insurance Policies" in this prospectus.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

         o all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

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         o     hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

         o amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

         o     claim payments previously made by the primary insurer, and

         o     unpaid premiums.

         Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

         o fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

         o failure to construct the related mortgaged property in accordance with specified plans,

         o     physical damage to the mortgaged property and

         o lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

         Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

         o     to advance or discharge all hazard insurance policy premiums;

         o     to advance

               o     real estate property taxes,

               o all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

               o     mortgaged property sales expenses,

               o any outstanding liens on the mortgaged property (as defined in the policy) and

               o foreclosure costs, including court costs and reasonable attorneys' fees,

               o in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

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

         o in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

         o to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

         In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

         If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

         o the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

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

         If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See "Credit Enhancement" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer's primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation

         o payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

         o payment of the fees and disbursements of the trustee and independent accountants;

         o payment of expenses incurred in connection with distributions and reports to securityholders; and

         o payment of any other expenses described in the related prospectus supplement.

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EVIDENCE AS TO COMPLIANCE

         Each operative agreement will provide that a firm of independent public accountants will furnish a statement to the trustee, on or before a specified date in each year, to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac, the servicing by or on behalf of the master servicer of loans, the Agency Securities or the Private Label Securities, under agreements substantially similar to one another (including the governing agreement), was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. In rendering this statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans, Agency Securities or Private Label Securities by sub-servicers, upon comparable statements of firms of independent public accountants rendered within one year with respect to the sub-servicers for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac.

         Each operative agreement will also provide for delivery to the related trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITORS

         The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

         Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer's resignation become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability


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which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

         o any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

         o any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

         In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

         In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

         Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under each agreement:

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

         o any failure by the master servicer to distribute to security holders of any class any required payment - other than an advance
               - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51% of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

         o the holder has previously given to the trustee written notice of default;

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

         o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under the indenture for each series of notes:

         o failure to pay for five days or more any principal or interest on any note of that series;

         o failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

         o     any other event of default specified in the indenture.

         If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

         o the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

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

         o the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

         Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee's costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

AMENDMENT

         Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, for the following purposes:

         o     to cure any ambiguity,

         o to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

         o to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

         In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

         Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66% of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

         o reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

         o reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION; CALLS

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related prospectus supplement, the obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

         o the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

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         o     the purchase from the trust fund by the master servicer, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

         See "Material Federal Income Tax Consequences" in this prospectus.

         Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. In the case of a mandatory call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

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THE TRUSTEE

         The trustee under each agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

GENERAL

         Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to


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the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

         o the obligation of the borrower to repay the loan it represents, and

         o the grant of a security interest in a manufactured home to secure repayment of the loan.

         The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or


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other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

         Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

         The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the


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certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

         If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

FORECLOSURE

         Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of


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trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages, Rights of Senior Mortgages" below.

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         Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

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

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

REPOSSESSION OF MANUFACTURED HOMES

         Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

         Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and


                                       90
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then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor's abandonment or with the obligor's consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

RIGHTS OF REDEMPTION

         Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of


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the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the


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bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

         o reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

         o     reduce the monthly payments due under the mortgage loan,

         o     change the rate of interest of the mortgage loan, and

         o     alter the mortgage loan repayment schedule.

         The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. Remedies available to the borrower include monetary penalties as well as rescission rights, if the


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appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

         Unless otherwise specified in the accompanying prospectus supplement, the depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

         Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts,


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will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the Manufactured Housing Contract.

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

         Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

         o the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

         o the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

         Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to "enter into or

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enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

PREPAYMENT CHARGES; LATE FEES

         Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

         Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that


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administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of


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active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of "owner" or "operator" those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner" or "operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also


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provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

         If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

         Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of


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contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

         The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

THE HOME IMPROVEMENT CONTRACTS

         General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

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         Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

INSTALLMENT CONTRACTS

         Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full


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payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

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         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for


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the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so.


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Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal


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proceedings. If, at the time the note is assigned to the United States, the
Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "claimable amount" means an amount equal to 90% of the sum of:

         o the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

         o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

         o     the uncollected court costs;

         o     the attorney's fees not to exceed $500; and

         o the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, either Sidley Austin Brown & Wood LLP or Thacher Proffitt & Wood LLP, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options,


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currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

GENERAL

         The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a "section" or "sections" shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

         If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A trust fund that qualifies as a "grantor trust" for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

         o the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

         o owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below.

         A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

         With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

         If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund. The trust fund would then be treated as a partnership and could be a publicly traded partnership. If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute "qualifying income" not derived in the conduct of a financial business. Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as


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equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust's income but might be subject to certain limitations on their ability to deduct their share of the trust's expenses.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

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         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID


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pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o     the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

         In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

         Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

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

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o     sum of

               o the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

               o the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

         over

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

         The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o events that have occurred before the end of the accrual period, and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

         The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

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         Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Non-REMIC Certificates--B. Multiple Classes of Senior Certificates--Stripped Bonds and Stripped Coupons" below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should


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

be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through


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securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

         Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the debt security. Such adjusted basis generally will equal the seller's purchase price for the debt security, increased by the OID and market discount included in the seller's gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a "capital asset" within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

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

         It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a debt security will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and at least one of the following conditions is met:

         o the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

         o     the debt security is part of a straddle;

         o     the debt security is marketed or sold as producing capital gain;
               or

         o other transactions to be specified in Treasury regulations that have not yet been issued occur.

         If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

         o the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

         o the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

         o the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on


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

behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

NON-REMIC CERTIFICATES

SINGLE CLASS OF SENIOR CERTIFICATES

         Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder's method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder's adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

         o a senior certificate owned by a "domestic building and loan association" within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an

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

               interest in real property which is . . . residential property" within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

         o a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

         o a senior certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

         The assets constituting certain trust funds may include "buydown" mortgage loans. The characterization of any investment in "buydown" mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes "buydown" mortgage loans.

         Premium. The price paid for a senior certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

         It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

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

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury's OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--B. Multiple Classes of Senior Certificates--Senior Certificates Representing Interests in Loans Other than ARM Loans--Accrual of Original Issue Discount" below.

         Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount". Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount


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allocable to the senior certificate is less than 0.25% of the senior certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

         o     the total remaining market discount

         times

         o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

         For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount

         times

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict

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

what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

         A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Regular Certificates--Original Issue Discount and Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

MULTIPLE CLASSES OF SENIOR CERTIFICATES

         Stripped Bonds and Stripped Coupons

         General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to


                                      121
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receive some or all of the principal payments results in the creation of
"stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans ("stripped bond certificates"), while the second class of senior certificates will represent the right to some or all of the interest on such portion ("stripped coupon certificates").

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

         Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "--Single Class of Senior Certificates--Original Issue Discount" above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

         o the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

         o no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund's mortgage loans.

         Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

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         It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

         Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material should consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         Senior Certificates Representing Interests in Loans Other
         Than ARM Loans

         General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the

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presence of "teaser" rates on the mortgage loans. OID on each senior certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under "--Accrual of Original Issue Discount" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "-- Accrual of Original Issue Discount" below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the "daily portions", as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily


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portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

         o any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

         The "adjusted issue price" of a senior certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a senior certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

         Senior Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans ("stripped ARM obligations") to holders in a manner it believes to be consistent with the rules described under the heading "--


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Senior Certificates Representing Interests in Loans Other Than ARM Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate's principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

         Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

POSSIBLE APPLICATION OF CONTINGENT PAYMENT REGULATIONS TO CERTAIN NON-REMIC CERTIFICATES

         Final regulations issued on June 11, 1996 with respect to OID under section 1275 include "contingent payment regulations" covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

         Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

         In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading "--Stripped Bonds and Stripped Coupons" above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder's adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the

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mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

         Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller's purchase price for the senior certificate, increased by the OID and market discount included in the seller's gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a "capital asset" within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction". A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and at least one of the following conditions is met:

         o the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

         o     the senior certificate is part of a straddle;

         o the senior certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued occur.

         If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

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         Senior certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

         Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

         o the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

         o the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

         o the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

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REMIC CERTIFICATES

GENERAL

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "--Prohibited Transactions and Other Taxes") below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual Certificates" below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests ("regular certificates") or residual interests ("residual certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C) of the Code;

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

         If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

         In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of "buydown" mortgage loans contained in "--Non-REMIC Certificates--Single Class of Senior Certificates" above. REMIC certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a


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regulated investment company will not constitute "Government Securities" within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code.

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

TIERED REMIC STRUCTURES

         For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "subsidiary REMIC" and the "master REMIC") for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

         o whether the REMIC certificates will be (i) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code or (ii) "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code; and

         o     whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

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         Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the "stated redemption price at maturity" of a regular certificate and its "issue price". Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

         Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

         In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of


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any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

         Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

         o the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

         o a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

         Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as "super-premium" certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed

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those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

         Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates" below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--Premium" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

         Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under "--Premium" below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

         Generally, a regular certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

         o any payments included in the stated redemption price at maturity received during the accrual period,

         and subtracting from that total the "adjusted issue price" of the regular certificates at the beginning of the accrual period.

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

         The "adjusted issue price" of a regular certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a regular certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

         o any prior payments included in the stated redemption price at maturity,

         and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

         Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

         o     the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates", one "qualified inverse floating rate", or a combination of "qualified floating rates" that do not operate in a


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               manner that significantly accelerates or defers interest
               payments on the regular certificate.

         The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

         Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

         o the regular certificate's stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

         over

         o     the price for the regular certificate paid by the purchaser.

         A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Original Issues Discount and Premium" above. The


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

election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the regular certificate's weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount

         multiplied by

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

         For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o     the total remaining market discount

         multiplied by

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

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

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

         A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including
OID) includible in the holder's gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

         Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have
OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

         On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates should consult their own tax advisors on this point.

         Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder's adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

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

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

         o the amount that would have been includible in such holder's income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

         o     the amount actually includible in the holder's income.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

         Regular certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Regular certificates that are "payment lag" certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are "pass-through interest holders". Generally, a single-class REMIC is defined as
(i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "applicable amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

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

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

         o the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

         o the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

         o the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

         If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

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

         A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See "--Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under "--Non-Interest Expenses of the REMIC" below, other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" below. For a discussion of possible


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adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates" above.

         Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC's taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a "negative value" residual interest.

         Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of


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noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         Non-Interest Expenses of the REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are "pass-through interest holders". Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See "-- Regular Certificates--Non-Interest Expenses of the REMIC" above.

         Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and

         o is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

         See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

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         Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

         o the income of the residual certificateholder for that calendar quarter from its residual certificate over

         o the sum of the "daily accruals" for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

         For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the residual certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the residual certificate is issued. For this purpose, the "adjusted issue price" of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

         Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder's adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

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         Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

         Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder's adjusted basis in the newly acquired asset.

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         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

         In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

         It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder's adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one


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residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

         Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an "excess inclusion." See"--Residual Certificates-- Excess Inclusions" above.

NON-U.S. PERSONS

         Amounts paid to residual securityholders who are not U.S. Persons (see "--Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See "--Residual Certificates--Excess Inclusions" above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see "--Tax-Related Restrictions on Transfers of Residual Certificates" below.

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         Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

         o an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer multiplied by

         o the highest marginal federal income tax rate applicable to corporations.

         The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means

         o the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

         o any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income",

         o     a rural electric or telephone cooperative, and

         o     electing large partnerships.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

         o the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

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         o     the highest marginal federal income tax rate applicable to corporations.

         The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means

         o a regulated investment company, real estate investment trust or common trust fund,

         o     a partnership, trust or estate, and

         o     certain cooperatives.

         Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

         In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

         Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "non-economic residual certificate" is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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

         A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

         o the transferor conducted a reasonable investigation of the transferee's financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

         Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

         o the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and

         o the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

         A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if:

         o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

         o the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

         o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

         In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

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         The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

         o any consideration given to the transferee to acquire the interest (the inducement payment),

         o     future distributions on the interest, and

         o any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing.

         If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

         If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee's income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

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         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in this prospectus under "Material Federal Income Tax Considerations" above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

         ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and
Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as


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

defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

         The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a "publicly-offered security", or if equity participation by "benefit plan investors" is not "significant". In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under
Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

         If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer's assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or


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

holding of securities-for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

INSURANCE COMPANY GENERAL ACCOUNTS

         The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

         Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan should consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more


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

junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a "swap"), a yield maintenance agreement (a "cap") or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

UNDERWRITER EXEMPTION

         On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724
(1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67
Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

         The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

         o the investment pool consists only of assets of a type which have been included in other investment pools;

         o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

         o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

         The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's, Moody's Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the "Restricted Group" (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the


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

Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

         o     the obligations are residential or home equity loans, and

         o the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

         Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

         o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         This relief is not available to Plans sponsored by the "Restricted Group", which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

         If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities


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

are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period"), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

         The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

         In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

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

                         LEGAL INVESTMENT CONSIDERATIONS

         The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a


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"high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" ("TB 73a"), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

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

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

         The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

         In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

         The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

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

                                     RATINGS

         It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.



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                                GLOSSARY OF TERMS

         Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

         Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer's normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

         Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

         Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

         Multifamily Loans: First lien mortgage loans, or participation interests in the loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

         Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

         REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

         Single Family Loans: First lien mortgage loans, or participation interests in the loans, secured by one- to four-family residential properties.

         U.S. Person: Any of the following:

         o     a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of


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               the United States, or any State thereof or the District of
               Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.


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================================================================================

                           $834,435,000 (APPROXIMATE)

                        SOUNDVIEW HOME LOAN TRUST 2005-4

                        FINANCIAL ASSET SECURITIES CORP.
                                    Depositor

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                       COUNTRYWIDE HOME LOANS SERVICING LP
                     NATIONAL CITY HOME LOAN SERVICES, INC.
                                    Servicers

                    Asset-Backed Certificates, Series 2005-4

                                   ----------

                        PRELIMINARY PROSPECTUS SUPPLEMENT
                                   ----------

RBS Greenwich Capital                         Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Certificates, Series 2005-4 in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, Series 2005-4 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, Series 2005-4 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                              December [___], 2005

================================================================================